FEDERATED TOTAL RETURN SERIES, INC.
Federated Limited Duration Fund


Prospectus/Proxy Statement - Please Vote!

TIME IS OF THE ESSENCE . . .VOTING ONLY TAKES A FEW MINUTES AND YOUR PARTICIPATION IS IMPORTANT! ACT NOW TO HELP THE FUND AVOID ADDITIONAL EXPENSE.

Federated Total Return Series, Inc. (the "Corporation") will hold a special meeting of shareholders of Federated Limited Duration Fund (the "Limited Duration Fund") on August 27, 2004. It is important for you to vote on the issue described in this Prospectus/Proxy Statement. We recommend that you read the Prospectus/Proxy Statement in its entirety; the explanations will help you to decide on the issue.

The following is an introduction to the process and the proposal.

Why am I being asked to vote?

Mutual funds are required to obtain shareholders' votes for certain types of changes like the one included in this Prospectus/Proxy Statement. You have a right to vote on such changes.

How do I vote my shares?

You may vote by telephone at the toll-free number shown on your ballot or through the Internet at the website shown on your ballot. You may also vote in person at the meeting or complete and return the enclosed proxy card. If you:

1. choose to help save the Limited Duration Fund time and postage costs by voting through the Internet or by telephone, please do not return your proxy card.

2. do not respond at all, we may contact you by telephone to request that you cast your vote.

3. sign and return the proxy card without indicating a preference, your vote will be cast "for" the proposal.

What is the issue?

The proposed reorganization (the "Reorganization") of the Limited Duration Fund into Federated Short-Term Income Fund (the "Short-Term Fund"), a portfolio of Federated Income Securities Trust.

Why is the Reorganization being proposed?

The Board of Directors and the investment adviser of the Corporation believes that the Reorganization is in the best interest of Limited Duration Fund and its respective shareholders. In a related, but separate Reorganization, shareholders of the federated Limited Term Fund, a portfolio of Federated Fixed Income Securities Inc., are also voting on a proposed Reorganization of that Fund into the Short-Term Fund.

     If approved, the restructuring is expected to benefit shareholders of Limited Duration Fund by reorganizing into a more competitive fund, potentially increasing sales to new shareholders, creating a larger asset base, reducing overall fund costs and discouraging shareholder redemptions, while continuing to provide shareholders with a diversified portfolio of investments.



In the case of Institutional Shares of the Limited Duration Fund, Annual Fund Operating Expenses (before waivers) total 1.04%. Actual expenses (after waivers) for the most recent fiscal year were .35%. In order to achieve this lower actual expense level, the Adviser has voluntarily waived:



(1)  The entire Management Fee charged to the Limited Duration Fund (.40%); and

(2)  The Limited Duration Fund's entire Shareholder Service Fee (.25%).

In addition, the Adviser voluntarily reimbursed .04% of the Fund's operating expenses.



     In the case of Institutional Service Shares of the Limited Duration Fund, Annual Fund Operating Expenses (before waivers) total 1.29%. Actual expenses (after waivers) for the most recent fiscal year were .65%. In order to achieve this lower actual expense level, the Adviser has voluntarily waived:



(1)  The entire Management Fee charged to the Limited Duration Fund (.40%); and

(2)  .20% (4/5ths) of the Limited Duration Fund's  Distribution  (Rule 12(b)(1))
     Fee.

In addition, the Adviser voluntarily reimbursed .04% of the Fund's operating expenses.



     All of the above listed waivers can be terminated or adjusted at any time. If the above waivers were eliminated actual expenses incurred by Institutional Shares and Institutional Service Shares of the Limited Duration Fund would increase by 197% and 98%, respectively. The Adviser has informed the Board that it cannot agree to the existing waivers indefinitely.



     In connection with the Reorganization, the Adviser has agreed to voluntarily waive .22% of the Short-Term Income Fund's Management Fee with respect to Class Y shares and .37% of the Short-Term Income Fund's expenses applicable to Institutional Service Shares, as a result, of the new voluntary waivers1, following the proposed Reorganization.



(1) Total Annual Fund Operating Expenses (before waivers) incurred by holders of Limited Duration Fund's Institutional Shares will decline from 1.04% to .53% and their Total Annual Fund Operating Expenses (after waivers) will remain unchanged.

(2) Total Annual Fund Operating Expenses (before waivers) incurred by holders of Limited Duration Fund's Institutional Service Shares will decline from 1.29% to 1.03% and their Total Annual Fund Operating Expenses (after waivers) will increase by .05%.

     Although the increase in actual expenses incurred by Institutional Service Shares may be seen as a negative factor, the Board, in making this determination considered this factor outweighed by:

(1) The certainty of future expenses afforded by the Short Term Income Fund's lower Total Annual Operating Expenses (before waivers); and

(2) The substantially higher Annual Operating Expenses (before waivers) of the Limited Duration Fund and possibility of (i) a general decrease in the Adviser's substantial existing fee waivers, or (ii) a reduction in the Advisor's subsidy of the Limited Duration Fund's Operating Expenses, which would adversely affect both classes of Limited Duration Fund's shareholders.



     As compared to the Limited Duration Fund, Short-Term Income Fund is a larger fund with lower administrative expenses (before waivers) and a better long-term performance history. For the reasons mentioned above and more fully described in the Prospectus/Proxy Statement, the Board of Directors believes that, if approved, the Reorganization will provide the Limited Duration Fund shareholders with a substantially similar investment strategy and the added benefit of lower expenses (before waivers).

How will the Reorganization affect my investment?

o    The investment objective will remain substantially the same.

o The cash value of your investment will not change. You will receive shares of Short-Term Income Fund with a total dollar value equal to the total dollar value of Limited Duration Fund shares that you own at the time of the Reorganization. Holders of Limited Duration Fund, Institutional Shares will receive Class Y Shares of Federated Short-Term Income Fund, while holders of Federated Limited Duration Fund, Institutional Service Shares will receive Institutional Service Shares of Federated Short-Term Income Fund.

o    The Reorganization will be a tax-free transaction.

Who do I call with questions  about the  Prospectus/Proxy  Statement?  Call your
Investment   Professional   or  a  Federated   Client  Service   Representative.
Federated's toll-free number is 1-800-341-7400.

  After careful consideration, the Board of Directors has unanimously approved this proposal. The Board recommends that you read the enclosed materials carefully and vote for the proposal.

                       FEDERATED TOTAL RETURN SERIES, INC.

                         Federated Limited Duration Fund

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 27, 2004

     TO SHAREHOLDERS OF FEDERATED LIMITED DURATION FUND, A PORTFOLIO OF FEDERATED TOTAL RETURN SERIES, INC.: A special meeting of the shareholders of Federated Limited Duration Fund (the "Limited Duration Fund"), will be held at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (Eastern time), on August 27, 2004, for the following purposes:

1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Short-Term Income Fund ("Short-Term Income Fund"), a portfolio of Federated Income Securities Trust, would acquire all of the assets of the Limited Duration Fund in exchange for Institutional Service Shares and Class Y Shares of Short-Term Income Fund to be distributed pro rata by the Limited Duration Fund to holders of its Institutional Service Shares and Institutional Shares, respectively, in complete liquidation and termination of the Limited Duration Fund; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed July 6, 2004 as the record date for determination of shareholders entitled to vote at the meeting.


                                                By Order of the Board of
                                                Directors,




                                                John W. McGonigle
                                                Secretary


July 16, 2004


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YOU CAN HELP THE  LIMITED  DURATION  FUND AVOID THE  NECESSITY  AND EXPENSE OF
SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                           PROSPECTUS/PROXY STATEMENT

                                  July 16, 2004

                          Acquisition of the assets of

                         FEDERATED LIMITED DURATION FUND
               a portfolio of Federated Total Return Series, Inc.
                            (A Maryland Corporation)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                          Telephone No: 1-800-245-5000

                        By and in exchange for Shares of

                        FEDERATED SHORT-TERM INCOME FUND
                a portfolio of Federated Income Securities Trust
                        (A Massachusetts Business Trust)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                          Telephone No: 1-800-245-5000

     This Prospectus/Proxy Statement describes the proposal for Federated Limited Duration Fund (the "Limited Duration Fund"), a portfolio of Federated Total Return Series, Inc. (the "Corporation") to transfer all of its assets to Federated Short-Term Income Fund (the "Short-Term Income Fund"), a portfolio of Federated Income Securities Trust (the "Trust") in exchange for shares of the Short-Term Income Fund (the "Reorganization"). Short-Term Income Fund shares will be distributed pro rata by the Limited Duration Fund to its shareholders in complete liquidation and dissolution of the Limited Duration Fund. As a result of the Reorganization, each owner of Limited Duration Fund Institutional Services Shares will become the owner of Institutional Service Shares of Short-Term Income Fund, while each owner of Limited Duration Fund Institutional Shares will become the owner of Class Y Shares of Short-Term Income Fund, having a total net asset value ("NAV") equal to the total NAV of his or her holdings in the Limited Duration Fund on the date of the Reorganization (the "Closing Date").

     The Limited Duration Fund seeks to provide total return while the investment objective of the Short-Term Income Fund is to provide current income. Each Fund employs a similar investment strategy in pursuit of its investment objective. For a comparison of the investment policies and objectives of Limited Duration Fund and Short-Term Income Fund, see "Comparison of Investment Objectives, Policies and Limitations."

     The fundamental and non-fundamental investment limitations of Limited Duration Fund and Short-Term Income Fund are described in the section entitled, "Summary-Comparison of Investment Objectives, Policies and Limitations."

     Information concerning Institutional Shares and Institutional Service Shares of the Limited Duration Fund, as compared to Class Y Shares and Institutional Service Shares of Short-Term Income Fund, respectively, is included in this Prospectus/Proxy Statement in the sections entitled "Summary - Comparative Fee Tables" and "Information about the Reorganization - Description of Short-Term Income Fund Shares and Capitalization."

     This Prospectus/Proxy Statement should be retained for future reference. It sets forth concisely the information about the Funds that a prospective investor should know before investing. In addition, the following information, is incorporated herein by reference:



1.   For  holders of  Institutional  Service  Shares of Limited  Duration  Fund:
     Prospectus of Short-Term Income Fund (Institutional Service Shares) dated June 30, 2003; a Statement of Additional Information for Short-Term Income Fund (Institutional Service Shares ) dated March 31, 2004; Annual Report of Short-Term Income Fund (Institutional Service Shares) for its fiscal year ended April 30, 2004; and Semi-Annual Report of Short-Term Income Fund (Institutional Service Shares) for the period ended October 31, 2003.

2. For holders of Institutional Shares of Limited Duration Fund: Prospectus of Short-Term Income Fund (Class Y Shares) dated March 31, 2004; and a Statement of Additional Information Short-Term Income Fund (Class Y Shares) dated March 31, 2004. As this is a newly created share class of the Short-Term Income Fund, a Annual Report and Semi-Annual Report are not currently available; however, the Annual Report of Short-Term Income Fund (Institutional Service Shares) for its fiscal year ended April 30, 2004; and Semi-Annual Report of Short-Term Income Fund (Institutional Service Shares) for the period ended October 31, 2003 are substituted and hereby incorporated herein by reference.



     References in this Prospectus/Proxy Statement to materials, Annual Reports or Semi-Annual Reports should be interpreted in a manner consistent with all the foregoing. This Prospectus/Proxy Statement is accompanied by the Annual Report, Semi-Annual Report and Prospectus of Short-Term Income Fund (Institutional Service Shares or Class Y Shares, as the case may be). Copies of the Prospectuses, Statements of Additional Information, Annual Reports, Semi-Annual Reports and other information about the Short-Term Income Fund and Limited Duration Fund may be obtained without charge by writing or by calling the Short-Term Income Fund at the addresses and telephone numbers shown on the previous page.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE ANY  INFORMATION  OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT AND IN THE MATERIALS EXPRESSLY INCORPORATED HEREIN BY REFERENCE AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS.

     SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF, OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.


TABLE OF CONTENTS
                                                                      Page

 SUMMARY                                                                 1
   Reasons for the Proposed Reorganization                               1
   Comparison of Investment Objectives, Policies and Limitations         2
   Comparison of Risks                                                   6
   Comparative Fee Tables                                                6
   Comparison of Potential Risks and Rewards: Performance Information 10 Purchases, Redemptions and Exchange Procedures; Dividends and
     Distributions                                                      13
   Financial Highlights                                                 14
   Service Fees, Advisory Fees and Expense Ratios                       15

INFORMATION ABOUT THE REORGANIZATION                                    16
   Description of the Plan of Reorganization                            16
   Description of Short-Term Income Fund Shares and Capitalization      16
   Federal Income Tax Consequences                                      17
   Comparative Information on Shareholder Rights and Obligations        19

INFORMATION ABOUT SHORT-TERM INCOME FUND
AND THE LIMITED DURATION FUND                                           20
   Short-Term Income Fund                                               20
   Limited Duration Fund                                                21
   About the Proxy Solicitation and the Meeting                         21
   Proxies, Quorum and Voting at the Special Meeting                    22
   Share Ownership of the Funds                                         23
   Interests of Certain Persons                                         23

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY            23

AGREEMENT AND PLAN OF REORGANIZATION (Exhibit A)                        24




                                     SUMMARY

     This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Prospectus/Proxy Statement, the
Prospectus of the Limited Duration Fund (Institutional Service Shares or Institutional Shares), dated November 30, 2003, Statement of Additional Information of the Limited Duration Fund (Institutional Service Shares and Institutional Shares), dated November 30, 2003, the Prospectus of the Short-Term Income Fund (Institutional Service Shares) dated June 30, 2003, the Prospectus of Short-Term Income Fund (Class Y Shares) dated March 31, 2004; Statement of Additional Information of the Short-Term Income Fund, (Class Y Shares and Institutional Service Shares) dated March 31, 2004, and the Agreement and Plan of Reorganization (the "Plan"). A copy of the Plan is attached to this Prospectus/Proxy Statement as Exhibit A. The Prospectus of Short-Term Income Fund (Institutional Service Shares) or Prospectus of the Short-Term Income Fund, Class Y Shares, as the case may be) accompanies this Prospectus/Proxy Statement.

Reasons for the Proposed Reorganization

     The Board of Directors ("Board" or "Directors") of Limited Duration Fund has voted to recommend to shareholders of Institutional Shares and Institutional Service Shares of Limited Duration Fund to approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Short-Term Income Fund would acquire all of the assets of the Limited Duration Fund in exchange for Class Y Shares and Institutional Service Shares, respectively, of Short-Term Income Fund to be distributed pro rata by the Limited Duration Fund to holders of its Institutional Shares and Institutional Service Shares, in complete liquidation and termination of the Limited Duration Fund. As a result of the Reorganization, each shareholder of the Limited Duration Fund will become the owner of Short-Term Income Fund's Class Y Shares and Institutional Service Shares (as the case may be) having a total net asset value equal to the total net asset value of his or her holdings in the Limited Duration Fund on the date of the Reorganization, i.e., the Closing Date (as hereinafter defined) on August 27, 2004.

     The Board, including the Directors who are not "interested persons" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act"), has concluded that the Reorganization would be in the best interest of the Limited Duration Fund and its existing shareholders, and that the interest of existing shareholders would not be diluted as a result of the transactions contemplated by the Reorganization.




     At the present time, in the case of Institutional Shares of the Limited Duration Fund, Management voluntary waives the entire Management Fee charged to the Limited Duration Fund (.40%) as well as the Limited Duration Fund's entire Shareholder Service Fee (.25%).

     In the case of Institutional Service Shares of the Limited Duration Fund, Management voluntarily waives the entire Management Fee and .20% of the Fund's Distribution (Rule 12b-1) Fee. These voluntary waivers can be terminated or adjusted at any time. If the proposed Reorganization is not approved these voluntary waivers may be reconsidered. In addition, in the most recent year Management of the Limited Duration Fund voluntarily reimbursed .04% of the Fund's operating expenses with respect to all share classes. This voluntary subsidy may also be reconsidered if the Reorganization is not approved.

     As  a  result  of  the  above   described   voluntary   fee   waivers   and
reimbursements, total actual expenses for Institutional Class Shares and Institutional Service Shares of the Limited Duration Fund are currently .35% and ..65%, respectively.

     In connection with the Reorganization, Management has agreed to voluntarily waive .22% of the Short-Term Income Fund's Management Fee with respect to Class Y shares and .37% of the Short-Term Income Fund's expenses applicable to Institutional Service Shares. As a result of the new voluntary waivers actual total annual expenses incurred by holders of Limited Duration Fund's Institutional Shares will remain unchanged and actual total annual expenses with respect to the holders of the Limited Duration Fund's Institutional Service Shares will increase by .05%. All of the above described voluntary waivers may be terminated or adjusted at any time.



     In considering the proposed Reorganization, the Board of the Corporation and the Board of the Trust took into consideration a number of factors, including: (1) any fees or expenses that will be borne directly or indirectly by Limited Duration Fund in connection with the reorganization; (2) the compatibility of the Short-Term Income Fund's and the Limited Duration Fund's investment objectives, policies and limitations; (3) the comparatively larger size and lower Total Operating Expenses (before waivers) of the Short-Term Income Fund; (4) the likelihood of reductions in the Advisers existing fee waivers, with respect to the Limited Duration Fund; (5) the anticipated total increase of 0.05% in the Total Annual Operating Expenses (after waivers) expected to be incurred by the Institutional Service Class Shareholders of the Limited Duration Fund; (6) the Reorganization provides for continuity of distribution and shareholder servicing arrangements; (7) the relative size of the share classes; and (8) the Reorganization will not result in the recognition of any gain or loss for federal income tax purposes either to the Short-Term Income Fund or the Limited Duration Fund or to shareholders of either Fund.



     As a condition to the Reorganization, Short-Term Income Fund and Limited Duration Fund will each receive an opinion of counsel that the Reorganization will be considered a tax-free "reorganization" under applicable provisions of the Internal Revenue Code of 1986, as amended, so that no gain or loss will be recognized by the shareholders of either Fund. The tax basis of the shares of Short-Term Income Fund received by Limited Duration Fund shareholders will be the same tax basis of their shares in Limited Duration Fund.

     The Board of Directors concluded to recommend that the shareholders of the Limited Duration Fund vote to approve the Reorganization. Pursuant to Rule 17a-8 under the 1940 Act, the Board, including a majority of the Directors who are not interested persons (within the meaning of the 1940 Act), determined that participation in the transaction was in the best interests of the Limited Duration Fund's shareholders and that the interests of existing Limited Duration Fund shareholders would not be diluted as a result of effecting the transaction.

     The Trustees of the Trust likewise approved the Reorganization on behalf of the Short-Term Income Fund. Pursuant to Rule 17a-8 under the 1940 Act, the Trust, including a majority of the Trustees who are not interested persons, determined that participation in the transaction was in the best interests of the Short-Term Income Fund's shareholders and that the interests of existing Short-Term Income Fund shareholders would not be diluted as a result of effecting the transaction.

------------------------------------------------------------------------------
       BASED ON THIS INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF LIMITED DURATION FUND APPROVE THE REORGANIZATION.
------------------------------------------------------------------------------

Comparison of Investment Objectives, Policies and Limitations



     The investment objective of Short-Term Income Fund, which seeks to provide current income is similar to the investment objective of the Limited Duration Fund, which seeks to provide total return. As earlier noted, the investment objective of Limited Duration Fund is to provide total return is similar to the investment objective of the Limited Duration Fund. Limited Duration Fund's total return consists of two components: (1) changes in the market value of its portfolio securities (both realized and unrealized appreciation); and (2) income received from its portfolio securities. Limited Duration Fund expects that income will comprise the largest component of its total return.

     The Short-Term Income Fund invests in a diversified portfolio of fixed income securities consisting primarily of U.S. government and privately issued mortgage backed and asset backed securities; corporate debt securities; and U.S. treasury and agency securities. In addition, at least 65% of the Short-Term Income Fund's securities must be rated A or higher (or, for short-term instruments, in one of the two highest rating categories) by a nationally recognized statistical rating organization (NRSRO). The Fund may invest up to 35% of its assets in non-investment grade fixed income securities which are rated BB or lower by a NRSRO.



     The Adviser, Federated Investment Management Company (the "Adviser"), which also serves as the Adviser to the Short-Term Income Fund, actively manages the portfolio and seeks to enhance current income while minimizing prepayment and credit risk, the Adviser also seeks to limit the magnitude of fluctuation of the value of the Short-Term Income Fund's Shares. The Adviser attempts to manage price fluctuation by limiting the Short-Term Income Fund's dollar weighted average duration within a range of one to two years and, in any event, to no greater than three years. Under normal market conditions, the Short-Term Income Fund's dollar-weighted average maturity is expected to be three years or less.

     By comparison, the Limited Duration Fund invests primarily in a diversified portfolio of domestic, investment grade fixed income securities. The Adviser actively manages the Limited Duration Fund's portfolio within a portfolio duration limitation to attempt to construct a portfolio of securities offering attractive risk-adjusted returns over a portfolio of comparable Treasury securities. As a matter of investment policy, the Adviser manages the Limited Duration Fund's share price volatility attributable to interest rate risk by limiting the dollar-weighted average modified duration of its portfolio securities to three years or less.


     The Limited Duration Fund may invest a portion of its portfolio in noninvestment grade fixed income securities, which are rated BB or lower by NRSROs. The noninvestment grade securities in which the Limited Duration Fund invests generally pay higher interest rates as compensation for the greater default risk attached to the securities. There is no fundamental investment policy that limits the amount of noninvestment grade securities which may be purchased by the Limited Duration Fund. In the most recent year, noninvestment grade securities represented 8% of the Limited Duration Fund's investment.



     The fundamental and non-fundamental limitations of the Limited Duration Fund and Short-Term Income Fund are listed below for comparative purposes. Limited Duration Fund has a fundamental limitation that prohibits it from selling securities short, but the Short-Term Income Fund has no limitation, either fundamental or non-fundamental, regarding short sales. Additionally, the limitations regarding "Buying on Margin," "Underwriting," "Investing in Commodities" and "Diversification of Investments" are substantially similar for both Funds.



     Duration measures the price sensitivity of a fixed income security to changes in interest rates. Duration is a weighted average of the times that interest payments and the final return of principal are received. The weights used in determining this average are the present values of the payments, using the bond's yield-to-maturity as the discount rate. Fixed income securities with longer Duration values are typically more sensitive to changes in interest rates than fixed income securities with shorter Duration values. Another measure of price sensitivity is "modified duration" in which the yield to maturity used in the above calculation is compounded quarterly.

     The   following   chart   contains   the   fundamental    limitations   and
non-fundamental limitations of Limited Duration Fund and Short-Term Income Fund:



------------------------------------------------------------------------------
                             INVESTMENT LIMITATIONS
------------------------------------------------------------------------------
         LIMITED DURATION FUND                   SHORT-TERM INCOME FUND
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Selling Short or Buying on Margin        Buying on Margin (non-fundamental)
(fundamental)
                                         The Fund will not purchase securities
The Fund will not sell any securities    on margin, provided that the Fund may
short or purchase any securities on      obtain short-term credits necessary
margin, but may obtain such short-term   for the clearance of purchases and
credits as may be necessary for          sales of securities, and further
clearance of purchases and sales of      provided that the Fund may make margin
portfolio securities. The deposit or     deposits in connection with its use
payment by the Fund of initial or        of financial options and futures,
variation margin in connection with      forward and spot currency contracts,
futures contracts or related options     swap transactions and other financial
transactions is not considered the       contracts or derivative instruments.
purchase of a security on margin.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Issuing Senior Securities and Borrowing  Issuing Senior Securities and
Money (fundamental)                      Borrowing Money (fundamental)

The Fund will not issue senior           The Fund may borrow money, directly or
securities, except that the Fund may     indirectly, and issue senior
borrow money directly or through         securities to the maximum extent
reverse repurchase agreements in         permitted under the Investment Company
amounts up to one-third of the value of  Act of 1940 (1940 Act).
its total assets, including the amount
borrowed. The Fund will not borrow
money or engage in reverse repurchase
agreements for investment leverage, but
rather as a temporary, extraordinary,
or emergency measure to facilitate
management of the Fund by enabling the
Fund to meet redemption requests when
the liquidation of portfolio securities
is deemed to be inconvenient or
disadvantageous. The Fund will not
purchase any securities while any
borrowings in excess of 5% of its total
assets are outstanding.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Pledging Assets (fundamental)            Pledging Assets (non-fundamental)

The Fund will not mortgage, pledge, or   The Fund will not mortgage, pledge, or
hypothecate any assets except to secure  hypothecate any of its assets,
permitted borrowings. For purposes of    provided that this shall not apply to
this limitation, the following will not  the transfer of securities in
be deemed to be pledges of the Fund's    connection with any permissible
assets: margin deposits for the          borrowing or to collateral
purchase and sale of financial futures   arrangements in connection with
contracts and related options, and       permissible activities.
segregation or collateral arrangements
made in connection with options
activities or the purchase of
securities on a when-issued basis.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Diversification of Investments           Diversification of Investments
(fundamental)                            (fundamental)

With respect to securities comprising    With respect to securities comprising
75% of the value of its total assets,    75% of the value of its total assets,
the Fund will not purchase securities    the Fund will not purchase securities
issued by any one issuer (other than     of any one issuer (other than cash;
cash, cash items, or securities issued   cash items; securities issued or
or guaranteed by the U.S. government,    guaranteed by the government of the
its agencies or instrumentalities, and   United States or its agencies or
repurchase agreements collateralized by  instrumentalities and repurchase
such securities) if, as a result, more   agreements collateralized by such
than 5% of the value of its total        U.S. government securities; and
assets would be invested in the          securities of other investment
securities of that issuer, and will not  companies) if, as a result, more than
acquire more than 10% of the             5% of the value of its total assets
outstanding voting securities of any     would be invested in the securities of
one issuer.                              that issuer, or the Fund would own
                                         more than 10% of the outstanding
                                         voting securities of that issuer.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Investing in Real Estate (fundamental)   Investing in Real Estate (fundamental)

The Fund will not purchase or sell real  The Fund may not purchase or sell real
estate, including limited partnership    estate, provided that this restriction
interests, although it may invest in     does not prevent the Fund from
the securities of companies whose        investing in issuers which invest,
business involves the purchase or sale   deal, or otherwise engage in
of real estate or in securities which    transactions in real estate or
are secured by real estate or interests  interests therein, or investing in
in real estate.                          securities that are secured by real
                                         estate or interests therein. The Fund
                                         may exercise its rights under
                                         agreements relating to such
                                         securities, including the right to
                                         enforce security interests and to hold
                                         real estate acquired by reason of such
                                         enforcement until that real estate can
                                         be liquidated in an orderly manner.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Investing in Commodities (fundamental)   Investing in Commodities (fundamental)

The Fund will not purchase or sell       The Fund may not purchase or sell
commodities, commodity contracts, or     physical commodities, provided that
commodity futures contracts except to    the Fund may purchase securities of
the extent that the Fund may engage in   companies that deal in commodities.
transactions involving financial
futures contracts or options on
financial futures contracts.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Underwriting (fundamental)               Underwriting (fundamental)

The Fund will not underwrite any issue   The Fund may not underwrite the
of securities, except as it may be       securities of other issuers, except
deemed to be an underwriter under the    that the Fund may engage in
Securities Act of 1933 in connection     transactions involving the
with the sale of securities in           acquisition, disposition or resale of
accordance with its investment           its portfolio securities, under
objective, policies, and limitations.    circumstances where it may be
                                         considered to be an underwriter under
                                         the Securities Act of 1933.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Lending Cash or Securities (fundamental) Lending Cash or Securities
                                         (fundamental)
The Fund will not lend any of its
assets, except portfolio securities.     The Fund may not make loans, provided
This shall not prevent the Fund from     that this restriction does not prevent
purchasing or holding U.S. government    the Fund from purchasing debt
obligations, money market instruments,   obligations, entering into repurchase
variable rate demand notes, bonds,       agreements, lending its assets to
debentures, notes, certificates of       broker/dealers or institutional
indebtedness, or other debt securities, investors and investing in loans, entering into repurchase agreements, or including assignments and
engaging in other transactions where     participation interests.
permitted by the Fund's investment
objective, policies and limitations.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Concentration of Investments             Concentration of Investments
(fundamental)                            (fundamental)

The Fund will not invest 25% or more of  The Fund will not make investments
the value of its total assets in any     that will result in the concentration
one industry (other than securities      of its investments in the securities
issued by the U.S. government, its       of issuers primarily engaged in the
agencies or instrumentalities).          same industry. Government securities,
                                         municipal securities and bank
                                         instruments will not be deemed to
                                         constitute an industry.

                                         Concentration of Investments
                                         (non-fundamental)

                                         For purposes of the concentration
                                         limitation: (a) utility companies will
                                         be divided according to their services
                                         (for example, gas, gas transmission,
                                         electric and telephone will be
                                         considered a separate industry); (b)
                                         financial service companies will be
                                         classified according to the end users
                                         of their services (for example,
                                         automobile finance, bank finance and
                                         diversified finance will each be
                                         considered a separate industry); and
                                         (c) asset backed securities will be
                                         classified according to the underlying
                                         assets securing such securities. To
                                         conform to the current view of the SEC
                                         that only domestic bank instruments
                                         may be excluded from industry
                                         concentration limitations, as a matter
                                         of non-fundamental policy, the Fund
                                         will not exclude foreign bank
                                         instruments from industry
                                         concentration limits as long as the
                                         policy of the SEC remains in effect.
                                         In addition, investments in bank
                                         instruments, and investments in
                                         certain industrial development bonds
                                         funded by activities in a single
                                         industry, will be deemed to constitute
                                         investment in an industry, except when
                                         held for temporary defensive purposes.
                                         The investment of more than 25% of the
                                         value of the Fund's total assets in
                                         any one industry will constitute
                                         "concentration."
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Investing in Restricted and Illiquid     Investing in Illiquid Securities
Securities (non-fundamental)             (non-fundamental)

The Fund will not invest more than 15%   The Fund will not purchase securities
of the value of its net assets in        for which there is no readily
illiquid securities, including           available market, or enter into
repurchase agreements providing for      repurchase agreements or purchase time
settlement in more than seven days       deposits maturing in more than seven
after notice, interest rate swaps,       days, if immediately after and as a
non-negotiable fixed time deposits with result, the value of such securities maturities over seven days, and certain would exceed, in the aggregate, 15% of restricted securities not determined by the Fund's net assets.
the Directors to be liquid.
-----------------------------------------------------------------------------

     In addition, Short-Term Income Fund has a non-fundamental investment policy which requires it to invest primarily in a diversified portfolio of short and medium-term high grade debt securities.

     Limited Duration Fund and Short-Term Income Fund are both managed by the Adviser. As previously discussed, the particular investment strategies of the two Funds are similar. However, the management of each Fund shares the same analytical, trading and other resources and is subject to same investment process disciplines within the Federated Investors, Inc. organization.

Comparison of Risks

     All mutual funds take investment risks. Therefore, it is possible to lose money by investing in either Fund. Limited Duration Fund and Short-Term Income Fund share many of the same principal investment risks due to overlap of the fixed income sectors in which each Fund may invest. Both Funds have: credit risk, which is the possibility that an issuer will default on a security by failing to pay interest or principal when due; and interest rate risk, which is posed by the fact that prices of fixed income securities rise and fall inversely in response to interest rate changes. In addition, this risk increases with the length of the maturity of the debt. Generally, prices of fixed income securities fall when interest rates rise and vice versa. In addition, both Funds have prepayment risk, which is posed by the relative volatility of mortgage backed securities. The likelihood of prepayments increases in a declining interest rate environment and decreases in a rising interest rate environment. This adversely affects the value of these securities.

     Both the Limited Duration Fund and Short-Term Income Fund have: risk associated with non-investment grade securities, which occurs because the Fund may invest a portion of its assets in securities rated below investment grade, which may be subject to greater interest rate, credit and liquidity risks than investment grade securities; call risk, which may cause the Fund's performance to be adversely affected by the possibility that an issuer of a security held by the Limited Duration Fund may redeem the security prior to maturity at a price below its current market value; liquidity risk, the fixed income securities in which the Fund invests may be less readily marketable and may be subject to greater fluctuation in price than other securities; and leverage risk, certain investments may expose the Fund to a level of risk that exceeds the amount invested. Changes in the value of such investments magnify the Fund's risk of loss and potential for gain.



     Finally, Short-Term Income Fund will have risks associated with investments in derivative contracts and hybrid instruments, which may have changes in value which are not correlated with changes in the underlying asset and which may move in the opposite direction to that originally anticipated. Also, derivative contracts and hybrid instruments may involve other risks described in this prospectus, such as interest rate, credit, liquidity and leverage risks.



Comparative Fee Tables

     Set forth in the tables below is information regarding the fees and expenses incurred by the Institutional Service Shares and Institutional Shares of the Limited Duration Fund and Institutional Service Shares and Class Y Shares of the Short-Term Income Fund as of March 31, 2004, and pro forma fees for the Total Return Bond Fund after giving effect to the Reorganization.



FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Federated Limited Duration Fund Institutional Shares and Federated Short-Term Income Fund Class Y Shares Pro Forma Combined.


                                                        Federated         Federated
                                                        Limited           Short-Term
                                                        Duration          Income Fund
                                                        Fund              Class Y Shares
                                                        Institutional     Pro Forma
Shareholder Fees                                        Shares            Combined 1


Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases           None               None
(as a percentage of offering price)
Maximum Deferred Sales Charge (Load)
(as a percentage of original purchase price or             None               None
redemption proceeds, as applicable)
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends (and other Distributions)                        None               None
(as a percentage of offering price)
Redemption Fee (as a percentage of amount                  None               None
redeemed, if applicable)
Exchange Fee                                               None               None

Annual Fund Operating Expenses (Before Waivers
and Reimbursement) 2
Expenses That are Deducted From Fund Assets (as
percentage of average net assets)
Management Fee                                            0.40%3             0.40%4
Distribution (12b-1) Fee                                   None               None
Shareholder Services Fee                                  0.25%5              None
Other Expenses                                            0.39%6             0.18%
Total Annual Fund Operating Expenses                       1.04%             0.58%
-----------------------------------------------------------------------------------------

1    Class Y Shares of Short-Term Income Fund are a newly created share class.

2 With respect to Federated Limited Duration Fund Institutional Shares, although not contractually obligated to do so, the adviser and shareholder services provider waived and reimbursed certain amounts. These waivers may be terminated at any time. These are shown below along with the net expenses the Fund actually paid for the fiscal year ended September 30, 2003. With respect to Federated Short-Term Income Fund Class Y Shares Pro
     Forma Combined, although not contractually obligated to do so, the adviser expects to voluntarily waive certain amounts. These are shown below along with the net expenses the Fund expects to pay for the fiscal year ending
     April 30, 2005.

Total Waivers of Fund Expenses                             0.69%             0.23%
Total Actual Annual Fund Operating Expenses                0.35%             0.35%
(after waivers and reimbursement)


3 For Federated Limited Duration Fund Institutional Shares, the adviser has voluntarily waived the management fee. The adviser can terminate this voluntary waiver at any time. The management fee paid by the Fund (after the voluntary waiver) was 0.00% for the fiscal year ended September 30, 2003.

4 For Federated Short-Term Income Fund Class Y Shares Pro Forma Combined, the adviser expects to voluntarily waive a portion of the management fee. The adviser can terminate this anticipated voluntary waiver at any time. The management fee paid by the Fund (after the anticipated voluntary waiver) is expected to be 0.17% for the fiscal year ending April 30, 2005.

5 For Federated Limited Duration Fund Institutional Shares, the shareholder services fee has been waived. This voluntary waiver can be terminated at any time. The shareholder services fee paid by the Fund's Institutional Shares (after the voluntary waiver) was 0.00% for the fiscal year ended September 30, 2003.

6 For Federated Limited Term Duration Fund Institutional Shares, the adviser reimbursed certain operating expenses of the Fund. The adviser can terminate this voluntary reimbursement at any time. Total other expenses paid by the Fund (after the voluntary reimbursement) was 0.35% for the fiscal year ended September 30, 2003.



EXAMPLE

This Example is intended to help you compare the cost of investing in the Federated Limited Duration Fund Institutional Shares and Federated Short-Term Income Fund Class Y Shares Pro Forma Combined with the cost of investing in other mutual funds.



The Example assumes that you invest $10,000 in each respective Fund's Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that each of the Fund's Shares operating expenses are before waivers and reimbursements as shown or estimated in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

------------------------------------------------------------------------------
                                         Federated       Federated
                                          Limited       Short-Term
                                       Duration Fund    Income Fund
                                       Institutional  Class Y Shares
                                          Shares         Pro Forma
                                                         Combined
1 Year
Expenses assuming redemption               $106            $59
3 years
Expenses assuming redemption               $331            $186
5 Years
Expenses assuming redemption               $574            $324
10 Years
Expenses assuming redemption              $1,271           $726


------------------------------------------------------------------------------

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Federated Limited Duration Fund Institutional Service Shares, Federated Short-Term Income Fund Institutional Service Shares and Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined.


                                            Federated      Federated       Federated
                                            Limited        Short-Term      Short-Term
                                            Duration       Income Fund     Income
                                            Fund           Institutional   Fund
                                            Institutional  Service         Institutional
                                            Service        Shares          Service
                                            Shares                         Shares
Shareholder Fees                                                           Pro Forma
                                                                           Combined


Fees Paid Directly From Your
Investment
Maximum Sales Charge (Load) Imposed           None            None             None
on Purchases (as a percentage of
offering price)
Maximum Deferred Sales Charge (Load)
(as a percentage of original purchase         None            None             None
price or redemption proceeds, as
applicable)
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends (and other            None            None             None
Distributions)
(as a percentage of offering price)
Redemption Fee (as a percentage of            None            None             None
amount redeemed, if applicable)
Exchange Fee                                  None            None             None

Annual Fund Operating Expenses
(Before Waivers and Reimbursement) 1
Expenses That are Deducted From Fund
Assets (as percentage of average net
assets)
Management Fee                               0.40%2          0.40%3           0.40%4
Distribution (12b-1) Fee                     0.25%5          0.25%6           0.15%7
Shareholder Services Fee                      0.25%           0.25%           0.25%
Other Expenses                               0.39%8           0.21%           0.18%
Total Annual Fund Operating Expenses          1.29%           1.11%           0.98%
-----------------------------------------------------------------------------------------

1    With respect to  Federated  Limited  Duration  Fund  Institutional  Service
     Shares, although not contractually obligated to do so, the adviser and distributor waived and reimbursed certain amounts. These are shown below along with the net expenses the Fund actually paid for the fiscal year ended September 30, 2003. With respect to Federated Short-Term Income Fund
     Institutional Service Shares, although not contractually obligated to do so, the adviser and distributor waived certain amounts. These are shown below along with the net expenses the Fund actually paid for the fiscal year ended April 30, 2004. With respect to Federated Short-Term Income Fund
     Institutional Service Shares Pro Forma Combined, although not contractually obligated to do so, the adviser and distributor expect to voluntarily waive certain amounts. These are shown below along with the net expenses the Fund expects to pay for the fiscal year ending April 30, 2005.

Total Waivers of Fund Expenses                0.64%           0.30%           0.28%
Total Actual Annual Fund Operating            0.65%           0.81%           0.70%
Expenses (after waivers and
reimbursement)


2 For Federated Limited Duration Fund Institutional Service Shares, the adviser has voluntarily waived the management fee. The adviser can terminate this voluntary waiver at any time. The management fee paid by the Fund (after the voluntary waiver) was 0.00% for the fiscal year ended September 30, 2003.

3 For Federated Short-Term Income Fund Institutional Service Shares, the adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee paid by the Fund (after the voluntary waiver) was 0.35% for the fiscal year ended April 30, 2004.

4 For Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined, the adviser expects to voluntarily waive a portion of the management fee. The adviser can terminate this anticipated voluntary waiver at any time. The management fee paid by the Fund (after the anticipated voluntary waiver) is expected to be 0.17% for the fiscal year ending April 30, 2005.

5 For Federated Limited Duration Fund's Institutional Service Shares, a portion of the distribution (12b-1) fee has been voluntarily waived. This voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Institutional Service Shares (after the voluntary waiver) was 0.05% for the fiscal year ended September 30, 2003.

6 For Federated Short -Term Income Fund Institutional Service Shares, the distribution (12b-1) fee has been voluntarily waived. This voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Institutional Shares (after voluntary waiver) was 0.00% for the fiscal year ended April 30, 2004.

7 For Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined, a portion of the distribution (12b-1) fee is expected to be voluntarily waived. This anticipated voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Institutional Service Shares (after the anticipated voluntary waiver) is expected to be 0.10% for the fiscal year ending April 30, 2005.

8    For  Federated   Limited  Term  Duration  Fund,  the  adviser   voluntarily
     reimbursed certain operating expenses of the Fund. The adviser can terminate this voluntary reimbursement at any time. Total other expenses paid by the Fund (after the voluntary reimbursement) were 0.35% for the fiscal year ended September 30, 2003.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Federated Limited Duration Fund Institutional Services Shares, Federated Short-Term Income Fund Institutional Service Shares and Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined with the cost of investing in other mutual funds.

The Example assumes that you invest $10,000 in each respective Fund's Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that each of the Fund's Institutional Service Shares operating expenses are before waivers and reimbursements as shown or estimated in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:



                                   Federated       Federated     Federated
                                    Limited        Short-Term    Short-Term
                                 Duration Fund    Income Fund    Income Fund
                                 Institutional   Institutional   Institutional
                                 Service Shares  Service Shares  Service Shares
                                                                 Pro Forma
                                                                 Combined
1 Year
Expenses assuming redemption            $131            $113     $100
Expenses assuming no redemption         $131            $113     $100
3 years
Expenses assuming redemption            $409            $353     $312
Expenses assuming no redemption         $409            $353     $312
5 Years
Expenses assuming redemption            $708            $612     $542
Expenses assuming no redemption         $708            $612     $542
10 Years
Expenses assuming redemption           $1,556          $1,352    $1,201
Expenses assuming no redemption        $1,556          $1,352    $1,201

------------------------------------------------------------------------------


Comparison of Potential Risks and Rewards: Performance Information

     The bar charts and tables below compare the potential risks and rewards of investing in the Limited Duration Fund and the Short-Term Income Fund. The bar charts provide an indication of the risks of investing in each fund by showing changes in performance from year to year. The tables show how each fund's average annual total returns for the one year, five year, ten year, and since inception periods compare to the returns of a broad-based market index. The figures assume reinvestment of dividends and distributions.

Keep in mind that past performance does not indicate future results.

RISK/RETURN BAR CHART

SHORT-TERM INCOME FUND-INSTITUTIONAL SERVICE SHARES

     The total returns shown here are for Institutional Service Shares only. The total returns for Institutional Service Shares only are disclosed here because Class Y Shares have only been offered since March 31, 2004. These total returns would be substantially similar to the annual returns for Class Y Shares over the same period and would differ only to the extent that the two classes do not have the same expenses. It is anticipated that expenses of Class Y Shares will not exceed those of the Institutional Service Shares.

     The performance information shown below will help you analyze the Short-Term Income Fund's Institutional Service Shares investment risks in light of its historical returns. The bar chart shows the variability of the Fund's Institutional Service Shares total returns on a calendar year-by year basis. The Average Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Short-Term Income Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

     The  graphic   presentation   displayed   here  consists  of  a  bar  chart
representing the annual total returns of the Fund's Institutional Service Shares as of the calendar year-ended December 31, 2003.

     The `y' axis reflects the "% Total Return" beginning with "-2%" and increasing in increments of 2% up to 12%.

     The `x' axis represents calculation periods for the last ten calendar years of the Fund's Institutional Service Shares, beginning with the earliest year. The light gray shaded chart features ten distinct vertical bars, shaded in charcoal, and each visually representing by height the total return percentage for the calendar year stated directly at its base. The calculated total return percentage for the Fund's Institutional Shares for the calendar year is stated directly at the top of each respective bar, for the calendar years 1994 through 2003, The percentages noted are: -0.78%, 10.61%, 5.15%,6.14%, 5.47%, 3.41%,
8.48%, 6.61%, 3.07% and 1.10% respectively.

     The Fund's  Institutional  Service  Shares are sold  without a sales charge
(load). The total returns in the bar chart above are based upon NAV.

     Within the period shown in the bar chart, the Fund's Institutional Service Shares highest quarterly return was 3.77% (quarter ended June 30, 1995). Its lowest quarterly return was (0.70%) (quarter ended June 30, 1994).

AVERAGE ANNUAL TOTAL RETURN TABLE

     Return After Taxes is shown for the Short-Term Income Fund's Institutional Service Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend upon each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the Merrill Lynch 1-3 Year Short-Term Corporate Index (ML1-3STC), a broad-based market index and the Lipper Short Investment Grade Debt Funds Average (LSIGDFA), an average of funds with similar investment objectives. The ML1-3STC is an unmanaged index trading short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc. Index and average returns do not reflect sales charges, expenses or other fees that the SEC requires to be reflected in a fund's performance. Indexes and averages are unmanaged, and it is not possible to invest directly in an index or an average.

(For the periods ended December 31, 2003)


                                   1 Year     5 Years          10 Years
-------------------------------------------------------------------------------
Institutional Service Shares
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return Before Taxes                1.10%       4.50%            4.88%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return After Taxes on              0.14%       2.54%            2.68%
Distributions1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return After Taxes on              0.71%       2.61%            2.76%
Distributions and Sale of Fund
Shares1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
ML1-3STC                           5.33%       6.57%            6.56%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
LSIGDFA                            2.36%    4.42%        4.53%
-------------------------------------------------------------------------------

1 After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class Y Shares will differ from those shown above for Institutional Service Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

LIMITED DURATION FUND-INSTITUTIONAL SERVICE SHARES

     The performance information shown below will help you analyze the Limited Duration Fund's Institutional Service Shares investment risks in light of its historical returns. The bar chart shows the variability of the Limited Duration Fund's Institutional Service Shares total returns on a calendar year-by year basis. The Average Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Limited Duration Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

     The  graphic   presentation   displayed   here  consists  of  a  bar  chart
representing the annual total returns of the Fund's Institutional Service Shares as of the calendar year-ended December 31, 2003.

     The `y' axis reflects the "% Total Return" beginning with "0%" and increasing in increments of 2% up to 12%.

     The `x' axis represents calculation periods for the last seven calendar years of the Fund's Institutional Service Shares, beginning with the earliest year. The light gray shaded chart features seven distinct vertical bars, shaded in charcoal, and each visually representing by height the total return percentage for the calendar year stated directly at its base. The calculated total return percentage for the Fund's Institutional Shares for the calendar year is stated directly at the top of each respective bar, for the calendar years 1997 through 2003, The percentages noted are: 7.39%, 6.06%, 3.02%, 7.74%, 6.63%, 1.50% and 2.39%, respectively.

     The Limited Duration Fund's Institutional Service Shares are sold without a sales charge (load). The total returns in the bar chart above are based upon NAV.



     Within the period shown in the bar chart, the Limited Duration Fund's Institutional Service Shares highest quarterly return was 2.92% (quarter ended September 30, 2001). Its lowest quarterly return was (0.26%) (quarter ended December 31, 2001).



Average Annual Total Return Table

The Average Annual Total Returns for the Limited Duration Fund's Institutional Service Shares and Institutional Shares are reduced to reflect applicable sales charges. Return before taxes is shown for all classes. In addition, Return After Taxes is shown for Institutional Service Shares and Institutional Shares to illustrate the effect of federal taxes on fund returns. Actual after-tax returns depend upon each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the Merrill Lynch 1-3 Year Treasury Index (ML1-3T), a broad-based index tracking short-term U.S. government securities with maturities between 1 and 2.99 years; the Merrill Lynch 1-3 Year Corporate Index (ML1-3C), a broad-based market capitalization weighted index including fixed-coupon domestic investment grade corporate bonds with at least $100 million par amount outstanding; the Merrill Lynch 0-3 Composite Index (ML0-3 Composite), a composite of four separate unmanaged indexes which track various security types, and the Lipper Short Investment Grade Debt Funds Average (LSIGDFA), an average of funds with similar investment objectives. Index and average returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance. Indexes and averages are unmanaged, and it is not possible to invest directly in an index or an average.

(For the periods ended December 31, 2003)

-------------------------------------------------------------------------------
                                   1 Year     5 Years   Start of Performance1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Institutional Shares
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return Before Taxes                2.69%       4.54%            5.39%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Institutional Service Shares
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return Before Taxes                2.39%       4.22%            5.09%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return After Taxes on              0.91%       2.00%            2.74%
Distributions2
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Return After Taxes on              1.54%       2.21%            2.87%
Distributions and Sale of Fund
Shares2
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
ML0-3 Composite                    3.17%       6.05%            6.31%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
ML1-3T                             1.90%       5.37%            6.19%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
ML1-3C                             5.33%       6.57%            6.79%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
LSIGDFA                            2.36%       4.41%            4.80%
-------------------------------------------------------------------------------

1 The Fund's Institutional Shares and Institutional Service Shares start of performance date is October 1, 1996.

2 After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on fund distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns are not relevant to investors holding shares through tax-deferred program, such as IRA or 401(k) plans.

Purchases, Redemptions and Exchange Procedures; Dividends and Distributions

     Federated Shareholder Services Company is the transfer agent and dividend disbursing agent for the Funds.

     Shares of the Short-Term Income Fund and Limited Duration Fund may be purchased or redeemed any day the New York Stock Exchange (NYSE) is open. When a Fund receives your transaction request in proper form it is processed at the next calculated NAV. From time to time either Fund may purchase foreign securities that trade in foreign markets on days the NYSE is closed. The value of either Fund's assets may change on days you cannot purchase or redeem Shares. NAV is determined at the end of regular trading (normally 4:00 p.m. Eastern time) each day the NYSE is open.

     Procedures for the purchase, exchange, and redemption of the Short-Term Income Fund's Shares are substantially similar to the procedures applicable to the purchase, exchange, and redemption of the Limited Duration Fund's Shares, subject to the differences addressed below. Reference is made to the Prospectus of the Short-Term Income Fund and the Prospectus of the Limited Duration Fund for a complete description of the purchase, exchange, and redemption procedures applicable to purchases, exchanges, and redemptions of the Short-Term Income Fund's and Limited Duration Fund's Shares, respectively, each of which is incorporated by reference thereto. Set forth below is a brief description of the significant purchase, exchange, and redemption procedures applicable to the Short-Term Income Fund and Limited Duration Fund's Shares.

     Purchases

     Purchasers of Short-Term Income Fund (Institutional Services Shares and Class Y Shares) or Limited Duration Fund (Institutional Shares and Institutional Service Shares) do not incur a Front End Sales Load on the purchase of shares.

     Both Funds are subject to the following investment minimums: Short-Term Income Fund (Institutional Service Shares), initial investment $25,000, subsequent investment, none; Short-Term Income Fund (Class Y Shares), initial investment $5,000,000, subsequent investment, none; Limited Duration Fund (Institutional Shares), initial investment $100,000, subsequent investment, none; and Limited Duration Fund (Institutional Service Shares), initial investment $25,000, subsequent investment, none. Investment minimums of Short-Term Income Fund Class Y Shares will be waived for purposes of the Reorganization.

     Dividends and Other Distributions

     Both Short-Term Income Fund and Limited Duration Fund declare dividends daily and pay them monthly to shareholders. Unless a shareholder otherwise instructs, dividends and/or capital gain distributions will be reinvested automatically in additional shares at NAV. For a complete description, refer to the accompanying Prospectus of the Short-Term Income Fund. Any questions may be directed to the Short-Term Income Fund at 1-800-341-7400.

Financial Highlights

     The financial highlights shown here are for Short-Term Income Fund Institutional Service Shares only. The total returns for Short-Term Income Fund Institutional Service Shares are disclosed here because Class A Shares have only been offered since March 31, 2004. These financial highlights would be substantially similar to the financial highlights for Class A Shares over the same period and would differ only to the extent that the two classes do not have the same expenses. It is anticipated that expenses of Class A Shares will not exceed those of the Institutional Service Shares.

     This information has been audited by Ernst & Young LLP, whose report, along with the Fund's audited financial statements, is included in the Annual Report.


(For a Share Outstanding Throughout Each Period)



Year Ended April 30                           2004       2003       2002        2001      2000
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period          $8.56      $8.70     $8.74       $8.52     $8.67
Income From Investment Operations:
Net investment income                         0.23       0.33       0.45  1     0.53      0.51
Net realized and unrealized gain (loss)
on investments                               (0.10)     (0.14)     (0.05) 1     0.22     (0.15)
TOTAL FROM INVESTMENT OPERATIONS              0.13       0.19       0.40        0.75      0.36
Less Distributions:
Distributions from net investment income     (0.22)     (0.33)     (0.44)      (0.53)    (0.51)
Net Asset Value, End of Period                $8.47      $8.56     $8.70       $8.74     $8.52
Total Return2                                 1.56%      2.21%     4.64%       9.12%     4.26%
Ratios to Average Net Assets:
Expenses                                      0.81%      0.81%     0.82%       0.81%     0.81%
Net investment income                         2.75%      3.71%     5.05%    1  6.16%     5.94%
Expense waiver/reimbursement3                 0.30%      0.26%     0.28%       0.29%     0.28%
Supplemental Data:
Net assets, end of period (000 omitted)      $19,130    $34,864    $24,121     $18,145   $13,999
Portfolio turnover                             38%        69%       29%         43%       44%
--------------------------------------------------------------------------------------------------




1 Effective May 1, 2001, the Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting discount/amortizing premium on long-term debt securities. For the year ended April 30, 2002, this change had no effect on the net investment income per share or the net realized and unrealized gain (loss) on investments per share, but decreased the ratio of net investment income to average net assets from 5.07% to 5.05%. Per share, ratios and supplemental data for periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

2 Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge if applicable.

3 This voluntary expense decrease is reflected in both the expense and the net investment income ratios shown above.




Service Fees, Advisory Fees and Expense Ratios

     The service providers and applicable service fees, for both Funds are identical. The maximum annual investment advisory fee for the Short-Term Income Fund and Limited Duration Fund is 0.40% of average daily net assets for Institutional Shares, Institutional Service Shares and Class Y Shares. For Institutional Shares and Institutional Service Shares of the Limited Duration Fund and Institutional Service Shares of the Short-Term Income Fund, the maximum Shareholder Service Fee is 0.25% of average daily net assets.

     The Short-Term Income Fund's Institutional Service Shares and Limited Duration Fund's Institutional Service Shares both have the ability to pay a Distribution (Rule 12b-1) Fee. The Distribution (Rule 12b-1) Fee as a percentage of average daily net assets is 0.25% for Institutional Service Shares of both Funds. The Short-Term Income Fund's Class Y Shares and Limited Duration Fund Institutional Shares do not have the ability to pay a Distribution (Rule 12b-1) Fee.



     For its fiscal year ended April 30, 2004 the Short-Term Income Fund's ratio of expenses to average daily net assets was .81% for Institutional Service Shares, and .35% for Class Y Shares pro forma. During this period the Adviser and the Shareholder Service Provider voluntarily waived a portion of their fees. Absent such waiver, the ratio of expenses to average daily net assets would have been 1.11% for Institutional Service Shares and .58% for Class Y Shares.

     For its fiscal year ended September 30, 2003, the Limited Duration Fund's ratio of expenses to average daily net assets was .65% for Institutional Service Shares and .35% for Institutional Shares. During this period, the Adviser and Shareholder Services Provider voluntarily waived a portion of their fees. Absent such reimbursement, the ratio of expenses to average daily net assets would have been 1.04% for Institutional Shares and 1.29% for Institutional Service Shares.



                      INFORMATION ABOUT THE REORGANIZATION

Description of the Plan of Reorganization



     The Plan provides that on or about the Closing Date (presently expected to be on or about August 27, 2004), the Short-Term Income Fund will acquire all of the assets of the Limited Duration Fund in exchange for Institutional Service Shares and Class Y Shares of the Short-Term Income Fund to be distributed pro rata by Limited Duration Fund to holders of its Institutional Service Shares and Institutional Shares, respectively, in complete liquidation and termination of the Limited Duration Fund. Shareholders of the Limited Duration Fund will become shareholders of the Short-Term Income Fund as of 4:00 p.m. (Eastern time) on the Closing Date and will begin accruing dividends on the next day.



     Consummation of the Reorganization is subject to the conditions set forth in the Plan, including receipt of an opinion in form and substance satisfactory to the Trust and the Corporation, as described under the caption "Federal Income Tax Consequences" below. The Plan may be terminated and the Reorganization may be abandoned at any time before or after approval by shareholders of the Limited Duration Fund prior to the Closing Date by the Trust or the Corporation if the Board of either entity believes that consummation of the Reorganization would not be in the best interests of the shareholders of Limited Duration Fund or Short-Term Income Fund.

     The Adviser will bear the expenses related to the Reorganization. Such expenses include, but are not limited to: legal fees; transfer taxes (if any); the fees of banks and transfer agents; and the costs of preparing, printing, copying, and mailing proxy solicitation materials to the Limited Duration Fund's shareholders and the costs of holding the Special Meeting of Shareholders. Limited Duration Fund will bear any brokerage expenses related to any sales of its portfolio securities prior to the Reorganization.

     The foregoing brief summary of the Plan entered into between the Short-Term Income Fund and the Limited Duration Fund is qualified in its entirety by the terms and provisions of the Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Description of Short-Term Income Fund Shares and Capitalization

     Institutional Service Shares and Class Y Shares of Short-Term Income Fund to be issued to shareholders of the Limited Duration Fund under the Plan will be fully paid and non-assessable when issued, transferable without restriction and will have no preemptive or conversion rights. Reference is hereby made to the Prospectus of Short-Term Income Fund provided herewith for additional information about Institutional Service Shares and Class Y Shares of the Short-Term Income Fund.



     The following table shows the capitalization of the Short-Term Income Fund and the Limited Duration Fund as of May 28, 2004, and on a pro forma basis as of that date:

---------------------------------------------------------------
                         Federated         Federated Short-
                         Limited Term      Term Income Fund
                         Fund Class A      Class A Shares Pro
                         Shares            Forma Combined
---------------------------------------------------------------
---------------------------------------------------------------
Net Assets               $150,730,992      $150,730,992
---------------------------------------------------------------
---------------------------------------------------------------
Net Asset Value Per      $8.91             $8.45
Share
---------------------------------------------------------------
---------------------------------------------------------------
Shares Outstanding       16,919,712        17,837,987
---------------------------------------------------------------
---------------------------------------------------------------
Total Assets (at Fund    $158,230,451      $158,230,451
level)
---------------------------------------------------------------




-----------------------------------------------------------------------------------------
                       Federated       Federated         Federated     Federated Short-
                       Limited Term    Limited Duration  Short-Term    Term Income Fund
                       Fund Class F    Fund              Income Fund   Institutional
                       Shares          Institutional     Institutional Service Shares
                                       Service Shares    Service       Pro Forma Combined
                                                         Shares
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Net Assets             $7,499,458      $15,465,375       $19,037,793  $42,002,626
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Net Asset Value Per    $8.91           $9.32             $8.45        $8.45
Share
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Shares Outstanding     841,810         1,659,607         2,252,672    4,970,404
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Total Assets           $158,230,451    $89,516,565       $201,276,445 $449,023,461
-----------------------------------------------------------------------------------------


-------------------------------------------------------------
                      Federated Limited   Federated Short-
                      Duration Fund       Term Income Fund
                      Institutional       Class Y Shares
                      Shares              Pro Forma Combined
-------------------------------------------------------------
-------------------------------------------------------------
Net Assets            $89,110,351         $89,110,351
-------------------------------------------------------------
-------------------------------------------------------------
Net Asset Value       $9.32               $8.45
Per Share
-------------------------------------------------------------
-------------------------------------------------------------
Shares                9,561,948           10,545,604
Outstanding
-------------------------------------------------------------
-------------------------------------------------------------
Total Assets          $89,516,565         $89,516,565
-------------------------------------------------------------

Federal Income Tax Consequences



     As a condition to the Reorganization, the Short-Term Income Fund and the Limited Duration Fund will receive an opinion of counsel, to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current administrative rules and court decisions, for federal income tax purposes:

o the Reorganization as set forth in the Plan will constitute a tax-free reorganization under section 368(a) of the Code, and the Limited Duration Fund and the Short-Term Income Fund each will be a "party to a reorganization" within the meaning of section 368(b) of the Code;

o no gain or loss will be recognized by the Short-Term Income Fund upon its receipt of the Limited Duration Fund's assets solely in exchange for Short-Term Income Fund shares;

o no gain or loss will be recognized by the Limited Duration Fund upon transfer of its assets to the Short-Term Income Fund solely in exchange for Short-Term Income Fund shares or upon the distribution of the Short-Term Income Fund shares to the Limited Duration Fund's shareholders in exchange for their Limited Duration Fund shares;

o no gain or loss will be recognized by shareholders of the Limited Duration Fund upon exchange of their Limited Duration Fund shares for Short-Term Income Fund shares;

o the aggregate tax basis of the assets of the Limited Duration Fund acquired by the Short-Term Income Fund will be the same as the aggregate tax basis of such assets to the Limited Duration Fund immediately prior to the Reorganization;

o the tax basis of shares of the Short-Term Income Fund received by each shareholder of Limited Duration Fund pursuant to the Reorganization will be the same as the tax basis of the shares of the Limited Duration Fund held by such shareholder immediately prior to the Reorganization;

o the holding period of the Limited Duration Fund's assets in the hands of the Short-Term Income Fund will include the period during which those assets were held by the Limited Duration Fund; and

o the holding period of Short-Term Income Fund shares received by each shareholder of the Limited Duration Fund pursuant to the Plan will include the period during which the Limited Duration Fund shares exchanged therefor were held by such shareholder, provided the Limited Duration Fund shares were held as capital assets on the date of the Reorganization.



     As of September 30, 2003, the Fund had a unutilized capital loss carryover of ($3,530,442). The final amount of the unutilized capital loss carryover for the Fund is subject to change and will not be determined until the time of the Reorganization.

     As of September 30, 2003, the Fund had a tax basis appreciation or (depreciation) of ($3,530,442).

     After and as a result of the Reorganization, it its anticipated that the ability of the accounting survivor (the Short-Term Income Fund) to use the Fund's capital loss carryover and to deduct losses recognized on the sale of assets of the Fund to the extent that the losses were "built-in losses" as of the time of the reorganization, will be significantly limited under Section 382 of the code.

     The Reorganization will not require the Fund to dispose of a material portion of its portfolio securities prior to the Reorganization due to non-conformance of those securities with the investment objectives, policies or limitations of the Short-Term Income Fund, nor will the Reorganization require the Fund to sell acquired portfolio securities, other than in the ordinary course of business, in order to rebalance its portfolio to comply with the prospectus limitations of Short-Term Income Fund.



     The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Short-Term Income Fund, the Limited Duration Fund or the Limited Duration Fund's shareholders with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. The Adviser does not expect that the Reorganization will generate material taxable gains or losses to shareholders of Short-Term Income Fund or Limited Term Fund as a result of mark-to-market system of accounting.

     Shareholders of the Limited Duration Fund should consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances. Shareholders also should consult their tax advisors about state and local tax consequences, if any, of the Reorganization.


Comparative Information on Shareholder Rights and Obligations

     Short-Term Income Fund is a portfolio of the Trust, a business trust organized under the laws of the Commonwealth of Massachusetts, while Limited Duration Fund is a series of the Corporation, a Maryland corporation. The rights of shareholders of Short-Term Income Fund, as defined by the Trust's By-Laws and Declaration of Trust and under the laws of the Commonwealth of Massachusetts, and the rights of shareholders of Limited Duration Fund, as defined by the Corporation's By-Laws and Articles of Incorporation and under the laws of the State of Maryland, relating to voting, distributions and redemptions, are substantively similar. The chart below describes some of the differences between your rights as a shareholder of the Limited Duration Fund and your rights as a shareholder of the Short-Term Income Fund.



        -----------------------------------------------------------------------------------
             Category           SHORT-TERM INCOME FUND          LIMITED DURATION FUND

        -----------------------------------------------------------------------------------
         Preemptive Rights               None                            None
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Preferences                      None                            None
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Appraisal Rights                 None                            None
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Conversion Rights                None                            None
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Exchange Rights                  None                            None
        (other than the
        right to exchange
        for shares of
        other mutual
        funds as provided
        in the prospectus
        of the Total
        Return Bond Fund
        Class C Shares)
        -----------------------------------------------------------------------------------
        Minimum Account    The Board of Trustees has        The Board of Directors has
        Size               discretion to have Short-Term    discretion to have Total
                           Income Fund redeem the shares    Return Bond Fund redeem the
                           of any shareholder whose shares  shares of any shareholder
                           have an aggregate net asset      whose shares have an
                           value of less than $1,500.       aggregate net asset value of
                                                            less than $1,500.

        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Annual Meetings              Not required                    Not required
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Right to Call      Shall be called upon the         Shall be called upon the
        Shareholder        written request of the holders   written request of the
        Meetings           of at least 10% of the shares    holders of at least 10% of
                           of the Short-Term Income Fund    the shares of the Limited
                           entitled to vote at the meeting. Duration Fund entitled to vote at the meeting.
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Notice of Meetings Mailed to each shareholder       Mailed to each shareholder
                           entitled to vote at least 15     entitled to vote at least 10
                           days before the meeting.         and not more than 90 days
                                                            before the meeting.
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Record Date For    Trustees may close the stock     Directors may close the stock
        Meetings           transfer books for a period not  transfer books for a period
                           exceeding 90 days prior to the   not exceeding 10 days prior
                           date of any shareholder meeting  to the date of any
                           or may fix in advance a date,    shareholder meeting or may
                           not exceeding 90 days, as a      fix in advance a date, not
                           record date.                     exceeding 90 days, as a
                                                            record date.
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Quorum for Meeting When any one or more Series or   The presence in person or by
                           Classes is entitled to vote as    proxy of holders of
                           a single Series or Class, more    one-third of the shares
                           than fifty percent of the         entitled to vote constitutes
                           shares of each such Series or     a quorum; provided, however,
                           Class entitled to vote shall      the presence in person or by
                           constitute a quorum at a          proxy of holders of one-half
                           Shareholder's meeting of that     of the shares entitled to
                           Series or Class.                  vote constitutes a quorum
                                                             with respect to matters for
                                                             which the Investment Company
                                                             Act of 1940 requires
                                                             majority shareholder
                                                             approval.
        -----------------------------------------------------------------------------------
        -----------------------------------------------------------------------------------
        Election of        A plurality of votes cast at     A plurality of votes cast at
        Directors or       the meeting.                     the meeting.
        Trustees
        -----------------------------------------------------------------------------------

        -------------------------------------------------------------------------------
        Adjournment of     In the absence of a quorum,   In the absence of a quorum,
        Meetings           a plurality of shareholders   a majority of shareholders
                           present in person or by       present in person or by
                           proxy may adjourn the         proxy may adjourn the
                           meeting from time to time     meeting from time to time to
                           without further notice.       a date not later than 120
                                                         days after the original
                                                         record date.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Removal of         May be removed by a vote of   May be removed by a majority
        Directors or       at least two-thirds of the    vote of the outstanding
        Trustees by        outstanding shares of the     shares of the Corporation.
        Shareholders       Trust.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Personal           The trustees are liable only  The Maryland General
        Liability of       for their willful             Corporation Law makes
        Directors and      misfeasance, bad faith,       directors immune from
        Trustees           gross negligence or reckless  liability to the extent that
                           disregard of the duties       they perform their duties as
                           involved in the conduct of    directors:
                           the office of trustee.        (1) In good faith;
                                                         (2) In a manner the director
                                                         reasonable believes to be in
                                                         the best interests of the
                                                         Fund; and
                                                         (3) With the care that an
                                                         ordinarily prudent person in
                                                         a like position would use
                                                         under similar circumstances.
        -------------------------------------------------------------------------------
        Personal           Under Massachusetts law,      None
        Liability of       there is, in theory, a
        Shareholders       possibility that a
                           shareholder may be
                           personally liable; however,
                           the Declaration of Trust
                           requires the Trust to use
                           the assets of the Short-Term
                           Income Fund to protect or
                           compensate the shareholder
                           if the shareholder is held
                           personally liable for its
                           obligations. Massachusetts
                           business trusts are widely
                           used in the mutual fund
                           industry to organize series
                           investment companies.
        -------------------------------------------------------------------------------
        Number of          Unlimited; no par value.      The Corporation is
        Authorized                                       authorized to issue
        Shares; Par Value                                1,000,000,000 shares of
                                                         common stock with a par
                                                         value $.001 per share, of
                                                         which 1,000,000,000 has been
                                                         designated Institutional
                                                         Service Shares of Limited
                                                         Duration Fund and
                                                         1,000,000,000 has been
                                                         designated Institutional
                                                         Shares of Limited Duration
                                                         Fund.
        -------------------------------------------------------------------------------


                              INFORMATION ABOUT THE
              SHORT-TERM INCOME FUND AND THE LIMITED DURATION FUND

Short-Term Income Fund

     Information about the Trust and the Short-Term Income Fund is contained in the Short-Term Income Fund's current Prospectus. A copy of the Prospectus is included herewith and incorporated by reference herein. Additional information about the Trust and the Fund is included in the Short-Term Income Fund's Statement of Additional Information dated March 31, 2004, which is incorporated herein by reference, as well as the Statement of Additional Information relating to this Prospectus/Proxy Statement dated July 16, 2004, both of which have been filed with the SEC, and may be obtained without charge by contacting the Corporation at 1-800-341-7400 or by writing to the Trust at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Trust, on behalf of the Short-Term Income Fund, is subject to the informational requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and in accordance therewith files reports and other information with the SEC. Reports, the proxy and information statements, and other information filed by the Trust, on behalf of the Short-Term Income Fund, can be obtained by calling or writing the Trust and can also be inspected and copied by the public at the public reference facilities maintained by the SEC in Washington, DC located at Room 1024, 450 Fifth Street, NW, Washington DC 20549 and at certain of its regional offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL 60604 and 233 Broadway New York, NY 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington DC 20549, or obtained electronically from the SEC's Internet Web site (http://www.sec.gov).

     This Prospectus/Proxy Statement, which constitutes part of a Registration Statement filed by the Trust, on behalf of the Short-Term Income Fund, with the SEC under the Securities Act of 1933, as amended, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Trust, the Short-Term Income Fund and the shares offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

Limited Duration Fund

     Information about the Limited Duration Fund may be found in the Fund's current Prospectus dated November 30, 2003 and Statement of Additional Information, dated November 30, 2003 and are incorporated herein by reference. Copies of the Limited Duration Fund's Prospectus and Statement of Additional Information may be obtained without charge from the Fund by calling 1-800-341-7400 or by writing to the Fund at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. A copy of the Statement of Additional Information relating to this Prospectus/Proxy Statement may be obtained without charge from the Corporation by calling 1-800-341-7400 or by writing to the Corporation at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Limited Duration Fund is subject to the information requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements, and other information filed by the Limited Duration Fund can be obtained by calling or writing the Fund and can also be inspected at the public reference facilities maintained by the SEC at the addresses listed in the previous section.

------------------------------------------------------------------------------
              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
------------------------------------------------------------------------------
                              SHAREHOLDERS APPROVE
                    THE AGREEMENT AND PLAN OF REORGANIZATION

About the Proxy Solicitation and the Meeting

     Proxies are being solicited by the Board of Directors, on behalf of its portfolio, the Limited Duration Fund. The proxies will be voted at the special meeting of shareholders of the Limited Duration Fund to be held on August 27, 2004 at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (such special meeting and any adjournment or postponement thereof are referred to as the "Special Meeting").

     The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by the Adviser. In addition to solicitations through the mails, proxies may be solicited by officers, employees, and agents of the Corporation or, if necessary, a communications firm retained for this purpose. Such solicitations may be by telephone, telegraph, through the Internet or otherwise. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information, recording the shareholder's instructions, and confirming to the shareholder after the fact. Shareholders who communicate proxies by telephone or by other electronic means have the same power and authority to issue, revoke, or otherwise change their voting instructions as shareholders submitting proxies in written form. The Corporation may reimburse custodians, nominees, and fiduciaries for the reasonable costs incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.



     The purpose of the Special Meeting is set forth in the accompanying Notice. The Board of Directors knows of no business other than that mentioned in the Notice that will be presented for consideration at the Special Meeting. Should other business properly be brought before the Special Meeting, proxies will be voted in accordance with the best judgment of the persons named as proxies. This Prospectus/Proxy Statement and the enclosed proxy card are expected to be mailed on or about July 20, 2004, to shareholders of record at the close of business on July 6, 2004 (the "Record Date").

     The annual reports for the Short-Term Income Fund and the Limited Duration, which includes audited financial statements for their fiscal year ended April 30, 2004 and September 30, 2003, respectively, were previously mailed to shareholders. The semi-annual reports for the Short-Term Income Fund and the Limited Duration Fund, which contain unaudited financial statements for the periods ended October 31, 2003 and March 31, 2003, respectively, were also previously mailed to shareholders. Limited Duration Fund will promptly provide, without charge and upon request, to each person to whom this Prospectus/Proxy Statement is delivered, a copy of the annual reports and/or the semi-annual reports for the Short-Term Income Fund and the Limited Duration Fund. Requests for annual reports or semi-annual reports for the Short-Term Income Fund and the Limited Duration Fund may be made by writing to the Short-Term Income Fund or the Limited Duration Fund's principal executive offices or by calling the toll-free telephone number, 1-800-341-7400. The principal executive offices for the Short-Term Income Fund or the Limited Duration Fund are located at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000.



Proxies, Quorum and Voting at the Special Meeting

     Only shareholders of record on the Record Date will be entitled to vote at the Special Meeting. Each share of the Corporation is entitled to one vote. Fractional shares are entitled to proportionate shares of one vote.

     Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Corporation. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the shares represented thereby in favor of the matter set forth in the attached Notice.

     In order to hold the Special Meeting, a "quorum" of shareholders must be present. Holders of one-third of the total number of outstanding shares of the Fund, present in person or by proxy, shall be required to constitute a quorum for the purpose of voting on the proposals.

     For purposes of determining a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

     If a quorum is not present, the persons named as proxies may vote those proxies that have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies with respect to the proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote AGAINST an adjournment those proxies that they are required to vote against the proposal, and will vote in FAVOR of such an adjournment all other proxies that they are authorized to vote. A shareholder vote may be taken on the proposal in this Prospectus/Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

     Shareholder approval requires the affirmative vote of more than 50% of the shares of the Limited Duration Fund (i.e., both Institutional Shares and Institutional Service Shares) entitled to vote. If the reorganization contemplated herein is not approved by a majority of Limited Duration Fund's shareholders, then the investment adviser for Limited Duration Fund will re-evaluate the viability of the continued operation of the fund under the current investment strategy.

Share Ownership of the Funds

Officers and Directors of the Corporation own less than 1% of the Limited Duration Fund's outstanding shares.

At the close of business on the Record Date, the following persons owned, to the knowledge of management, more than 5% of the outstanding shares of each class of the Limited Duration Fund:



Institutional Service Shares: First State Bank of Gainesville, Gainesville, TX, owned approximately 140,599 Shares (8.80%); Gold Trust Company, St. Joseph, MO, owned approximately 96,869 Shares (6.06%); Lake Elmo Bank, Lake Elmo, MN, owned approximately 99,828 Shares (6.25%); Penfirn Co., Omaha, NE, owned approximately 90,930 Shares (5.69%); Home Federal Bank Trust, Knoxville, TN, owned approximately 80,383 Shares (5.03%) and Security National Trust Co., Wheeling, WV, owned approximately 102,841 Shares (6.44%). Institutional Shares: Fifth Third Bank, Cincinnati, OH, owned approximately 1,539,717 Shares (17.44%); Hillman Trust, Pittsburgh, PA, owned approximately 1,235,167 Shares (13.99%); and Piernat & Co., Pierre, SD, owned approximately 477,744 (5.41%).

At the close of business on the Record Date, the following persons owned, to the knowledge of management, more than 5% of the outstanding shares of each class of the Short-Term Income Fund:

Institutional Service Shares: Gold Trust Company, St. Joseph, MO, owned approximately 548,580 Shares (24.72%); Colonial Trust Co., Phoenix, AZ, owned approximately 293,380 Shares (13.22%); Wachovia Securities, LLC, Jeannette, PA, owned approximately, 258,543 Shares (11.65%); Planmember Services Corp., Kansas City, MO, owned approximately 182,854 Shares (8.24%); and First County Bank, Stamford, CT, owned approximately 157,033 Shares (7.08%). Class Y Shares: At the close of business on the Record Date, no persons owned more than 5% of the outstanding Class Y Shares of the Short-Term Income Fund since it is a newly formed share class:


Interests of Certain Persons

     The Funds are managed by the Adviser. The Adviser is a subsidiary of Federated Investors, Inc. All of the voting securities of Federated Investors, Inc. are owned by a trust, the trustees of which are John F. Donahue, his wife and his son, J. Christopher Donahue. John F. Donahue and J. Christopher Donahue currently serve as trustees of the Trust.

          OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

      The Limited Duration Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a Prospectus/Proxy Statement for the next meeting of shareholders should send their written proposals to
Federated Total Return Series, Inc., Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, so that they are received within a reasonable time before any such meeting.

     No business other than the matters described above is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Limited Duration Fund.

------------------------------------------------------------------------------
SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
 AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN
                              THE UNITED STATES.
------------------------------------------------------------------------------
                                           By Order of the Board of Directors,



                                                             John W. McGonigle
                                                                     Secretary

July 16, 2004

                                                                       EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 16th day of July, 2004, by and between Federated Income Securities Trust, a Massachusetts business trust, with its principal place of business at 5800 Corporate Drive, Pittsburgh, PA, 15237 (the "Trust"), with respect to Federated Short-Term Income Fund (the "Acquiring Fund"), a series of the Trust, and Federated Total Return Series, Inc., a Maryland Corporation, with its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 (the "Corporation"), with respect to Federated Limited Duration Fund, a series of the Corporation ("Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").



     This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all of the assets of the Acquired Fund in exchange for Institutional Service Shares and Class Y Shares, no par value per share, of the Acquiring Fund ("Acquiring Fund Shares"); and (ii) the distribution of Institutional Service Shares and Class Y Shares of the Acquiring Fund to the holders of the Institutional Service Shares and Institutional Shares of the Acquired Fund, respectively, and the liquidation of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

WHEREAS, the Acquiring Fund and the Acquired Fund is a separate series of the Corporation and the Trust, respectively, and the Corporation and the Trust are open-end, registered management investment companies and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Acquiring Fund and the Acquired Fund are authorized to issue their shares of capital stock and shares of beneficial interests, respectively;

WHEREAS, the Directors of the Corporation have determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

WHEREAS, the Trustees of the Trust have determined that the Reorganization, with respect to the Acquired Fund, is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of the Reorganization;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


Article I

 TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES
                      AND LIQUIDATION OF THE ACQUIRED FUND

1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares, determined by (a) multiplying the shares outstanding of the Acquired Fund by (b) the ratio computed by dividing (x) the net asset value per share of the Acquired Fund by (y) the net asset value per share of the corresponding class of Acquiring Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of Institutional Service Shares of the Acquired Fund will receive Institutional Service Shares of the Acquiring Fund, while holders of Institutional Shares of the Acquired Fund will receive Class Y Shares of the Acquiring Fund. Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.

1.2 ASSETS TO BE ACQUIRED. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date.

     The Acquired Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such statements. The Acquired Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Acquired Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.

1.3 LIABILITIES TO BE DISCHARGED. The Acquired Fund will discharge all of its liabilities and obligations prior to the Closing Date.

1.4 STATE FILINGS. Prior to the Closing Date, the Corporation shall make any filings with the State of Maryland that may be required under the laws of the State of Maryland, effective as of the Closing Date.

1.5 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable: (a) the Acquired Fund will distribute in complete liquidation of the Acquired Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), all of the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1; and (b) the Acquired Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.9 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund (the "Acquired Fund Shares") will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its termination.

1.6 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued simultaneously to the Acquired Fund, in an amount equal in value to the aggregate net asset value of the Acquired Fund Shares, to be distributed to Acquired Fund Shareholders.

1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8 REPORTING RESPONSIBILITY. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund.

1.9 TERMINATION. The Acquired Fund shall be terminated promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.5.

1.10 BOOKS AND RECORDS. All books and records of the Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

Article II

                                    VALUATION

2.1 VALUATION OF ASSETS. The value of the Acquired Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets at the closing on the Closing Date, using the valuation procedures set forth in the Trust Instrument and the Acquiring Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

2.2 VALUATION OF SHARES. The net asset value per share of Acquiring Fund Shares shall be the net asset value per share computed at the closing on the Closing Date, using the valuation procedures set forth in the Corporation's Trust Instrument and the Acquiring Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3 SHARES TO BE ISSUED. The number of the Acquiring Fund's shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined by (a) multiplying the shares outstanding of the Acquired Fund by (b) the ratio computed by (x) dividing the net asset value per share of the Acquired Fund by (y) the net asset value per share of the Acquiring Fund determined in accordance with paragraph 2.2.

2.4 DETERMINATION OF VALUE. All computations of value shall be made by Federated Services Company, on behalf of the Acquiring Fund and the Acquired Fund.

Article III

                            CLOSING AND CLOSING DATE

3.1 CLOSING DATE. The closing shall occur on or about August 27, 2004, or such other date(s) as the parties may agree to in writing (the "Closing Date"). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as the parties may agree.

3.2 CUSTODIAN'S CERTIFICATE. State Street Bank and Trust Company, as custodian for the Acquired Fund (the "Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.

3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or
(b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

3.4 TRANSFER AGENT'S CERTIFICATE. Federated Services Company, as transfer agent for the Acquired Fund as of the Closing Date, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause Federated Services Company, its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust or provide evidence satisfactory to the Acquired Fund that the Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request. Article IV

                         REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE ACQUIRED FUND. The Trust, on behalf of the Acquired Fund, represents and warrants to the Corporation, on behalf of the Acquiring Fund, as follows:

a) The Acquired Fund is a legally designated, separate series of a voluntary association duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

b) The Trust is registered as an open-end management investment company under the 1940 Act, and the Trust's registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect.

c) The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d) The Acquired Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not, result in the violation of any provision of the Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.

e) The Acquired Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.

f) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

g) The financial statements of the Acquired Fund as of September 30, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.

h) The unaudited financial statements of the Acquired Fund as of March 31, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of March 31, 2003, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.

i) Since the date of the financial statements referred to in paragraph (h) above, there have been no material adverse changes in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this paragraph (i), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.

j) All federal and other tax returns and reports of the Acquired Fund required by law to be filed, have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Acquired Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

k) All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in paragraph 3.4. The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Acquired Fund shares, and has no outstanding securities convertible into any of the Acquired Fund shares.

l) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Acquiring Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the Commonwealth of Massachusetts, the Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Acquiring Fund.

m) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund.
     Subject to approval by the Acquired Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

n) The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

o) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund Shareholders and on the Closing Date, any written information furnished by the Trust with respect to the Acquired Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

p) The Acquired Fund has elected to qualify and has qualified as a "regulated investment company" under the Code (a "RIC"), as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.

q) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act or Massachusetts law for the execution of this Agreement by the Trust, for itself and on behalf of the Acquired Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Acquired Fund as described in paragraph 5.2.

4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Corporation, on behalf of the Acquiring Fund, represents and warrants to the Trust, on behalf of the Acquired Fund, as follows:

a)   The  Acquiring  Fund  is  a  legally  designated,   separate  series  of  a
     corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.

b) The Corporation is registered as an open-end management investment company under the 1940 Act, and the Trust's registration with the Commission as an investment company under the 1940 Act is in full force and effect.

c)   The current  prospectus  and  statement of  additional  information  of the
     Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.

d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not, result in a violation of the Corporation's Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

e) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.



f) The financial statements of the Acquiring Fund as of April 30, 2004 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquired Funds) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.
g) The unaudited financial statements of the Acquiring Fund as of October 31, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.
h) Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this paragraph (h), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.
i) All federal and other tax returns and reports of the Acquiring Fund required by law to be filed, have been filed. All federal and other taxes shown due on such returns and reports have been paid or provision shall have been made for their payment. To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
j) All issued and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, and there are no outstanding securities convertible into any Acquiring Fund Shares.
k) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
l) Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.
m) The information to be furnished by the Acquiring Fund for use in no-action letters, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
n) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund Shareholders and on the Closing Date, any written information furnished by the Corporation with respect to the Acquiring Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
o) The Acquiring Fund has elected to qualify and has qualified as a RIC under the Code as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
p) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Maryland law for the execution of this Agreement by the Corporation, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by the Corporation, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
q) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

Article V

            COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

5.1 OPERATION IN ORDINARY COURSE. Subject to paragraph 8.5, the Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

5.2 APPROVAL OF SHAREHOLDERS. The Trust will call a special meeting of the Selling Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3 INVESTMENT REPRESENTATION. The Acquired Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Trust's Treasurer.

5.7 PREPARATION OF REGISTRATION STATEMENT AND SCHEDULE 14A PROXY STATEMENT. The Corporation will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Acquired Fund (the "Registration Statement"). The Registration Statement on Form N-14 shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Acquired Fund's Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8 The Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Acquired Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.


Article VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by the Acquiring Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:

6.1 All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the Acquiring Fund's name by the Corporation's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquired Fund shall reasonably request.

Article VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by the Acquired Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:

7.1 All representations, covenants, and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund on such Closing Date a certificate executed in the Acquired Fund's name by the Trust's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

7.2 The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Trust.

Article VIII

              FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                       ACQUIRING FUND AND ACQUIRED FUND

      If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with applicable law and the provisions of the Trust's Declaration of Trust and By-Laws. Certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1.

8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.

8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 The parties shall have received an opinion of Dickstein Shapiro Morin & Oshinsky LLP substantially to the effect that for federal income tax purposes:

a) The transfer of all of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares (followed by the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.
b)    No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares.
c) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their Selling Fund Shares.
d) No gain or loss will be recognized by any Acquired Fund Shareholder upon the exchange of its Acquired Fund Shares for Acquiring Fund Shares.
e) The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately prior to the Reorganization. The holding period of Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder, provided the Acquired Fund Shares are held as capital assets at the time of the Reorganization.
f) The tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.
      Such opinion shall be based on customary assumptions and such representations as Dickstein Shapiro Morin & Oshinsky LLP may
      reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be reorganized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.
Article IX

                                   EXPENSES

9.1 Federated Investment Management Company or its affiliates will pay all expenses associated with Acquiring Fund's and Acquired Fund's participation in the Reorganization. Reorganization expenses include, without limitation:
(a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; and
(g) other related administrative or operational costs.

Article X

                   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 The Corporation, on behalf of the Acquiring Fund, and the Trust, on behalf of the Acquired Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date, shall continue in effect beyond the consummation of the transactions contemplated hereunder.
Article XI

                                 TERMINATION

11.1 This Agreement may be terminated by the mutual agreement of the Corporation and the Trust. In addition, either the Corporation or the Trust may at its option terminate this Agreement at or before the Closing Date due to:
a) a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;
b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c) a determination by a party's Board of Trustees, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Trust or the Corporation, respectively, and notice given to the other party hereto.

11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund, the Acquired Fund, the Corporation, the Trust, or their respective Trustees or officers, to the other party or its Trustees or officers.

Article XII

                                  AMENDMENTS

12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Trust and the Corporation as specifically authorized by their respective Board of Trustees or Board of Directors, as the case may be; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.
Article XIII

              HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                           LIMITATION OF LIABILITY

13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5 It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only the trust property of the Acquired Fund, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust on behalf of the Acquired Fund and signed by authorized officers of the Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquired Fund as provided in the Trust's Declaration of Trust.

13.6 IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                    FEDERATED TOTAL RETURN SERIES, INC.
                                    on behalf of its portfolio,
                                    Federated Limited Duration Fund

                                    /s/ John W. McGonigle
                                     John W. McGonigle, Secretary


                                    FEDERATED INCOME SECURITIES TRUST
                                    on behalf of its portfolio,
                                    Federated Short-Term Income Fund



                                    /s/ J. Christopher Donahue
                                          J. Christopher Donahue, President




Federated

WORLD-CLASS INVESTMENT MANAGER

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
www.federatedinvestors.com
Contact us at 1-800-341-7400 or
www.federatedinvestors.com/contact
Federated Securities Corp., Distributor
Cusip 31428Q408
Cusip 31428Q309

30559 (7/04)




1 These voluntary waivers may be terminated or adjusted at any time.























                     STATEMENT OF ADDITIONAL INFORMATION



                                July 16, 2004



                         Acquisition of the assets of



                       FEDERATED LIMITED DURATION FUND

              a portfolio of Federated Total Return Series, Inc.

                           (A Maryland Corporation)


                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                    Telephone No:  1-800-341-7400


                       By and in exchange for Shares of



                       FEDERATED SHORT-TERM INCOME FUND

               a portfolio of Federated Income Securities Trust

                       (A Massachusetts Business Trust)


                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                     Telephone No: 1-800-341-7400


            This Statement of Additional Information dated July 16, 2004, is not a prospectus. A Prospectus/Proxy Statement dated July 16, 2004, related to the above-referenced matter may be obtained from Federated Income Securities Trust, on behalf of Federated Short-Term Income Fund, Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. This Statement of Additional Information should be read in conjunction with such Prospectus/Proxy Statement.


                              TABLE OF CONTENTS



1. Statement of Additional Information of Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust, dated June 30, 2003 (revised March 31, 2004).

2. Statement of Additional Information of Federated Limited Duration Fund, a portfolio of Federated Total Return Series, Inc., dated November 30, 2003.

3. Pro Forma Financial Statements of Federated Short-Term Income Fund and Federated Limited Duration Fund, dated April 30, 2004 (unaudited).

4. Financial Statements of Federated Short-Term Income Fund, dated April 30, 2004 (audited).

5. Financial Statements of Federated Short-Term Income Fund, dated October 31, 2003 (unaudited).

6. Financial Statements of Federated Limited Duration Fund, dated September 30, 2003 (audited).

7. Financial Statements of Federated Limited Duration Fund, dated March 31, 2003 (unaudited).


                    INFORMATION INCORPORATED BY REFERENCE



            The Statement of Additional Information of Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust (the "Trust"), is incorporated by reference to the Trust's Post-Effective Amendment No. 40 to its Registration Statement on Form N-1A (File No. 33-3164), which was filed with the Securities and Exchange Commission on or about June 30, 2003. A copy may be obtained from the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Telephone Number: 1-800-341-7400.

            The Statement of Additional Information of Federated Limited Duration Fund, a portfolio of Federated Total Return Series, Inc. (the "Corporation"), is incorporated by reference to the Corporation's Post-Effective Amendment No. 33 to its Registration Statement on Form N-1A (File No. 33-50773), which was filed with the Securities and Exchange Commission on or about December 1, 2003. A copy may be obtained from the Corporation at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Telephone Number: 1-800-341-7400.

            The audited financial statements of the Federated Short-Term Income Fund dated April 30, 2004, are incorporated by reference to the Annual Report to Shareholders of the Fund, which was filed with the Securities and Exchange Commission pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about June 30, 2004.

            The audited financial statements of the Federated Limited Duration Fund dated September 30, 2003, are incorporated by reference to the Annual Report to Shareholders of the Fund, which was filed with the Securities and Exchange Commission pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about December 1, 2003.

            The unaudited financial statements of the Federated Short-Term Income Fund dated October 31, 2003 are incorporated by reference to the Semi-Annual Report to Shareholders of the Fund which was filed with the SEC pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about December 29, 2003.

            The unaudited financial statements of Federated Limited Duration Fund dated March 31, 2003 are incorporated by reference to the Semi-Annual Report to Shareholders of the Fund which was filed with the SEC pursuant to
Section 30(b) of the Investment Company Act of 1940, as amended, on or about June 6, 2003.


                       FEDERATED SHORT-TERM INCOME FUND

                      Federated Income Securities Trust



Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY

Federated Investors Tower
1100 Liberty Avenue
Pittsburgh, PA  15222-3779


Distributor
FEDERATED SECURITIES CORP.

Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Transfer Agent and Dividend Dispersing Agent
FEDERATED SHAREHOLDER SERVICES COMPANY

P.O. Box 8600
Boston, MA 02266-8600

                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
                   Notes to Pro Forma Financial Statements
                   Year Ended April 30, 2004 (Unaudited)


Basis of Combination

The accompanying unaudited Pro Forma Combining Portfolios of Investments, Statements of Assets and Liabilities and Statements of Operations ("Pro Forma Financial Statements") reflect the accounts of Federated Limited Term Fund, Federated Limited Duration Fund and Federated Short-Term Income Fund, collectively ("the Funds"), for the year ended April 30, 2004. These statements have been derived from the books and records utilized in calculating daily net asset values at April 30, 2004.

The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Funds which have been incorporated by reference in the Statement of Additional Information. The Funds follow generally accepted accounting principles applicable to management investment companies which are disclosed in the historical financial statements of each fund.

The Pro Forma Financial Statements give effect to the proposed exchange of assets of Federated Short-Term Income Fund for Federated Limited Term Fund and Federated Limited Duration Fund. Under generally accepted accounting principles, Federated Short-Term Income Fund will be the surviving entity for accounting purposes with its historical cost of investment securities and results of operations being carried forward.

The Pro Forma Financial Statements have been adjusted to reflect the anticipated advisory fee arrangement for the surviving entity. Certain other operating costs have also been adjusted to reflect anticipated expenses of the combined entity. Other costs which may change as a result of the reorganization are currently undeterminable.

For the year ended April 30, 2004, Federated Short-Term Income Fund, Federated Limited Term Fund and Federated Limited Duration Fund paid investment advisory fees computed at the annual rate of 0.40% as a percentage of average daily net assets.



Shares of Beneficial Interest

The Pro Forma net asset value per share assumes the issuance of 18,857,556 Class A Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 17,867,986 Class A Shares of Federated Limited Term Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.

The Pro Forma net asset value per share assumes the issuance of 2,688,580 Institutional Service Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 838,448 Class F Shares of Federated Limited Term Fund and 1,633,279 Institutional Service Shares of Federated Limited Duration Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.

The Pro Forma net asset value per share assumes the issuance of 10,905,243 Class Y Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 9,874,434 Institutional Shares of Federated Limited Duration Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.
Pro Forma Combining Portfolios of Investments
April 30, 2004 (Unaudited)




Federated    Federated   Federated                                             Federated  Federated  Federated
 Limited      Limited    Short-Term Pro                                          Limited    Limited   Short-Term Pro Forma
                                    Forma
Term Fund  Duration Fund Income     Combined                                   Term Fund  Duration   Income     Combined
                           Fund                                                            Fund      Fund
------------------------------------------------------------------------------------------------------------------------
Adjustable Rate Mortgages - 3.6%
$175,699   $-            $-        $175,699    (1)FHLMC ARM 606116, 30         $180,915   $-         $-       $180,915
                                               Year, 9/1/2019
                                            -----------------------------------
                                            -----------------------------------
192,853    -             -         192,853     (1)FHLMC ARM 785167, 30         198,436    -          -        198,436
                                               Year, 12/1/2018
                                            -----------------------------------
                                            -----------------------------------
53,583     -             -         53,583      (1)FNMA ARM 112514, 30          64,707     -          -        64,707
                                               Year, 12/1/2020
                                            -----------------------------------
                                            -----------------------------------
953,073    1,323,389     953,073   3,229,535   (1)FNMA ARM 544843 10/1/2027    972,669    1,350,598  972,669  3,295,936
                                            -----------------------------------
                                            -----------------------------------
-          -             2,523,368 2,523,368   (1)FNMA ARM 544852 4/1/2028     -          -          2,575,1232,575,123
                                            -----------------------------------
1,889,979  -             -         1,889,979   (1)FNMA ARM 544884,             1,928,610  -          -        1,928,610
                                               5/01/2034
                                            -----------------------------------
2,729,426  1,834,532     2,729,426 7,293,384   (1)FNMA ARM 556379 5/1/2040     2,769,587  1,861,526  2,769,5877,400,700
                                            -----------------------------------
                                            -----------------------------------
873,156    -             873,156   1,746,312   (1)FNMA ARM 556388 5/01/2040    886,004    -          886,004  1,772,008
                                            -----------------------------------
-          84,712        -         84,712      (1)GNMA ARM 8902, 30 Year,      -          86,453     -        86,453
                                               1/20/2022
                                                                                                     ---------
                                            ----------------------------------------------------------------------------
                                               Total Adjustable Rate           7,000,928  3,298,577  7,203,38317,502,888
                                               Mortgages (identified cost
                                               $17,455,264)
                                            ----------------------------------------------------------------------------
Asset-Backed Securities - 24.7%
Automotive -- 7.7%
-          -             2,481,472 2,481,472   Americredit Automobile                                2,548,8112,548,811
                                               Receivables Trust 2001-B,
                                               Class A4, 5.37%, 6/12/2008
                                            -----------------------------------
-          -             1,830,603 1,830,603   (1)Americredit Automobile       -          -          1,832,1491,832,149
                                               Receivables Trust 2002-A,
                                               Class A3, 1.29%, 10/12/2006
                                            -----------------------------------
                                            -----------------------------------
2,000,000  1,000,000     -         3,000,000   Capital Auto Receivables        2,008,313  1,004,156  -        3,012,469
                                               Asset Trust 2003-3, Class
                                               A2A, 2.35%, 10/15/2006
                                            -----------------------------------
1,000,000  5,000,000     1,000,000 7,000,000   (1)Capital Auto Receivables     990,954    495,477    990,954  2,477,385
                                               Asset Trust 2004-1, Class
                                               A3, 2.00%, 11/15/2007
                                            -----------------------------------
                                            -----------------------------------
-          1,000,000     -         1,000,000   Chase Manhattan Auto Owner      -          997,200    -        997,200
                                               Trust 2003-B, Class A3,
                                               7/16/2007
                                            -----------------------------------
2,000,000  1,000,000     2,000,000 5,000,000   (1)DaimlerChrysler Master       2,000,680  1,000,340  2,000,6805,001,700
                                               Owner Trust 2002-A, Class
                                               A, 1.16%, 5/15/2007
                                            -----------------------------------
992,608    496,304       926,434   2,415,346   (2)First Tennessee              1,005,323  502,662    938,302  2,446,287
                                               Financial Auto
                                               Securitization Trust
                                               2002-A, Class A, 3.55%,
                                               7/15/2008
                                            -----------------------------------

$ -        $ -           $646,156  $646,156    Ford Credit Auto Owner          $ -        $ -        $647,907 $647,907
                                               Trust 2001-D, Class A3,
                                               4.31%, 6/15/2005
                                            -----------------------------------
                                            -----------------------------------
-          720,921       -         720,921     Harley-Davidson Motorcycle      -          710,770    -        710,770
                                               Trust 2004-1, Class B,
                                               11/15/2011
                                            -----------------------------------
-          277,754       416,632   694,386     Honda Auto Receivables          -          278,896    418,344  697,240
                                               Owner Trust 2002-1, Class
                                               A3, 3.50%, 10/17/2005
                                            -----------------------------------
-          1,000,000     -         1,000,000   Honda Auto Receivables          -          1,000,030  -        1,000,030
                                               Owner Trust 2003-4, Class
                                               A3, 2.19%, 5/15/2007
                                            -----------------------------------
518,893    -             -         518,893     (2,3)Long Beach Acceptance      520,595    -          -        520,595
                                               Auto Receivables Trust
                                               2001-1, Class A3, 5.198%,
                                               3/13/2006
                                            -----------------------------------
1,500,000  -             1,500,000 3,000,000   M&I Auto Loan Trust 2001-1,     1,530,855  -          1,530,8553,061,710
                                               Class B, 5.88%, 6/20/2008
                                            -----------------------------------
                                            -----------------------------------
672,163    -             -         672,163     Mellon Auto Grantor Trust       689,014    -          -        689,014
                                               2000-2, Class B, 6.67%,
                                               7/15/2007
                                            -----------------------------------
                                            -----------------------------------
1,169,500  500,000       1,000,000 2,669,500   MMCA Automobile Trust           1,181,997  510,285    1,010,6862,702,968
                                               2000-2, Class B, 7.42%,
                                               8/15/2005
                                            -----------------------------------
                                            -----------------------------------
521,732    -             -         521,732     (4)MMCA Automobile Trust        528,136    -          -        528,136
                                               2001-2, Class B, 5.75%,
                                               6/15/2007
                                            -----------------------------------
                                            -----------------------------------
-          1,000,000     -         1,000,000   Navistar Financial Corp.        -          990,890    -        990,890
                                               Owner Trust 2004-A, Class
                                               A3, 2.01%, 8/15/2008
                                            -----------------------------------
-          1,000,000     -         1,000,000   Nissan Auto Receivables         -          993,670    -        993,670
                                               Owner Trust 2004-A, Class
                                               A3, 2.19%, 11/15/2007
                                            -----------------------------------
5,894      1,228         -         7,122       (2)Paragon Auto Receivables     5,894      1,228      -        7,122
                                               Owner Trust 1998-A, Class
                                               B, 7.47%, 11/15/2004
                                            -----------------------------------
                                            -----------------------------------
14,671     8,606         -         23,277      (2)Paragon Auto Receivables     14,817     8,693      -        23,510
                                               Owner Trust 1998-B, Class
                                               B, 7.03%, 3/15/2005
                                            -----------------------------------
                                            -----------------------------------
14,849     18,561        -         33,410      Paragon Auto Receivables        14,888     18,610     -        33,498
                                               Owner Trust 1999-A, Class
                                               A, 5.95%, 11/15/2005
                                            -----------------------------------
                                            -----------------------------------
-          -             506,641   506,641     Navistar Financial Corp.        -          -          518,315  518,315
                                               Owner Trust 2002-A, Class
                                               B, 4.95%, 4/15/2009
                                            -----------------------------------
-          -             319,165   319,165     The CIT Group                   -          -          329,014  329,014
                                               Securitization Corp. II,
                                               Class B, 6.45%, 6/15/2018
                                            -----------------------------------
                                            -----------------------------------
-          560,929       -         560,929     Toyota Auto Receivables         -          565,983    -        565,983
                                               Owner Trust 2002-B, Class
                                               A3, 3.76%, 6/15/2006
                                            -----------------------------------
2,000,000  750,000       2,000,000 4,750,000   Whole Auto Loan Trust           1,996,380  748,643    1,996,3804,741,403
                                               2003-1, Class A3B, 1.99%,
                                               5/15/2007
                                            -----------------------------------
                                            ----------------------------------------------------------------------------
                                               Total                           12,487,846 9,827,533  14,762,3937,077,776
                                            ----------------------------------------------------------------------------

Credit Card -- 4.4%
$1,750,000 $750,000      $2,000,000$4,500,000  Bank One Issuance Trust         $1,771,420 $759,180   $2,024,48$4,555,080
                                               2002-A4, Class A4, 2.94%,
                                               6/16/2008
                                            -----------------------------------
-          755,000       1,000,000 1,755,000   Bank One Issuance Trust         -          759,832    1,006,4001,766,232
                                               2002-B1, Class B1, 1.48%,
                                               12/15/2009
                                            -----------------------------------
1,000,000  750,000       1,250,000 3,000,000   Capital One Multi Asset         1,000,930  750,697    1,251,1623,002,789
                                               Execution 2003-A6, Class
                                               A6, 2.95%, 8/17/2009
                                            -----------------------------------
-          -             3,000,000 3,000,000   (1)Citibank Credit Card         -          -          3,011,2803,011,280
                                               Issuance Trust 2000-C2,
                                               Class C2, 1.79%, 10/15/2007
                                            -----------------------------------
-          1,000,000     -         1,000,000   Citibank Credit Card Master     -          1,010,300  -        1,010,300
                                               Trust 2002-C1, Class C1,
                                               2.12%, 2/9/2009
                                            -----------------------------------
2,000,000  -             -         2,000,000   (2,3)MBNA Master Credit         2,049,680  -          -        2,049,680
                                               Card Trust 1999-M, Class C,
                                               7.45%, 4/16/2007
                                            -----------------------------------
                                            -----------------------------------
1,000,000  1,000,000     -         2,000,000   MBNA Master Credit Card         1,043,590  1,043,590  -        2,087,180
                                               Trust 2000-A, Class A,
                                               7.35%, 7/16/2007
                                            -----------------------------------
                                            -----------------------------------
-          500,000       2,000,000 2,500,000   (1)MBNA Master Credit Card      -          503,060    2,012,2402,515,300
                                               Trust 2000-D, Class B,
                                               1.53%, 9/15/2009
                                            -----------------------------------
-          1,000,000     -         1,000,000   (2)Providian Master Trust       -          1,020,184  -        1,020,184
                                               1999-1, Class C, 7.35%,
                                               1/15/2009
                                            ----------------------------------------------------------------------------
                                               Total                           5,865,620  5,846,843  9,305,56221,018,025
                                            ----------------------------------------------------------------------------
Home Equity Loan -- 7.9%
-          -             562,804   562,804     (2)125 Home Loan Owner          -          -          572,304  572,304
                                               Trust 1998-1A, Class M2,
                                               7.75%, 2/15/2029
                                            -----------------------------------
                                            -----------------------------------
15,999,779 4,999,931     9,999,862 30,999,572  ACE Securities Corp.            237,917    74,349     148,698  460,964
                                               2001-HE1, Class AIO, 6.00%,
                                               8/20/2004
                                            -----------------------------------
                                            -----------------------------------
-          -             398,173   398,173     (1,2)AQ Finance NIM Trust       -          -          400,414  400,414
                                               2002-N6, Class Note, 1.75%,
                                               12/25/2007
                                            -----------------------------------
                                            -----------------------------------
-          -             773,162   773,162     (1)Ameriquest Mortgage          -          -          779,525  779,525
                                               Securities, Inc. 2002-5,
                                               Class AV1, 1.62%, 2/25/2033
                                            -----------------------------------
21,800,000 -             -         21,800,000  Asset Backed Funding            452,568    -          -        452,568
                                               Certificate 2002-OPT1,
                                               Class AIO, 6.00%, 3/25/2005
                                            -----------------------------------
-          -             1,152,690 1,152,690   (2)Bayview Financial            -          -          1,218,4801,218,480
                                               Acquisition Trust 1998-1,
                                               Class MI1, 7.52%, 5/25/2029
                                            -----------------------------------
756,831    -             -         756,831     (2,3)Bayview Financial          718,521    -          -        718,521
                                               Acquisition Trust 1998-1,
                                               Class MI3, 8.21%, 5/25/2029
                                            -----------------------------------
-          -             431,731   431,731     (1,2)Bayview Financial          -          -          412,437  412,437
                                               Acquisition Trust 1998-1,
                                               Class MII1, 1.85%, 5/25/2029
                                            -----------------------------------

                                            -----------------------------------
$ -        $ -           $631,222  $631,222    (2)Bayview Financial            $ -        $ -        $590,590 $590,590
                                               Acquisition Trust 1998-1,
                                               Class MII2, 1.94%, 5/25/2029
                                            -----------------------------------
                                            -----------------------------------
-          344,455       -         344,455     (2)Bayview Financial            -          309,042    -        309,042
                                               Acquisition Trust 1998-1,
                                               Class M23, 2.54%, 5/25/2029
                                            -----------------------------------
                                            -----------------------------------
-          401,307       -         401,307     (2)Bayview Financial            -          323,806    -        323,806
                                               Acquisition Trust 1998-1,
                                               Class MII, 2.84%, 5/25/2029
                                            -----------------------------------
                                            -----------------------------------
-          2,576,461     -         2,576,461   (2)Bayview Financial            -          61,369     -        61,369
                                               Acquisition Trust 2002-CA,
                                               Class AIO, 14.00%,
                                               10/25/2004
                                            -----------------------------------
                                            -----------------------------------
-          25,334        -         25,334      C-BASS ABS LLC Series           -          25,331     -        25,331
                                               1998-3, Class AF, 6.50%,
                                               1/25/2033
                                            -----------------------------------
                                            -----------------------------------
12,450,000 4,150,000     7,700,000 24,300,000  Centex Home Equity 2002-C,      140,062    46,688     86,625   273,375
                                               Class AIO, 6.00%, 8/25/2004
                                            -----------------------------------
                                            -----------------------------------
197,155    -             197,155   394,310     (1)Chase Funding Mortgage       197,528    -          197,528  395,056
                                               Loan Asset-Backed
                                               Certificates 1999-1, Class
                                               IIB, 3.85%, 6/25/2028
                                            -----------------------------------
                                            -----------------------------------
1,000,000  1,000,000     1,000,000 3,000,000   Chase Funding Mortgage Loan     998,860    998,860    998,860  2,996,580
                                               Asset-Backed Certificates
                                               2003-6, Class 1A2, 2.737%,
                                               3/25/2020
                                            -----------------------------------
                                            -----------------------------------
-          724,351       867,824   1,592,175   Chase Funding Net Interest      -          723,482    874,836  1,598,318
                                               Margin, Class Note, 3.75%,
                                               2/27/2034
                                            -----------------------------------
                                            -----------------------------------
-          -             205,486   205,486     Cityscape Home Equity Loan      -          -          206,717  206,717
                                               Trust 1997-1, Class A4,
                                               7.23%, 3/25/2018
                                            -----------------------------------
                                            -----------------------------------
-          -             118,497   118,497     (1)ContiMortgage Home           -          -          118,570  118,570
                                               Equity Loan Trust 1996-4,
                                               Class A10, 1.33%, 1/15/2028
                                            -----------------------------------
-          500,000       -         500,000     Countrywide Asset Backed        -          497,865    -        497,865
                                               Certificates 2002-1, Class
                                               M2, 2.19%, 8/25/2032
                                            -----------------------------------
1,788,954  670,858       1,788,954 4,248,766   (1)Fifth Third Home Equity      1,788,954  670,858    1,788,9544,248,766
                                               Loan Trust, Class A, 1.34%,
                                               9/20/2023
                                            -----------------------------------
                                            -----------------------------------
970,901    485,450       970,901   2,427,252   (1)First Franklin Mortgage      972,334    486,167    972,334  2,430,835
                                               Loan Asset Backed
                                               Certificates 2003-FF5,
                                               Class A3, 1.45%, 3/25/2034
                                            -----------------------------------
                                            -----------------------------------
-          478,385       -         478,385     First Franklin Mortgage         -          479,222    -        479,222
                                               Loan Asset Backed
                                               Certificates 2004-FF1,
                                               Class A2, 1.34%, 11/25/2034
                                            -----------------------------------
500,000    -             -         500,000     (2,3)First Franklin NIM         498,250    -          -        498,250
                                               Trust 2004-FF1, Class N1,
                                               4.50%, 9/25/2005
                                            -----------------------------------
652,615    652,615       870,153   2,175,383   (2)First Franklin NIM Trust     651,799    651,799    869,065  2,172,663
                                               2004-FFA, Class A, 5.00%,
                                               3/27/2024
                                            -----------------------------------

                                            -----------------------------------
$2,200,000 $613,000      $-        $2,813,000  Green Tree Home Improvement     $2,056,230 $572,940   $-       $2,629,170
                                               Loan Trust 1996-F, Class
                                               HI2, 7.70%, 11/15/2027
                                            -----------------------------------
                                            -----------------------------------
2,000,000  481,015       -         2,481,015   Green Tree Home Improvement     1,608,900  386,953    -        1,995,853
                                               Loan Trust 1997-C, Class
                                               B2, 7.59%, 8/15/2028
                                            -----------------------------------
560,293    -             -         560,293     Mellon Bank Home Equity         561,240    -          -        561,240
                                               Installment Loan 1997-1,
                                               Class A4, 6.84%, 7/25/2012
                                            -----------------------------------
-          469,521       469,521   939,042     Mellon Bank Home Equity         -          482,912    482,912  965,824
                                               Installment Loan 1998-1,
                                               Class B, 6.95%, 3/25/2015
                                            -----------------------------------
218,832    109,416       -         328,248     New Century Finance Trust       48,417     24,208     -        72,625
                                               1999-1, Class B, 8.75%,
                                               1/25/2029
                                            -----------------------------------
-          -             613,680   613,680     New Century Home Equity         -          -          633,109  633,109
                                               Loan Trust 1997-NC5, Class
                                               M2, 7.24%, 10/25/2028
                                            -----------------------------------
-          10,000,000    -         10,000,000  (2,3)Quest Trust 2002 - X1,     -          192,200    -        192,200
                                               Class S, 5.25%, 11/25/2004
                                            -----------------------------------
-          957,229       957,229   1,914,458   Quest Trust 2004 - X1,          -          959,919    959,919  1,919,838
                                               Class A, 1.42%, 2/25/2034
                                            -----------------------------------
                                            -----------------------------------
-          -             16,137,89816,137,898  Residential Asset Mortgage      -          -          93,923   93,923
                                               Products, Inc. 2002-RS1,
                                               Class AII, 5.50%, 7/25/2004
                                            -----------------------------------
                                            -----------------------------------
2,000,000  500,000       1,000,000 3,500,000   Residential Asset Mortgage      1,978,220  494,555    989,110  3,461,885
                                               Products, Inc. 2003-RS10,
                                               Class AI2, 3.12%, 5/25/2025
                                            -----------------------------------
-          943,795       1,833,761 2,777,556   Residential Asset               -          987,964    1,919,5812,907,545
                                               Securities Corp. 1999-KS3,
                                               Class AI7, 7.505%,
                                               10/25/2030
                                            ----------------------------------------------------------------------------
                                               Total                           12,909,800 9,450,489  15,314,4937,674,780
                                            ----------------------------------------------------------------------------
Manufactured Housing -- 0.8%
-          -             270,306   270,306     Green Tree Financial Corp.      -          -          271,990  271,990
                                               1993-2, Class A4, 6.90%,
                                               7/15/2018
                                            -----------------------------------
                                            -----------------------------------
1,134,708  -             1,053,388 2,188,096   Green Tree Financial Corp.      1,204,595  -          1,118,267 2,322,862
                                               1997-1, Class A5, 6.86%,
                                               3/15/2028
                                            -----------------------------------
                                            -----------------------------------
1,211,353  302,838       -         1,514,191   Green Tree Financial Corp.      79,138     19,784     -        98,922
                                               1999-5, Class B1, 9.20%,
                                               4/1/2031
                                            -----------------------------------
500,000    500,000       -         1,000,000   Vanderbilt Mortgage Finance     511,771    511,771    -        1,023,542
                                               1999-A, Class 2B2, 3.70%,
                                               6/7/2016
                                            ----------------------------------------------------------------------------
                                               Total                           1,795,504  531,555    1,390,2573,717,316
                                            ----------------------------------------------------------------------------
Other -- 2.2%
-          1,000,000     -         1,000,000   CIT Equipment Collateral        -          998,750    -        998,750
                                               2004-VT1, Class A3, 2.20%,
                                               3/20/2008
                                            -----------------------------------
15,937     15,937        47,811    79,685      (1,2)CapitalSource              15,945     15,945     47,833   79,723
                                               Commercial Loan Trust
                                               2002-2A, Class A, 1.64125%,
                                               9/20/2010
                                            -----------------------------------

$ -        $ -           $276,877  $276,877    Caterpillar Financial Asset     $ -        $ -        $277,761 $277,761
                                               Trust 2001-A, Class A3,
                                               4.85%, 4/25/2007
                                            -----------------------------------
                                            -----------------------------------
19,835,319 -             -         19,835,319  Conseco Recreational            401,863    -          -        401,863
                                               Enthusiast Consumer Trust
                                               2001-A, Class AIO, 5.00%,
                                               8/15/2025
                                            -----------------------------------
1,216,083  -             2,702,813 3,918,896   (2,3)FMAC Loan Receivables      48,643     -          108,113  156,756
                                               Trust 1997-A, Class A-X,
                                               4.02%, 4/15/2019
                                            -----------------------------------
1,030,861  343,620       635,782   2,010,263   (1,2)Great America Leasing      1,053,030  351,010    649,454  2,053,494
                                               Receivables 2002-1, Class
                                               C, 4.91%, 7/15/2007
                                            -----------------------------------
1,858,421  929,210       1,858,421 4,646,052   John Deere Owner Trust          1,859,120  929,560    1,859,120 4,647,800
                                               2003-A, Class A2, 1/17/2006
                                            -----------------------------------
-          -             2,000,000 2,000,000   (1)Mellon Bank Premium          -          -          2,003,5602,003,560
                                               Finance Loan Master Trust
                                               2002-1, Class A, 1.41%,
                                               12/17/2007
                                            ----------------------------------------------------------------------------
                                               Total                           3,378,601  2,295,265  4,945,841  10,619,707
                                            ----------------------------------------------------------------------------
Rate Reduction Bond -- 1.7%
-          571,481       952,469   1,523,950   CPL Transition Funding LLC      -          576,990    961,650  1,538,640
                                               2002-1, Class A1, 3.54%,
                                               1/15/2007
                                            -----------------------------------
2,284,370  -             1,643,432 3,927,802   California Infrastructure &     2,392,375  -          1,721,133  4,113,508
                                               Economic Development Bank
                                               Special Purpose Trust
                                               SCE-1, Class A6, 6.38%,
                                               9/25/2008
                                            -----------------------------------
822,736    411,368       1,234,104 2,468,208   California Infrastructure       860,894    430,447    1,291,341  2,582,682
                                               SDG&E-1 1997-1, Class A6,
                                               6.31%, 9/25/2008
                                            ----------------------------------------------------------------------------
                                               Total                           3,253,269  1,007,437  3,974,124  8,234,830
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Asset-Backed              39,690,640 28,959,122 49,692,6711  8,342,434
                                               Securities (identified cost
                                               $126,657,094)
                                            ----------------------------------------------------------------------------
Collateralized Mortgage Obligations - 12.2%
Commercial Mortgage -- 0.1%
2,414,366  -             5,432,322 7,846,688   First Union Lehman Brothers     98,307     -          221,191  319,498
                                               Commercial Mortgage Trust
                                               1997-C1, Class IO, 1.301%,
                                               4/18/2029
                                            ----------------------------------------------------------------------------
Federal Home Loan Mortgage Corporation--
5.6%
1,446,670  1,030,158     1,446,670 3,923,498   Federal Home Loan Mortgage      1,425,682  1,015,213  1,425,682 3,866,577
                                               Corp. Structured Pass
                                               Through, Class A1, 1.582%,
                                               9/15/2008
                                            -----------------------------------
                                            -----------------------------------
1,086,179  724,119       1,810,298 3,620,596   Federal Home Loan Mortgage      1,054,513  703,009    1,757,522 3,515,044
                                               Corp. Structured Pass
                                               Through, Class A2, 1.876%,
                                               3/15/2008
                                            -----------------------------------

$5,000,000 $2,000,000    $4,757,038$11,757,038 Federal Home Loan Mortgage      $5,003,160  $2,001,264  $4,760,04 $11,764,469
                                               Corp. Structured Pass
                                               Through, Class A3, 2.29%,
                                               6/15/2007
                                            -----------------------------------
                                            -----------------------------------
1,711,272  651,028       1,711,272 4,073,572   (1)Federal Home Loan            1,709,304  650,279    1,709,304  4,068,887
                                               Mortgage Corp., Series
                                               2571, Class FB, 1.45%,
                                               2/15/2018
                                            -----------------------------------
                                            -----------------------------------
98         -             147       245         Federal Home Loan Mortgage      98         -          147      245
                                               Corp., Series 2603, Class
                                               AC, 2.00%, 12/15/2008
                                            -----------------------------------
                                            -----------------------------------
1,768,154  589,385       1,178,769 3,536,308   Federal Home Loan Mortgage      1,772,033  590,678    1,181,355  3,544,066
                                               Corp., Series SF1, Class
                                               A3, 2.00%, 12/15/2008
                                            -----------------------------------
                                            ----------------------------------------------------------------------------
                                               Total                           10,964,790 4,960,443  10,834,052  6,759,288
                                            ----------------------------------------------------------------------------
Federal National Mortgage Association --
0.8%
-          130,769       -         130,769     Federal National Mortgage       -          134,613    -        134,613
                                               Association, Series
                                               1993-32, Class H, 6.00%,
                                               3/25/2023
                                            -----------------------------------
807,482    605,612       1,413,094 2,826,188   Federal National Mortgage       826,474    619,856    1,446,330  2,892,660
                                               Association, Series
                                               2002-22, Class PE, 6.50%,
                                               11/25/2030
                                            -----------------------------------
-          1,000,000     -         1,000,000   Federal National Mortgage       -          1,018,460  -        1,018,460
                                               Association, Series
                                               2003-99, Class TD, 5.00%,
                                               1/25/2024
                                            ----------------------------------------------------------------------------
                                               Total                           826,474    1,772,929  1,446,330  4,045,733
                                            ----------------------------------------------------------------------------
Non-Agency Collateralized Mortgage
Obligations -- 5.7%
-          545,200       -         545,200     (2)C-BASS ABS LLC Series        -          534,296    -        534,296
                                               1999-3, Class B1, 6.885%,
                                               2/3/2029
                                            -----------------------------------
-          65,506        1,628,831 1,694,337   (1,2)Credit-Based Asset         -          65,506     1,628,831  1,694,337
                                               Servicing And
                                               Securitization 1997-1,
                                               Class A1, 3.70469%, 2/1/2017
                                            -----------------------------------
                                            -----------------------------------
-          -             872,437   872,437     (2)Greenwich Capital            -          -          872,166  872,166
                                               Acceptance 1991-4, Class
                                               B-1A, 6.16%, 7/1/2019
                                            -----------------------------------
                                            -----------------------------------
3,000,000  -             -         3,000,000   (2)Harwood Street Funding I     2,995,320  -          -        2,995,320
                                               LLC 2001-1A, Class CTF,
                                               2.90%, 9/20/2004
                                            -----------------------------------
                                            -----------------------------------
1,800,111  -             2,400,147 4,200,258   (1)Impac CMB Trust 2002-7,      1,812,765  -          2,417,020  4,229,785
                                               Class A, 1.53%, 11/25/2032
                                            -----------------------------------
                                            -----------------------------------
806,806    412,368       806,806   2,025,980   Master Asset Securitization     810,921    414,471    810,921  2,036,313
                                               Trust 2003-1, Class 2A1,
                                               5.75%, 2/25/2033
                                            -----------------------------------
-          1,258,000     -         1,258,000   (2)Mellon Residential           -          1,201,994  -        1,201,994
                                               Funding Corp. 1999-TBC1,
                                               Class B4, 6.41805%,
                                               1/25/2029
                                            -----------------------------------
-          -             172,159   172,159     Prudential Home Mortgage        -          -          173,012  173,012
                                               Securities 1992-5, Class
                                               A-6, 7.50%, 4/25/2007
                                            -----------------------------------

                                            -----------------------------------
$90,762    $45,381       $-        $136,143    (2)Resecuritization             $69,575    $34,787    $-       $104,362
                                               Mortgage Trust 1998-A,
                                               Class B3, 7.73147%,
                                               10/26/2023
                                            -----------------------------------
                                            -----------------------------------
982,856    294,857       982,856   2,260,569   (1,2,3)RESI Finance LP          1,001,665  300,500    1,001,665  2,303,830
                                               2002-A, Class B3, 2.70%,
                                               10/10/2034
                                            -----------------------------------
                                            -----------------------------------
-          -             22,750,00022,750,000  Residential Asset               -          -          196,560  196,560
                                               Securitization Trust
                                               2002-A4, Class AIO, 2.50%,
                                               8/25/2004
                                            -----------------------------------
                                            -----------------------------------
-          -             22,500,00022,500,000  Residential Asset               -          -          393,750  393,750
                                               Securitization Trust
                                               2002-A11, Class AIO, 2.50%,
                                               10/25/2032
                                            -----------------------------------
                                            -----------------------------------
-          129,658       194,487   324,145     Residential Funding             -          130,101    195,152  325,253
                                               Mortgage Securities I
                                               1994-S13, Class M1, 7.00%,
                                               5/25/2024
                                            -----------------------------------
                                            -----------------------------------
55,570     -             -         55,570      Residential Funding             55,604     -          -        55,604
                                               Mortgage Securities I
                                               1996-S1, Class A11, 7.10%,
                                               1/25/2026
                                            -----------------------------------
                                            -----------------------------------
197,934    27,799        -         225,733     (2,3)SMFC Trust                 151,728    21,309     -        173,037
                                               Asset-Backed Certificates,
                                               Series 1997-A, Class 4,
                                               3.6061%, 1/28/2025
                                            -----------------------------------
-          1,000,000     -         1,000,000   Structured Asset Securities     -          1,002,290  -        1,002,290
                                               Corp. 2003-25XS, Class A2,
                                               2.69%, 8/25/2033
                                            -----------------------------------
3,000,000  1,000,000     3,000,000 7,000,000   Washington Mutual 2003-AR9,     2,991,240  997,080    2,991,240  6,979,560
                                               Class A2A, 2.341%,
                                               10/25/2033
                                            -----------------------------------
-          -             2,000,000 2,000,000   Washington Mutual               -          -          2,010,240  2,010,240
                                               2003-AR12, Class A2, 2.44%,
                                               12/25/2033
                                            ----------------------------------------------------------------------------
                                               Total                           9,888,818  4,702,334  12,690,552  7,281,709
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Collateralized            21,778,389 11,435,706 25,192,135  8,406,228
                                               Mortgage Obligations
                                               (identified cost
                                               $57,841,617)
                                            ----------------------------------------------------------------------------
Corporate Bonds - 35.2%
Basic Industry - Chemicals -- 0.4%
600,000    400,000       1,200,000 2,200,000   Praxair, Inc., 2.75%,           $ 576,042  $ 384,028  $1,152,084   $2,112,154
                                               6/15/2008
                                            ----------------------------------------------------------------------------
Basic Industry - Paper -- 1.0%
1,500,000  500,000       -         2,000,000   Noranda, Inc., Deb.,            1,510,530  503,510    -        2,014,040
                                               8.125%, 6/15/2004
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   Weyerhaeuser Co., Note,         1,029,170  514,585    1,029,170 2,572,925
                                               5.50%, 3/15/2005
                                            -----------------------------------
                                            ----------------------------------------------------------------------------
                                               Total                           2,539,700  1,018,095  1,029,170  4,586,965
                                            ----------------------------------------------------------------------------
Capital Goods - Aerospace & Defense -- 0.4%
-          250,000       800,000   1,050,000   Boeing Capital Corp.,           -          264,117    845,176  1,109,293
                                               5.65%, 5/15/2006
                                            -----------------------------------
550,000    -             250,000   800,000     General Dynamics Corp.,         544,011    -          247,277  791,288
                                               2.125%, 5/15/2006
                                            ----------------------------------------------------------------------------
                                               Total                           544,011    264,117    1,092,453  1,900,581
                                            ----------------------------------------------------------------------------
Communications - Media & Cable --
0.8%
-          400,000       -         400,000     British Sky Broadcasting        -          440,960    -        440,960
                                               Group PLC, Unsecd. Note,
                                               7.30%, 10/15/2006
                                            -----------------------------------

$600,000   $150,000      $500,000  $1,250,000  Comcast Corp., 6.375%,          $635,796   $158,949   $529,830 $1,324,575
                                               1/30/2006
                                            -----------------------------------
                                            -----------------------------------
250,000    100,000       250,000   600,000     Continental Cablevision,        271,085    108,434    271,085  650,604
                                               Sr. Deb., 8.875%, 9/15/2005
                                            -----------------------------------
                                            -----------------------------------
-          -             1,100,000 1,100,000   Cox Communications, Inc.,       -          -          1,208,273 1,208,273
                                               7.75%, 8/15/2006
                                            -----------------------------------                      -------------------
                                                                               -----------------------------------------
                                               Total                           906,881    708,343    2,009,188 3,624,412
                                            ----------------------------------------------------------------------------
Communications - Media Noncable--
0.8%
-          -             1,100,000 1,100,000   Clear Channel                   -          -          1,169,509 1,169,509
                                               Communications, Inc.,
                                               6.00%, 11/1/2006
                                            -----------------------------------
                                            -----------------------------------
1,000,000  300,000       1,000,000 2,300,000   Reed Elsevier, Inc.,            1,070,270  321,081    1,070,2702,461,621
                                               Company Guarantee, 6.125%,
                                               8/1/2006
                                            -----------------------------------
                                                                               -----------------------------------------
                                               Total                           1,070,270  321,081    2,239,779 3,631,130
                                            ----------------------------------------------------------------------------
Communications - Telecom Wireless -- 1.0%
500,000    250,000       1,250,000 2,000,000   AT&T Wireless Services,         522,980    261,490    1,307,450  2,091,920
                                               Inc., 6.875%, 4/18/2005
                                            -----------------------------------
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   (2,3)Verizon Wireless,          999,457    499,729    999,457  2,498,643
                                               Inc., 1.19%, 5/23/2005
                                            -----------------------------------                      -------------------
                                                                               -----------------------------------------
                                               Total                           1,522,437  761,219    2,306,907  4,590,563
                                            ----------------------------------------------------------------------------
Communications - Telecom Wirelines -- 1.2%
-          250,000       -         250,000     Citizens Communications         -          268,740    -        268,740
                                               Co., Note, 8.50%, 5/15/2006
                                            -----------------------------------
-          500,000       1,000,000 1,500,000   GTE North, Inc., Sr. Deb.,      -          516,580    1,033,160  1,549,740
                                               6.40%, 2/15/2005
                                            -----------------------------------
                                            -----------------------------------
1,150,000  500,000       1,100,000 2,750,000   SBC Communications, Inc.,       1,218,345  529,715    1,165,373  2,913,433
                                               Note, 5.75%, 5/2/2006
                                            -----------------------------------
                                            -----------------------------------
-          400,000       -         400,000     Sprint Capital Corp.,           -          425,620    -        425,620
                                               Company Guarantee, 6.00%,
                                               1/15/2007
                                            -----------------------------------
                                            -----------------------------------
-          400,000       -         400,000     Telefonos de Mexico, 8.25%,     -          433,088    -        433,088
                                               1/26/2006
                                            -----------------------------------                      -------------------
                                                                               ----------------------
                                               Total                           1,218,345  2,173,743  2,198,533  5,590,621
                                            ----------------------------------------------------------------------------
Consumer Cyclical - Automotive --
1.5%
-          400,000       -         400,000     American Honda Finance          -          398,376    -        398,376
                                               Corp., 3.85%, 11/6/2008
                                            -----------------------------------
-          -             500,000   500,000     DaimlerChrysler North           -          -          529,280  529,280
                                               America Holding Corp.,
                                               7.75%, 6/15/2005
                                            -----------------------------------
                                            -----------------------------------
750,000    250,000       -         1,000,000   DaimlerChrysler North           778,522    259,507    -        1,038,029
                                               America Holding Corp.,
                                               Unsecd. Note, 7.40%,
                                               1/20/2005
                                            -----------------------------------
-          500,000       -         500,000     Ford Motor Credit Co.,          -          530,265    -        530,265
                                               Global Bond, 6.875%,
                                               2/1/2006

                                            -----------------------------------
$450,000   $100,000      $450,000  $1,000,000  General Motors Acceptance       $460,188   $102,264   $460,188 $1,022,640
                                               Corp., 4.50%, 7/15/2006
                                            -----------------------------------
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   General Motors Acceptance       1,059,890  529,945    1,059,890  2,649,725
                                               Corp., Note, 6.75%,
                                               1/15/2006
                                            -----------------------------------
-          400,000       850,000   1,250,000   (2,3)Harley Davidson, Inc.,     -          395,720    840,905  1,236,625
                                               3.625%, 12/15/2008
                                            ----------------------------------------------------------------------------
                                               Total                           2,298,600  2,216,077  2,890,263  7,404,940
                                            ----------------------------------------------------------------------------
Consumer Cyclical - Entertainment
-- 1.6%
850,000    300,000       850,000   2,000,000   AOL Time Warner, Inc.,          879,384    310,371    879,384  2,069,139
                                               5.625%, 5/1/2005
                                            -----------------------------------
                                            -----------------------------------
1,250,000  400,000       1,250,000 2,900,000   International Speedway          1,284,550  411,056    1,284,550  2,980,156
                                               Corp., 7.875%, 10/15/2004
                                            -----------------------------------
750,000    500,000       1,250,000 2,500,000   Viacom, Inc., Sr. Note,         796,539    531,025    1,327,562  2,655,126
                                               7.75%, 6/1/2005
                                            ----------------------------------------------------------------------------
                                               Total                           2,960,473  1,252,452  3,491,496  7,704,421
                                            ----------------------------------------------------------------------------
Consumer Cyclical - Retailers --
2.2%
1,000,000  400,000       1,000,000 2,400,000   CVS Corp., 5.625%, 3/15/2006    1,053,380  421,352    1,053,380  2,528,112
                                            -----------------------------------
                                            -----------------------------------
750,000    500,000       1,000,000 2,250,000   Nordstrom, Inc., Sr. Note,      795,697    530,465    1,060,930  2,387,092
                                               5.625%, 1/15/2009
                                            -----------------------------------
                                            -----------------------------------
750,000    400,000       750,000   1,900,000   Target Corp., 3.375%,           741,097    395,252    741,097    1,877,446
                                               3/1/2008
                                            -----------------------------------
1,000,000  500,000       2,000,000 3,500,000   Wal-Mart Stores, Inc.,          1,024,650  512,325    2,049,300  3,586,275
                                               4.15%, 6/15/2005
                                            ----------------------------------------------------------------------------
                                               Total                           3,614,824  1,859,394  4,904,707  10,378,925
                                            ----------------------------------------------------------------------------
Consumer Non-Cyclical - Consumer Products
-- 1.3%
790,000    500,000       1,000,000 2,290,000   Alberto-Culver Co., Unsecd.     855,554    541,490    1,082,980  2,480,024
                                               Note, 8.25%, 11/1/2005
                                            -----------------------------------
600,000    400,000       500,000   1,500,000   Gillette Co., 2.875%,           585,168    390,112    487,640    1,462,920
                                               3/15/2008
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   Procter & Gamble Co.,           989,480    494,740    989,480    2,473,700
                                               3.50%, 12/15/2008
                                            ----------------------------------------------------------------------------
                                               Total                           2,430,202  1,426,342  2,560,100  6,416,644
                                            ----------------------------------------------------------------------------
Consumer Non-Cyclical - Food/Beverage --
1.7%
1,000,000  400,000       1,100,000 2,500,000   Diageo Capital PLC, 3.375%,     984,950    393,980    1,083,445  2,462,375
                                               3/20/2008
                                            -----------------------------------
1,100,000  400,000       1,000,000 2,500,000   General Mills, Inc.,            1,108,283  403,012    1,007,530  2,518,825
                                               3.875%, 11/30/2007
                                            -----------------------------------
1,300,000  450,000       1,250,000 3,000,000   Kellogg Co., Note, 6.00%,       1,380,197  477,760    1,327,113  3,185,070
                                               4/1/2006
                                            ----------------------------------------------------------------------------
                                               Total                           3,473,430  1,274,752  3,418,088  8,166,270
                                            ----------------------------------------------------------------------------
Consumer Non-Cyclical - Healthcare -- 0.1%
-          400,000       -         400,000     UnitedHealth Group, Inc.,       -          393,612    -        393,612
                                               3.30%, 1/30/2008
                                            ----------------------------------------------------------------------------
Consumer Non-Cyclical - Pharmaceuticals --
1.0%
1,000,000  500,000       1,500,000 3,000,000   Johnson & Johnson, Deb.,        1,078,830  539,415    1,618,245  3,236,490
                                               8.72%, 11/1/2024
                                            -----------------------------------
-          500,000       944,000   1,444,000   Lilly (Eli) & Co., Note,        -          487,030    919,513    1,406,543
                                               2.90%, 3/15/2008
                                            ----------------------------------------------------------------------------
                                               Total                           1,078,830  1,026,445  2,537,758  4,643,033
                                            ----------------------------------------------------------------------------

Consumer Non-Cyclical - Supermarkets --
1.3%
$1,000,000 $-            $895,000  $1,895,000  Albertsons, Inc., Sr. Note,     $1,012,770 $-         $906,429   $1,919,199
                                               6.55%, 8/1/2004
                                            -----------------------------------
                                            -----------------------------------
-          500,000       1,250,000 1,750,000   Kroger Co., Sr. Note,           -          541,135    1,352,838   1,893,973
                                               6.375%, 3/1/2008
                                            -----------------------------------
                                            -----------------------------------
1,000,000  -             -         1,000,000   Kroger Co., Sr. Note,           1,047,950  -          -          1,047,950
                                               7.375%, 3/1/2005
                                            -----------------------------------
975,000    400,000       -         1,375,000   Safeway Inc., 6.15%,            1,033,130  423,848    -          1,456,978
                                               3/1/2006
                                            ----------------------------------------------------------------------------
                                               Total                           3,093,850  964,983    2,259,267  6,318,100
                                            ----------------------------------------------------------------------------
Energy - Independent -- 0.2%
-          400,000       800,000   1,200,000   (2,3)Ras Laffan Liquified       -          394,136    788,272    1,182,408
                                               Natural Gas, 3.437%,
                                               9/15/2009
                                            ----------------------------------------------------------------------------
Energy - Intergrated --
1.5%
1,000,000  500,000       -         1,500,000   BP Capital Markets PLC,         994,190    497,095    -          1,491,285
                                               2.75%, 12/29/2006
                                            -----------------------------------
                                            -----------------------------------
1,150,000  400,000       1,100,000 2,650,000   ChevronTexaco Corp., 5.70%,     1,203,245  418,520    1,150,930  2,772,695
                                               12/1/2008
                                            -----------------------------------
1,000,000  500,000       1,250,000 2,750,000   Conoco, Inc., 5.45%,            1,058,080  529,040    1,322,600  2,909,720
                                               10/15/2006
                                            ----------------------------------------------------------------------------
                                               Total                           3,255,515  1,444,655  2,473,530  7,173,700
                                            ----------------------------------------------------------------------------
Energy - Refining --
0.4%
800,000    300,000       900,000   2,000,000   Valero Energy Corp.,            863,288    323,733    971,199  2,158,220
                                               7.375%, 3/15/2006
                                            ----------------------------------------------------------------------------
Financial Institution - Banking
-- 2.5%
-          -             1,250,000 1,250,000   Citigroup Global Markets        -          -          1,324,925  1,324,925
                                               Holdings, Inc., Note,
                                               5.875%, 3/15/2006
                                            -----------------------------------
-          500,000       1,000,000 1,500,000   Household Finance Corp.,        -          532,980    1,065,960  1,598,940
                                               Note, 6.50%, 1/24/2006
                                            -----------------------------------
450,000    -             450,000   900,000     Mellon Funding Corp.,           476,690    -          476,690    953,380
                                               7.50%, 6/15/2005
                                            -----------------------------------
1,000,000  400,000       1,000,000 2,400,000   PNC Funding Corp., 5.75%,       1,059,970  423,988    1,059,970  2,543,928
                                               8/1/2006
                                            -----------------------------------
                                            -----------------------------------
-          400,000       -         400,000     U.S. Bancorp, Sr. Note,         -          420,976    -        420,976
                                               5.10%, 7/15/2007
                                            -----------------------------------
1,100,000  400,000       1,000,000 2,500,000   (4)Wachovia Bank N.A., Sr.      1,151,402  418,692    1,046,730  2,616,824
                                               Note, 4.85%, 7/30/2007
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   Wells Fargo & Co., Sr.          1,065,150  532,575    1,065,150  2,662,875
                                               Note, 7.25%, 8/24/2005
                                            ----------------------------------------------------------------------------
                                               Total                           3,753,212  2,329,211  6,039,425  12,121,848
                                            ----------------------------------------------------------------------------
Financial Institution - Brokerage
-- 2.1%
1,000,000  750,000       1,000,000 2,750,000   Amvescap PLC, Sr. Note,         1,044,070  783,052    1,044,070  2,871,192
                                               6.60%, 5/15/2005
                                            -----------------------------------
                                            -----------------------------------
-          400,000       -         400,000     Franklin Resources, Inc.,       -          395,692    -        395,692
                                               3.70%, 4/15/2008
                                            -----------------------------------
1,250,000  450,000       1,250,000 2,950,000   (2,3)Goldman Sachs Group        1,334,688  480,488    1,334,688  3,149,864
                                               LP, 6.75%, 2/15/2006
                                            -----------------------------------
-          -             1,200,000 1,200,000   (4)Merrill Lynch & Co.,         -          -          1,229,076  1,229,076
                                               Inc., Note, 6.00%,
                                               11/15/2004
                                            -----------------------------------

$1,000,000 $400,000      $1,000,000$2,400,000  Morgan Stanley, Unsub.,         $1,066,010 $426,404   $1,066,01  $2,558,424
                                               6.10%, 4/15/2006
                                            ----------------------------------------------------------------------------
                                               Total                           3,444,768  2,085,636  4,673,844  10,204,248
                                            ----------------------------------------------------------------------------
Financial Institution - Finance Noncaptive
-- 2.5%
500,000    400,000       1,250,000 2,150,000   American Express Co.,           504,354    403,484    1,260,888  2,168,726
                                               3.75%, 11/20/2007
                                            -----------------------------------
1,000,000  350,000       1,000,000 2,350,000   (4)Capital One Bank, Sr.        1,062,410  371,844    1,062,410  2,496,664
                                               Note, 8.25%, 6/15/2005
                                            -----------------------------------
1,500,000  500,000       1,500,000 3,500,000   General Electric Capital        1,578,600  526,200    1,578,600  3,683,400
                                               Corp., 5.35%, 3/30/2006
                                            -----------------------------------
                                            -----------------------------------
750,000    250,000       -         1,000,000   HSB Capital I, Company          745,800    248,600    -        994,400
                                               Guarantee, 2.03%, 7/15/2027
                                            -----------------------------------
1,100,000  500,000       1,100,000 2,700,000   SLM Corp., 5.625%, 4/10/2007    1,170,785  532,175    1,170,785   2,873,745
                                            ----------------------------------------------------------------------------
                                               Total                           5,061,949  2,082,303  5,072,6831  2,216,935
                                            ----------------------------------------------------------------------------
Financial Institution - Insurance - Life
-- 0.8%
500,000    -             500,000   1,000,000   AXA Financial, Inc., Note,      543,665    -          543,665   1,087,330
                                               6.50%, 4/1/2008
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   (2,3)Metropolitan Life          1,064,090  532,045    1,064,090  2,660,225
                                               Insurance Co., 7.00%,
                                               11/1/2005
                                            ----------------------------------------------------------------------------
                                               Total                           1,607,755  532,045    1,607,755  3,747,555
                                            ----------------------------------------------------------------------------
Financial Institution - Insurance - P&C --
1.1%
1,100,000  500,000       1,100,000 2,700,000   (2,3)Allstate Financial         1,175,801  534,455    1,175,801  2,886,057
                                               Global, Note, Series 144A,
                                               7.125%, 9/26/2005
                                            -----------------------------------
700,000    400,000       1,200,000 2,300,000   (4)Marsh & McLennan Cos.,       740,075    422,900    1,268,700  2,431,675
                                               Inc., 5.375%, 3/15/2007
                                            ----------------------------------------------------------------------------
                                               Total                           1,915,876  957,355    2,444,501  5,317,732
                                            ----------------------------------------------------------------------------
Financial Institution - REITs --
1.4%
-          400,000       1,000,000 1,400,000   Archstone-Smith Trust,          -          382,820    957,050   1,339,870
                                               3.00%, 6/15/2008
                                            -----------------------------------
                                            -----------------------------------
-          -             1,500,000 1,500,000   EOP Operating LP, 6.50%,        -          -          1,509,735  1,509,735
                                               6/15/2004
                                            -----------------------------------
                                            -----------------------------------
-          400,000       -         400,000     EOP Operating LP, 6.50%,        -          439,512    -          439,512
                                               6/15/2004
                                            -----------------------------------
1,250,000  500,000       1,250,000 3,000,000   Simon Property Group, Inc.,     1,352,375  540,950    1,352,375  3,245,700
                                               6.375%, 11/15/2007
                                            ----------------------------------------------------------------------------
                                               Total                           1,352,375  1,363,282  3,819,160  6,534,817
                                            ----------------------------------------------------------------------------
Foreign-Local-Govt --
0.9%
1,000,000  500,000       1,000,000 2,500,000   Ontario, Province of,           993,050    496,525    993,050   2,482,625
                                               2.35%, 6/30/2006
                                            -----------------------------------
-          500,000       1,200,000 1,700,000   Quebec, Province of, 5.50%,     -          524,890    1,259,736  1,784,626
                                               4/11/2006
                                            ----------------------------------------------------------------------------
                                               Total                           993,050    1,021,415  2,252,786  4,267,251
                                            ----------------------------------------------------------------------------
Technology -- 2.5%
1,000,000  400,000       1,000,000 2,400,000   Computer Sciences Corp.,        1,064,740  425,896    1,064,740  2,555,376
                                               7.50%, 8/8/2005
                                            -----------------------------------
                                            -----------------------------------
775,000    400,000       800,000   1,975,000   Dell Computer Corp., Sr.        849,439    438,420    876,840    2,164,699
                                               Note, 6.55%, 4/15/2008
                                            -----------------------------------

                                            -----------------------------------
$-         $500,000      $1,250,000$1,750,000  First Data Corp., 3.375%,       $-         $491,485   $1,228,71  $1,720,198
                                               8/1/2008
                                            -----------------------------------
                                            -----------------------------------
1,000,000  400,000       1,250,000 2,650,000   Fiserv, Inc., Note, 4.00%,      992,070    396,828    1,240,088  2,628,986
                                               4/15/2008
                                            -----------------------------------
                                            -----------------------------------
-          350,000       1,000,000 1,350,000   Hewlett-Packard Co.,            -          369,670    1,056,200  1,425,870
                                               Unsecd. Note, 7.15%,
                                               6/15/2005
                                            -----------------------------------
-          500,000       1,000,000 1,500,000   IBM Corp., 4.125%, 6/30/2005    -          512,570    1,025,140  1,537,710
                                            ----------------------------------------------------------------------------
                                               Total                           2,906,249  2,634,869  6,491,721  12,032,839
                                            ----------------------------------------------------------------------------
Transportation - Airlines -- 0.2%
-          -             750,000   750,000     Southwest Airlines Co.,         -          -          797,873     797,873
                                               Pass Thru Cert., 6.126%,
                                               11/1/2006
                                            ----------------------------------------------------------------------------
Transportation - Services -- 0.5%
-          435,000       1,000,000 1,435,000   (2,3)FedEx Corp., Unsecd.       -          426,065    979,460  1,405,525
                                               Note, 2.65%, 4/1/2007
                                            -----------------------------------
1,000,000  -             -         1,000,000   Hertz Corp., 4.70%,             1,006,780  -          -        1,006,780
                                               10/2/2006
                                            ----------------------------------------------------------------------------
                                               Total                           1,006,780  426,065    979,460  2,412,305
                                            ----------------------------------------------------------------------------
Utility-Electric -- 2.3%
500,000    500,000       1,000,000 2,000,000   Alabama Power Co., 2.65%,       501,100    501,100    1,002,200  2,004,400
                                               2/15/2006
                                            -----------------------------------
                                            -----------------------------------
1,000,000  400,000       1,100,000 2,500,000   FPL Group, Inc., 3.25%,         1,012,460  404,984    1,113,706  2,531,150
                                               4/11/2006
                                            -----------------------------------
                                            -----------------------------------
-          -             2,000,000 2,000,000   Ohio Power Co., 7.00%,          -          -          2,017,700  2,017,700
                                               7/1/2004
                                            -----------------------------------
                                            -----------------------------------
1,000,000  500,000       1,000,000 2,500,000   PSEG Power LLC, 6.875%,         1,075,900  537,950    1,075,900  2,689,750
                                               4/15/2006
                                            -----------------------------------
600,000    400,000       1,000,000 2,000,000   Pacific Gas & Electric Co.,     582,756    388,504    971,260    1,942,520
                                               Unsecd. Note, 3.60%,
                                               3/1/2009
                                            ----------------------------------------------------------------------------
                                               Total                           3,172,216  1,832,538  6,180,766  11,185,520
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Corporate Bonds           56,660,928 33,471,926 78,682,761  68,815,622
                                               (identified cost
                                               $168,605,740)
                                            ----------------------------------------------------------------------------
Government Agencies - 4.2%
Federal Home Loan Bank -- 0.6%
-          500,000       2,000,000 2,500,000   Federal Home Loan Bank          -          540,025    2,160,100   2,700,125
                                               System, Sr. Note, 5.80%,
                                               9/2/2008
                                            ----------------------------------------------------------------------------
Federal Home Loan Mortgage Corporation --
2.3%
4,000,000  1,000,000     6,000,000 11,000,000  (4)Federal Home Loan            3,992,320  998,080    5,988,480  10,978,880
                                               Mortgage Corp., 2.375%,
                                               4/15/2006
                                            ----------------------------------------------------------------------------
Federal National Mortgage Association --
1.3%
3,000,000  -             3,000,000 6,000,000   Federal National Mortgage       3,178,350  -          3,178,350  6,356,700
                                               Association, Note, 6.00%,
                                               12/15/2005
                                            ----------------------------------------------------------------------------
                                               Total Government Agencies       7,170,670  1,538,105  11,326,932  0,035,705
                                               (identified cost
                                               $19,862,705)
                                            ----------------------------------------------------------------------------

Mortgage Backed Securities - 0.6%
Federal National Mortgage Association --
0.2%
$-         $457,361      $-        $457,361    FNMA, Pool 704530, 6.50%,       $-         $476,085   $-       $476,085
                                               5/1/2033
                                            -----------------------------------
-          498,645       -         498,645     FNMA, Pool 728568, 6.50%,       -          519,060    -        519,060
                                               10/1/2033
                                            ----------------------------------------------------------------------------
                                               Total                           -          995,145    -        995,145
                                            ----------------------------------------------------------------------------
Government National Mortgage Association
-- 0.4%
-          -             295,939   295,939     GNMA, Pool 354754, 7.50%,       -          -          319,336  319,336
                                               2/15/2024
                                            -----------------------------------
                                            -----------------------------------
96,904     19,583        -         116,487     GNMA, Pool 423843, 8.50%,       106,474    21,517     -        127,991
                                               8/15/2026
                                            -----------------------------------
-          74,964        1,098,565 1,173,529   GNMA, Pool 780360, 11.00%,      -          84,803     1,242,752  1,327,555
                                               9/15/2015
                                            ----------------------------------------------------------------------------
                                               Total                           106,474    106,320    1,562,088  1,774,882
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Mortgage Backed           106,474    1,101,465  1,562,088  2,770,027
                                               Securities (identified cost
                                               $2,742,420)
                                            ----------------------------------------------------------------------------
U.S. Treasury - 11.2%
-          1,000,000     -         1,000,000   United States Treasury          $ -        $ 993,590  $ -      $ 993,590
                                               Note, 2.00%, 5/15/2006
                                            -----------------------------------
4,500,000  -             4,500,000 9,000,000   (4)United States Treasury       4,520,745  -          4,520,745  9,041,490
                                               Note, 2.125%, 10/31/2004
                                            -----------------------------------
                                            -----------------------------------
-          3,000,000     -         3,000,000   United States Treasury          -          2,999,070  -        2,999,070
                                               Note, 2.625%, 11/15/2006
                                            -----------------------------------
-          2,000,000     -         2,000,000   United States Treasury          -          1,986,240  -        1,986,240
                                               Note, 3.00%, 2/15/2008
                                            -----------------------------------
4,500,000  -             3,000,000 7,500,000   (4)United States Treasury       4,538,655  -          3,025,770  7,564,425
                                               Note, 3.25%, 8/15/2007
                                            -----------------------------------
                                            -----------------------------------
1,000,000  1,000,000     4,000,000 6,000,000   (4)United States Treasury       994,220    994,220    3,976,880  5,965,320
                                               Note, 3.25%, 8/15/2008
                                            -----------------------------------
3,000,000  -             -         3,000,000   (4)United States Treasury       3,063,750  -          -          3,063,750
                                               Note, 3.50%, 11/15/2006
                                            -----------------------------------
-          -             500,000   500,000     United States Treasury          -          -          543,515    543,515
                                               Note, 5.625%, 5/15/2008
                                            -----------------------------------
                                            -----------------------------------
7,000,000  5,500,000     7,000,000 19,500,000  (4)United States Treasury       7,393,750  5,809,374  7,393,750  20,596,874
                                               Note, 5.75%, 11/15/2005
                                            -----------------------------------
-          -             935,000   935,000     (4)United States Treasury       -          -          1,036,242  1,036,242
                                               Note, 6.625%, 5/15/2007
                                            ----------------------------------------------------------------------------
                                               Total U.S. Treasury             20,511,120  12,782,494  20,496,905  3,790,516
                                               (identified cost
                                               $53,239,066)
                                            ----------------------------------------------------------------------------


Mutual Funds -- 16.7% (5)
296,344    271,114       444,023   1,011,481   Federated Mortgage Core
                                               Portfolio                       $2,978,256  $2,724,699  $4,462,431 $10,165,386
                                            -----------------------------------
                                            -----------------------------------
1,243,656  788,000       -         2,031,656   High Yield Bond Portfolio       8,568,789  5,429,317  -        13,998,106
                                            -----------------------------------
                                            -----------------------------------
1,784,979  6,321,920     4,133,138 12,240,037  Prime Value Obligations         1,784,979  6,321,920  4,133,138  12,240,037
                                               Fund, IS Shares
                                            -----------------------------------
                                            -----------------------------------
19,748,656 -             23,776,58043,525,236  Prime Value Obligations         19,748,656 -          23,776,584  3,525,236
                                               Fund, IS Shares (held as
                                               collateral for securities
                                               lending)
                                            -----------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Mutual Funds              33,080,680  14,475,936  32,372,147  9,928,765
                                               (identified cost
                                               $80,676,086)
                                            ----------------------------------------------------------------------------
                                            -----------------------------------
                                               Total Investments - 108.4%      185,999,829  107,063,331  226,529,051  9,592,186
                                               (identified cost
                                               $527,079,992)
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Other Assets and                (18,781,229  581,333    (22,061,6(40,261,564)
                                               Liabilities - (8.4)%
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                               Total Net Assets - 100%     $167,218,600  $ 107,644,664 $204,467,358 $479,330,622
                                            ============================================================================



(1) Denotes variable rate and floating rate obligations for which the current rate is shown.
(2) Denotes a restricted security which is subject to restrictions on resale under federal securities laws. At April 30, 2004, these securities amounted to $41,724,864 which represents 8.7% of total net assets of the Pro Forma Combined. Included in these amounts are restricted securities which have been deemed liquid amounting to $21,632,215 and representing 4.5% of total net assets of the Pro Forma Combined.
(3) Denotes a restricted security that has been deemed liquid by the criteria approved by the Funds' Board of Trustees.
(4) Certain principal amounts are temporarily on loan to unaffiliated broker/dealers.
(5)  Affiliated companies.

The categories of investments are shown as a percentage of total net assets at April 30, 2004.

     The following acronyms are used throughout this portfolio:

     ARM -- Adjustable Rate Mortgage

     FNMA -- Federal National Mortgage Association

     GNMA -- Government National Mortgage Association

     IO -- Interest Only

     REITS -- Real Estate

     Investment Trusts


                           Federated Limited Term Fund
                         Federated Limited Duration Fund
                        Federated Short-Term Income Fund
            Pro Forma Combining Statements of Assets and Liabilities
                           April 30, 2004 (Unaudited)



                                    Federated          Federated        Federated
                                     Limited            Limited        Short-Term        Pro Forma           Proforma
                                    Term Fund           Duration       Income Fund      Adjustment           Combined
                                                          Fund
                                   ------------       -------------    ------------    --------------      --------------
Assets:
------------------------------
Investments in securities,         $185,999,829*      $107,063,331  *  $226,529,025 *        -              519,592,185
at value
------------------------------
Cash                                    -                  22            55,648              -                55,670
------------------------------
Income receivable                   2,249,329           853,725         2,068,637            -               5,171,691
------------------------------
Receivable for investments           37,321              14,854          37,732              -                89,907
sold
------------------------------
Receivable for shares sold           39,620                -             71,183              -                110,803
------------------------------
Prepaid expense                         -                2,323              -                -                 2,323
------------------------------     ------------       -------------    ------------    --------------      --------------
 Total assets                      188,326,099        107,934,255      228,762,225           -              525,022,579
------------------------------     ------------       -------------    ------------    --------------      --------------
Liabilities:
------------------------------
Payable for shares redeemed          349,002               -             307,068             -                656,070
------------------------------
Payable on collateral due to       19,748,656              -           23,776,580                           43,525,236
broker
------------------------------
Payable to bank                      389,166               -                -                -                389,166
------------------------------
Income distribution payable          505,720            263,276          187,016                              956,012
------------------------------
Payable for transfer and             38,215              21,910           8,062              -                68,187
dividend disbursing agent
fees and expenses
------------------------------
Payable for                            503                 -              2,117              -                 2,620
Directors'/Trustees fees
------------------------------
Payable for distribution             30,216               756               -                -                30,972
services fee
------------------------------
Payable for sharholder               35,039              3,649            4,150              -                42,838
services fee
------------------------------
Accrued expenses                     10,982                -              9,874              -                20,856
------------------------------     ------------       -------------    ------------    --------------      --------------
                                   ------------       -------------    ------------    --------------      --------------
 Total liabilities                 21,107,499           289,591        24,294,867            -              45,691,957
------------------------------     ------------       -------------    ------------    --------------      --------------
Net Assets                         $167,218,600       $107,644,664     $204,467,358         $-             $ 479,330,622
------------------------------     ------------       -------------    ------------    --------------      --------------
Net Assets Consists of:
------------------------------
Paid in capital                    $195,279,993       $115,912,341     $216,016,664         $-              527,208,998
------------------------------
Net unrealized depreciation        (5,909,880)         (842,039)        (735,888)            -              (7,487,807)
of investments
------------------------------

Accumulated net realized           (22,037,763)         (7,376,809)       (10,850,233)         -             (40,264,805)
loss on investments
------------------------------
Undistributed (distributions        (113,750)             (48,829)          36,815             -               (125,764)
in excess of) net investment
income
------------------------------     ------------         -------------     -----------    ---------------
                                                                                                             --------------
 Total Net Assets                  $167,218,600         $107,644,664      $204,467,358         $-            $479,330,622
------------------------------     ------------         -------------     -----------    ---------------     --------------
Net Assets:
 Class A Shares                    $159,723,499              $-               $-               $-            $ 159,723,499
                                                                                         ---------------
                                   ------------         -------------     -----------    ---------------     --------------
 Class F Shares                    $7,495,101                $-               $-          $(7,495,101)  (a)       $-
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Shares                  $-               $ 92,367,412      $              $(92,367,412)  (a)  $ 185,336,935
                                                                          185,336,935
                                   ------------         -------------     -----------    ---------------     --------------
                                                                                         ---------------     --------------
 Institutional Service Shares          $-               $ 15,277,252      $               $ 7,495,101   (a)   41,902,776
                                                                          19,130,423
                                                                                         ---------------
                                   ------------         -------------     -----------    ---------------     --------------
 Class Y Shares                        $-                    $-               $-          $ 92,367,412  (a)   92,367,412
------------------------------     ------------         -------------     -----------    ---------------     --------------
Shares Outstanding:
 Class A Shares                    17,867,986                -                -             989,570     (a)   18,857,556
                                   ------------         -------------     -----------    ---------------     --------------
 Class F Shares                      838,448                 -                -            (838,448)    (a)        -
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Shares                   -                9,874,434        21,870,690      (9,874,434)   (a)   21,870,690
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Service Shares           -                1,633,279        2,257,294        1,055,301    (a)    4,945,874
                                   ------------         -------------     -----------    ---------------     --------------
 Class Y Shares                         -                    -                -            10,905,243   (a)   10,905,243
------------------------------     ------------         -------------     -----------    ---------------     --------------
Net Asset Value Per Share
 Class A Shares                       $8.94                  $-               $-               $-               $ 8.47
                                   ------------         -------------     -----------    ---------------     --------------
 Class F Shares                       $8.94                  $-               $-               $-                 $-
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Shares                  $-                  $ 9.35           $ 8.47             $-               $ 8.47
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Service Shares          $-                  $ 9.35           $ 8.47             $-               $ 8.47
                                   ------------         -------------     -----------    ---------------     --------------
 Class Y Shares                        $-                    $-               $-               $-               $ 8.47
------------------------------     ------------         -------------     -----------    ---------------     --------------
Offering Price Per Share
 Class A Shares **                   $ 9.03      ***         $-               $-               $-                $8.56
                                   ------------
                                   ------------         -------------     -----------    ---------------     --------------
 Class F Shares                      $ 9.03      ***         $-               $-               $-                 $-
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Shares                  $-                  $ 9.35           $ 8.47             $-                $8.47
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------   -------------------------------------------------------------------------
 Institutional Service Shares          $-                  $ 9.35           $ 8.47             $-                $8.47
                                   ------------         -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Class Y Shares                        $-                    $-               $-               $-                $8.47
------------------------------     ------------         -------------     -----------    ---------------     --------------
Redemption Proceeds Per Share
 Class A Shares                      $ 8.94                  $-               $-               $-                $8.47
                                   ------------
                                   ------------         -------------     -----------    ---------------     --------------
 Class F Shares                      $ 8.85      ****        $-               $-               $-                 $-
                                                        -------------     -----------    ---------------     --------------
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Shares                  $-                  $ 9.35           $ 8.47             $-                $8.47
                                   ------------         -------------     -----------    ---------------     --------------
 Institutional Service Shares          $-                  $ 9.35           $ 8.47             $-                $8.47
                                   ------------         -------------     -----------    ---------------     --------------
 Class Y Shares                        $-                    $-               $-               $-                $8.47
------------------------------     ------------         -------------     -----------    ---------------     --------------

Investments, at identified         $191,909,709         $107,905,370      $227,264,913         $-            $527,079,992
cost
------------------------------     ------------         -------------     -----------    ---------------     --------------
Investments in affiliated          $33,080,680          $14,475,936       $                    $-             $79,928,765
issuers                                                                   32,372,149
------------------------------     ------------         -------------     -----------    ---------------     --------------

* Including value of securities loaned of $39,830,414, $0 and $23,000,875, respectively at April 30. 2004.

** See "What Do Shares Cost?" in the Prospectus.
*** Computation of offering price per share 100/99.0 of net asset value.

**** Computation of redemption proceeds per share 99/100 of net asset value.

(a) Adjustment to reflect share balance as a result of the combination.

(See Notes to Pro Forma Financial Statements)



                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
                 Pro Forma Combining Statements of Operations
                    Year Ended April 30, 2004 (Unaudited)



                                                              Federated         Federated
                                            Federated          Limited          Short-Term
                                             Limited           Duration           Income           Pro Forma          Pro Forma
                                            Term Fund            Fund              Fund            Adjustment          Combined
Investment Income:
Interest                                    $8,190,706  (1)   $5,091,580  (1)  $ 8,063,111   (1)       -             $21,345,397
Dividends (received from affiliated         1,375,547          652,549           486,818               -              2,514,914
issuers)
                                                                                                  -------------
                                           -------------     -------------     -------------                         -------------
     Total investment income                9,566,253         5,744,129         8,549,929                             23,860,311
Expenses:
Investment adviser fee                       877,279           394,325           960,233               -              2,231,837
Administrative personnel and services        189,112           172,582           185,721           (115,750)    (a)    431,665
fee
Custodian fees                                17,404            12,219            17,707            (27,623)    (b)     19,707
Transfer and dividend disbursing agent
  fees and expenses                          254,711            78,930           119,832           (136,641)    (c)    316,832
Directors'/Trustees' fees                     5,877             3,468             7,492             (9,345)     (d)     7,492
Auditing fees                                 19,364            24,540            12,387            (40,291)    (e)     16,000
Legal fees                                    6,956             8,026             6,170             (14,982)    (f)     6,170
Portfolio accounting fees                     88,556            63,805            82,472           (105,935)    (g)    128,898
Distribution services fee - Class A         1,053,086             -                 -                  -              1,053,086
Shares
Distribution services fee - Class F           13,054              -                 -               (13,054)    (h)       -
Shares
Distribution services fee -                     -               61,530            73,616            (41,078)    (i)     94,068
Institutional Service Shares
Shareholder services fee - Class A           526,543              -                 -                  -               526,543
Shares
Shareholder services fee - Class F            21,755              -                 -               (21,755)    (j)       -
Shares
Shareholder services fee -                      -              184,923           526,530           (184,923)    (k)    526,530
Institutional Shares
Shareholder services fee -                      -               61,530            73,616             21,634     (l)    156,780
Institutional Service Shares
Share registration costs                      64,419            52,204            56,969            (76,345)    (m)     97,247
Printing and postage                          54,333            26,287            29,246            (68,922)    (n)     40,944
Insurance premiums                             856              1,767             1,743             (2,623)     (o)     1,743
Taxes                                         19,251            8,151               -               (27,402)    (p)       -
Miscellaneous                                 3,903             1,301             5,764             (5,204)     (q)     5,764
                                           -------------     -------------     -------------      -------------      -------------
                                                                                                  -------------      -------------
   Total expenses                           3,216,459         1,155,588         2,159,498          (870,239)          5,661,306
                                           -------------     -------------     -------------      -------------      -------------
                                                                                                                     -------------
Waivers and Reimbursements --
   Waiver of investment adviser fee         (204,540)         (394,325)         (111,723)          (587,369)    (r)  (1,297,957)
   Waiver of administrative personnel        (23,247)          (16,905)          (4,091)             34,734     (s)    (9,509)
   and services fee
   Waiver of transfer and dividend           (1,272)           (2,129)           (11,655)            3,401      (t)    (11,655)
   disbursing agent fees and expenses
   Waiver of distribution services fee      (589,728)             -                 -               589,728     (u)       -
   - Class A Shares
   Waiver of distribution services fee       (2,611)              -                 -                2,611      (v)       -
   - Class F Shares
   Waiver of distribution services fee          -              (49,224)          (73,616)            91,484     (w)    (31,356)
   - Institutional Service Shares
   Waiver of shareholder services fee -         -                 -                 -               (21,062)    (x)    (21,062)
   Class A Shares
   Waiver of shareholder services fee -         -             (184,923)         (526,530)           627,208     (y)    (84,245)
   Institutional Shares
   Reimbursement of other operating             -              (83,964)             -                83,964     (z)       -
   expenses
   Reimbursement of investment adviser       (2,365)            (421)            (1,928)               -               (4,714)
   fee
                                           -------------     -------------     -------------      -------------      -------------
Total Waivers and Reimbursements            (823,763)         (731,891)         (729,543)           824,699          (1,460,498)
                                           -------------     -------------     -------------      -------------      -------------
                                                                                                                     -------------
Net Expenses                                2,392,696          423,697          1,429,955           (45,540)          4,200,808
                                           -------------     -------------     -------------      -------------      -------------
                                                                                                                     -------------
   Net investment income                    $7,173,557        $5,320,432       $ 7,119,974          $45,540          $19,659,503
                                           -------------     -------------     -------------      -------------      -------------
Realized and Unrealized Loss on
Investments:
Net realized loss on investments           (4,370,818)       (4,091,098)       (3,526,408)             -             (11,988,324)
Net change in unrealized depreciation       1,745,025          610,421           694,839               -              3,050,285
of investments
                                           -------------     -------------     -------------      -------------      -------------
   Net realized and unrealized loss on     (2,625,793)       (3,480,677)       (2,831,569)             -             (8,938,039)
   investments
                                           -------------     -------------     -------------      -------------      -------------
                                                                                                  -------------
   Change in net assets resulting from      $4,547,764            $            $ 4,288,405          $45,540          $10,721,464
   operations                                                 1,839,755
                                           -------------     -------------     -------------      -------------      -------------



(1) Including income on securities loaned of $16,954, $315 and $10,455, respectively.

(See Legend to Pro Forma Adjustments on the following page)
(See Notes to Pro Forma Financial Statements)


                           Federated Limited Term Fund
                         Federated Limited Duration Fund
                        Federated Short-Term Income Fund
              Notes to Pro Forma Combining Statements of Operations
                      Year Ended April 30, 2004 (Unaudited)


(a) Federated Administrative Services ("FAS"), provides the Fund with certain administrative personnel and services necessary to operate the Fund. The fee paid to FAS is based on the level of average aggregate daily net assets of the Funds. FAS may voluntarily choose to waive the fee and can modify or terminate its voluntary waiver at its sole discretion.

(b) Adjustment to reflect the custodian fees reduction due to the combining of three portfolios into one.

(c) FServ through its subsidiary, Federated Shareholder Services Company, serves as transfer and dividend disbursing agent for the Funds. The fee paid to FServ is based on the number of share classes and accounts per fund and the level of average aggregate net assets of the Fund for the period. The adjustment is due to the combining of three portfolios into one.

(d) Adjustment to reflect the directors' fee reduction due to the combining of three portfolios into one.

(e) Adjustment to reflect the auditing fee reduction due to the combining of three portfolios into one.

(f) Adjustment to reflect the legal fee reduction due to the combining of three portfolios into one.

(g) The portfolio accounting fee is based on the level of average daily net assets of each Fund for the period, plus out-of-pocket expenses. The adjustment is due to the combining of three portfolios into one.

(h) Adjustment to reflect reduction of Class F Shares distribution services fee which is no longer applicable.

(i) Adjustment to reflect Institutional Service Shares distribution services fee after combination.

(j) Adjustment to reflect reduction of Class F Shares shareholder services fee which is no longer applicable.

(k) Adjustment to reflect Institutional Shares shareholder services fee after combination.

(l) Adjustment to reflect Institutional Service Shares shareholder services fee after combination.

(m) Adjustment to reflect the reduction Share registration costs due to the combining of three portfolios into one.

(n) Printing and postage expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.

(o) Insurance expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.

(p) Tax expenses are reduced because the Pennsylvania Franchise Tax is not applicable for the Short-Term Income Fund.

(q) Miscellaneous expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.

(r) Adjustment to reflect waiver of investment adviser fee based on combined average daily net assets of all three funds.

(s) Adjustment to reflect waiver of administrative personnel and services fee reduction due to the combining of three portfolios into one.

(t) Adjustment to reflect reduction of waiver of transfer and dividend disbursing agent fees and expenses due to the combing of three portfolios into one.

(u) Adjustment to reflect Class A distribution services fee waiver after the combination.

(v) Adjustment to reflect reduction of waiver of distribution services fee which is no longer applicable.

(w) Adjustment to reflect waiver of Institutional Service Shares distribution services fee after the combination.

(x) Adjustment to reflect waiver of Class A Shares shareholder services fee after the combination.

(y) Adjustment to reflect waiver of Institutional Shares shareholder services fee after the combination.

(z) Adjustment to reflect the reduction of other operating expenses reimbursed by the adviser, which is no longer applicable.


















FEDERATED FIXED INCOME SECURITIES, INC.
Federated Limited Term Fund



Prospectus/Proxy Statement - Please Vote!

TIME IS OF THE ESSENCE . . .VOTING ONLY TAKES A FEW MINUTES AND YOUR PARTICIPATION IS IMPORTANT! ACT NOW TO HELP THE FUND AVOID ADDITIONAL EXPENSE.

Federated Fixed Income Securities, Inc. (the "Corporation") will hold a special meeting of shareholders of Federated Limited Term Fund (the "Limited Term Fund") on August 27, 2004. It is important for you to vote on the issue described in this Prospectus/Proxy Statement. We recommend that you read the Prospectus/Proxy Statement in its entirety; the explanations will help you to decide on the issue.

The following is an introduction to the process and the proposal.

Why am I being asked to vote?
Mutual funds are required to obtain shareholders' votes for certain types of changes like the one included in this Prospectus/Proxy Statement. You have a right to vote on such changes.

How do I vote my shares?
You may vote by telephone at the toll-free number shown on your ballot or through the Internet at the website shown on your ballot. You may also vote in person at the meeting or complete and return the enclosed proxy card.
If you:
1. choose to help save the Limited Term Fund time and postage costs by voting through the Internet or by telephone, please do not return your proxy card.
2. do not respond at all, we may contact you by telephone to request that you cast your vote.
3. sign and return the proxy card without indicating a preference, your vote will be cast "for" the proposal.

What is the issue?
The proposed reorganization (the "Reorganization") of the Limited Term Fund into Federated Short-Term Income Fund (the "Short-Term Fund"), a portfolio of Federated Income Securities Trust.

Why is the Reorganization being proposed?
The Board of Directors and the investment adviser of the Corporation believes that the Reorganization is in the best interest of Limited Term Fund and its respective shareholders. In a related but separate Reorganization, shareholders of the Federated Limited Duration Fund, a portfolio of Federated Total Return Series, Inc. are also voting on a proposal Reorganization of that Fund into the Short-Term Fund.

If approved, the restructuring is expected to benefit shareholders of Limited Term Fund by reorganizing into a more competitive fund, potentially increasing sales to new shareholders, creating a larger asset base, reducing overall fund costs and discouraging shareholder redemptions, while continuing to provide shareholders with a diversified portfolio of investments.


As a result of the Reorganization:
      1.) Fund Expenses (before waivers) payable by Class A Shareholders of the Limited Term Fund will be reduced from 1.42% to 1.33% and Fund Expenses (after waivers) will remain unchanged at 1.09%.
      2.) Fund Expenses (before waivers) payable by Class F shareholders of
         Limited Term Fund will decrease from 1.07% to 0.98% and Fund Expenses (after waivers) will decrease from 0.99% to 0.70%.
         Further, the maximum 1.00% contingent deferred sales charge now payable by certain Class F shareholders of Limited Term Fund will be eliminated.

As compared to the Limited Term Fund, Short-Term Income Fund is a larger fund with lower expenses and a better long-term performance history. Although worded slightly differently, the investment objectives of the Limited Term Fund and Short-Term Income Fund are substantially similar - to provide current income. Each Fund employs a similar investment strategy in pursuit of its investment objective.

For the reasons mentioned above and more fully described in the Prospectus/Proxy Statement, the Board of Directors believes that, if approved, the Reorganization will provide the Limited Term Fund shareholders with a substantially similar, income-oriented investment strategy with the added benefit of lower administrative expenses.

How will the Reorganization affect my investment?

o     The investment objective will remain substantially the same.
o The cash value of your investment will not change. You will receive shares of Short-Term Income Fund with a total dollar value equal to the total dollar value of Limited Term Fund shares that you own at the time of the Reorganization. Holders of Limited Term Fund (Class A Shares) will receive Class A Shares of Short-Term Income Fund and holders of Limited Term Fund (Class F Shares) will receive Institutional Service Shares of Short-Term Income Fund.
o     The Reorganization will be a tax-free transaction.

Who do I call with questions about the Prospectus/Proxy Statement? Call your Investment Professional or a Federated Client Service
Representative. Federated's toll-free number is
1-800-341-7400.


 After careful consideration, the Board of Directors has unanimously approved this proposal. The Board recommends that you read the enclosed materials carefully and vote for the proposal.



                   FEDERATED FIXED INCOME SECURITIES, INC.
                         Federated Limited Term Fund

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 27, 2004


      TO  SHAREHOLDERS  OF  FEDERATED   LIMITED  TERM  FUND,  A  PORTFOLIO  OF
FEDERATED FIXED INCOME SECURITIES, INC.: A special meeting of the shareholders of Federated Limited Term Fund (the "Limited Term Fund"), will be held at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (Eastern time), on August 27, 2004, for the following purposes:

1.    To   approve  or   disapprove   a   proposed   Agreement   and  Plan  of
                 Reorganization pursuant to which Federated Short-Term Income Fund ("Short-Term Income Fund"), a portfolio of Federated Income Securities Trust, would acquire all of the assets of the Limited Term Fund in exchange for Class A Shares and Institutional Service Shares of Short-Term Income Fund to be distributed pro rata by the Limited Term Fund to holders of its Class A Shares and Class F Shares, respectively, in complete liquidation and termination of the Limited Term Fund; and

2.    To transact such other  business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed July 6, 2004 as the record date for determination of shareholders entitled to vote at the meeting.

                                                By Order of the Board of
                                                Directors,




                                                John W. McGonigle
                                                Secretary


July 16, 2004


------------------------------------------------------------------------------
YOU CAN HELP THE LIMITED TERM FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                          PROSPECTUS/PROXY STATEMENT

                                July 16, 2004

                         Acquisition of the assets of

                         FEDERATED LIMITED TERM FUND
            a portfolio of Federated Fixed Income Securities, Inc.
                           (A Maryland Corporation)

                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                         Telephone No: 1-800-245-5000

                       By and in exchange for shares of

                       FEDERATED SHORT-TERM INCOME FUND
               a portfolio of Federated Income Securities Trust
                       (A Massachusetts Business Trust)

                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                         Telephone No: 1-800-245-5000

      This Prospectus/Proxy Statement describes the proposal for Federated Limited Term Fund (the "Limited Term Fund"), a portfolio of Federated Fixed Income Securities, Inc. (the "Corporation") to transfer all of its assets to Federated Short-Term Income Fund (the "Short-Term Income Fund"), a portfolio of Federated Income Securities Trust (the "Trust") in exchange for shares of the Short-Term Income Fund (the "Reorganization"). Short-Term Income Fund shares will be distributed pro rata by the Limited Term Fund to its shareholders in complete liquidation and dissolution of the Limited Term Fund. As a result of the Reorganization, each owner of Class A Shares and Class F Shares of Limited Term Fund will become the owner of Class A Shares and Institutional Service Shares, respectively, of Short-Term Income Fund, having a total net asset value ("NAV") equal to the total NAV of his or her holdings in the Limited Term Fund on the date of the Reorganization (the "Closing Date").

      The Limited Term Fund seeks a high level of current income consistent with minimum fluctuation in principal value through the compilation of a portfolio, the weighted average duration of which at all times will be limited to three years or less, while the Short-Term Income Fund seeks to provide current income. Each Fund employs a similar investment strategy in pursuit of its investment objective. For a description of these investment strategies, see "Summary - Reasons for the Proposed Reorganization." For a comparison of the investment policies and objectives of Limited Term Fund and Short-Term Income Fund, see "Comparison of Investment Objectives, Policies and Limitations."


      The fundamental and non-fundamental investment limitations of Limited Term Fund and Short-Term Income Fund are described in "Summary - Comparison of Investment Objectives, Policies and Limitations." Information concerning Class A Shares and Class F Shares of the Limited Term Fund, as compared to Class A Shares and Institutional Service Shares, respectively, of Short-Term Income Fund is included in this Prospectus/Proxy Statement in the sections entitled "Summary - Comparative Fee Tables" and "Information about the Reorganization - Description of Short-Term Income Fund Shares and Capitalization."

            This Prospectus/Proxy Statement should be retained for future reference. It sets forth concisely the information about the Funds that a prospective investor should know before investing. In addition, the following information, is incorporated herein by reference:

      1. For holders of Class A Shares of Limited Term Fund: Prospectus of Short-Term Income Fund (Class A Shares) dated March 31, 2004; and a Statement of Additional Information for Short-Term Income Fund (Class A Shares ) dated March 31, 2004. As this is a newly created share class of the Short-Term Income Fund, a Annual Report and Semi-Annual Report are not currently available; however, the Annual Report of Short-Term Income Fund (Institutional Service Shares) for its fiscal year ended April 30, 2004; and Semi-Annual Report of Short-Term Income Fund (Institutional Service Shares) for the period ended October 31, 2003 are substituted and hereby incorporated herein by reference.

      2. For holders of Class F Shares of Limited Term Fund: Prospectus of Short-Term Income Fund (Institutional Service Shares) dated March 31, 2004; Statement of Additional Information for Short-Term Income Fund (Institutional Service Shares ) dated March 31, 2004; Annual Report of Short-Term Income Fund (Institutional Service Shares) for its fiscal year ended April 30, 2004; and Semi-Annual Report of Short-Term Income Fund (Institutional Service Shares) for the period ended October 31, 2003.

      References in this Prospectus/Proxy Statement to materials, Annual Reports or Semi-Annual Reports should be interpreted in a manner consistent with all the foregoing. This Prospectus/Proxy Statement is accompanied by the Annual Report, Semi-Annual Report and Prospectus of Short-Term Income Fund. Copies of the Prospectuses, Statements of Additional Information, Annual Reports, Semi-Annual Reports and other information about the Short-Term Income Fund and Limited Term Fund may be obtained without charge by writing or by calling the Short-Term Income Fund at the addresses and telephone numbers shown on the previous page.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT AND IN THE MATERIALS EXPRESSLY INCORPORATED HEREIN BY REFERENCE AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS.

            SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF, OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.
I.
TABLE OF CONTENTS
                                                                      Page
 SUMMARY                                                              1
   Reasons for the Proposed Reorganization                               1
   Comparison of Investment Objectives, Policies and Limitations         2
   Comparison of Risks                                                   6
   Comparative Fee Tables                                                6
   Comparison of Potential Risks and Rewards: Performance Information   10
   Purchases, Redemptions and Exchange Procedures; Dividends and
     Distributions                                                      13
   Financial Highlights                                                 14
   Service Fees, Advisory Fees and Expense Ratios                       15

INFORMATION ABOUT THE REORGANIZATION                                    15
   Description of the Plan of Reorganization                            15
   Description of Short-Term Income Fund Shares and Capitalization      16
   Federal Income Tax Consequences                                      17
   Comparative Information on Shareholder Rights and Obligations        18

INFORMATION ABOUT SHORT-TERM INCOME FUND
AND THE LIMITED TERM FUND                                               20
   Short-Term Income Fund                                               20
   Limited Term Fund                                                    20
   About the Proxy Solicitation and the Meeting                         21
   Proxies, Quorum and Voting at the Special Meeting                    21
   Share Ownership of the Funds                                         22
   Interests of Certain Persons                                         22

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY            23

AGREEMENT AND PLAN OF REORGANIZATION (Exhibit A)                        24



                                   SUMMARY

      This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Prospectus/Proxy Statement, the Prospectus of the Limited Term Fund (Class A Shares or Class F Shares), dated January 31, 2004, Statement of Additional Information of the Limited Term Fund (Class A Shares and Class F Shares), dated January 31, 2004, the Prospectus of the Short-Term Income Fund (Class A Shares) dated March 31, 2004; the Prospectus of Short-Term Income Fund (Institutional Service Shares) dated June 30, 2003; Statement of Additional Information of the Short-Term Income Fund, (Class A Shares and Institutional Service Shares) dated March 31, 2004, and the Agreement and Plan of Reorganization (the "Plan"). A copy of the Plan is attached to this Prospectus/Proxy Statement as Exhibit A. The Prospectus of Short-Term Income Fund accompanies this Prospectus/Proxy Statement.

Reasons for the Proposed Reorganization

      The Board of Directors ("Board" or "Directors") of Limited Term Fund has voted to recommend to shareholders of Class A Shares and Class F Shares of Limited Term Fund to approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Short-Term Income Fund would acquire all of the assets of the Limited Term Fund in exchange for Class A Shares and Institutional Service Shares, respectively, of Short-Term Income Fund to be distributed pro rata by the Limited Term Fund to holders of its Class A Shares and Class F Shares, in complete liquidation and termination of the Limited Term Fund. As a result of the Reorganization, each shareholder of the Limited Term Fund will become the owner of Short-Term Income Fund's Class A Shares and Institutional Service Shares (as the case may be) having a total net asset value equal to the total net asset value of his or her holdings in the Limited Term Fund on the date of the Reorganization, i.e., the Closing Date (as hereinafter defined) on August 27, 2004.

      The Board, including the Directors who are not "interested persons" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act"), has concluded that the Reorganization would be in the best interest of the Limited Term Fund and its existing shareholders, and that the interest of existing shareholders would not be diluted as a result of the transactions contemplated by the Reorganization. Management of the Limited Term Fund believes that the shareholders of the Limited Term Fund would benefit from the larger asset base and anticipated economies of scale that are expected to result from the Reorganization.

      At the present time Federated Investment Management Company ("Adviser") voluntary waives a portion of the Management Fee charged to the Limited Term Fund (.40%) as well as a portion of the Limited Term Fund's Distribution (Rule 12b-1) Fee. As a result, after taking existing waivers into consideration, total annual expenses for Class A Shares and Class F Shares of the Limited Term Fund currently are 1.09% and .99%, respectively. These voluntary waivers can be terminated or adjusted at any time. If the proposed Reorganization is not approved these voluntary waivers may be reconsidered.

      In connection with the Reorganization, the Adviser has also agreed to voluntarily waive .22% of the Short Term Income Fund's Distribution (Rule 12b-1) Fee with respect to Class A Shares and with respect to Class F Shares, the Board has approved an Amendment to the Short-Term Income Fund's Rule 12b-1 Plan Agreement to reduce the maximum 12b-1 plan payments for Institutional Service Shares from 0.25% to 0.15%, contingent upon completion of the Reorganization. At the present time, the Adviser voluntarily waives a portion of the Distribution (Rule 12b-1) Fee with respect to Institutional Service Shares of Short-Term Income Fund (under existing waivers this fee is expected to be 0.10%). As a result of the new voluntary waivers, actual total annual expenses incurred by holders of Limited Term Fund's Class A Shares will remain at 1.09% and actual total annual expenses with respect to the holders of the Limited Term Fund's Class F Shares will decrease by 0.29% to 0.70%. Further, unlike Class F Shares, Institutional Service Shares are not subject to a 1.00% contingency deferred sales charge (this contingency deferred sales charge is applicable to shares held less than four years.)
All of the above described voluntary waivers may be terminated or adjusted at any time.




In considering the proposed Reorganization, the Board of the Corporation and the Board of the Trust took into consideration a number of factors, including: (1) any fees or expenses that will be borne directly or indirectly by Limited Term Fund in connection with the reorganization; (2) the compatibility of the Short-Term Income Fund's and the Limited Term Fund's investment objectives, policies and limitations; (3) the comparatively larger size and lower administrative expenses of the Short-Term Income Fund (after the newly established waivers); (4) the Reorganization provides for continuity of distribution and shareholder servicing arrangements; and (5) the Reorganization will not result in the recognition of any gain or loss for federal income tax purposes either to the Short-Term Income Fund or the Limited Term Fund or to shareholders of either Fund.

      As a condition to the Reorganization, Short-Term Income Fund and Limited Term Fund will each receive an opinion of counsel that the Reorganization will be considered a tax-free "reorganization" under applicable provisions of the Internal Revenue Code of 1986, as amended, so that no gain or loss will be recognized by the shareholders of either Fund. The tax basis of the shares of Short-Term Income Fund received by Limited Term Fund shareholders will be the same tax basis of their shares in Limited Term Fund.

      The Board of Directors concluded to recommend that the shareholders of the Limited Term Fund vote to approve the Reorganization. Pursuant to Rule 17a-8 under the 1940 Act, the Board, including a majority of the Directors who are not interested persons (within the meaning of the 1940 Act), determined that participation in the transaction was in the best interests of the Limited Term Fund's shareholders and that the interests of existing Limited Term Fund shareholders would not be diluted as a result of effecting the transaction.

      The Trustees of the Trust likewise approved the Reorganization on behalf of the Short-Term Income Fund. Pursuant to Rule 17a-8 under the 1940 Act, the Trust, including a majority of the Trustees who are not interested persons, determined that participation in the transaction was in the best interests of the Short-Term Income Fund's shareholders and that the interests of existing Short-Term Income Fund shareholders would not be diluted as a result of effecting the transaction.


------------------------------------------------------------------------------
      BASED ON THIS INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF LIMITED TERM FUND APPROVE THE REORGANIZATION.
------------------------------------------------------------------------------


Comparison of Investment Objectives, Policies and Limitations

      The investment objective of Short-Term Income Fund is to seek provide current income. As earlier noted, the investment objective of Limited Term Fund is to seek a high level of current income consistent with minimum fluctuation in principal value through the compilation of a portfolio, the weighted average duration of which at all times will be limited to three years or less.

     The Short-Term Income Fund invests in a diversified portfolio of domestic fixed income securities consisting primarily of U.S. government and privately issued mortgage backed and asset backed securities; corporate debt securities; and U.S. treasury and agency securities. In addition, at least 65% of the Short-Term Income Fund's securities must be rated A or higher (or, for short-term instruments, in one of the two highest rating categories) by a nationally recognized statistical rating organization (NRSRO). The Fund may invest up to 35% of its assets in non-investment grade fixed income securities which are rated BB or lower by a NRSRO.




     The Adviser also serves as the Adviser to Short-Term Income Fund, actively manages the Fund's portfolio and seeks to enhance current income while minimizing prepayment and credit risk. The Adviser also seeks to limit the magnitude of fluctuation of the value of the Short-Term Income Fund's shares. The Adviser attempts to manage price fluctuation by limiting the Short-Term Income Fund's dollar weighted average duration within a range of one to two years and, in any event, to no greater than three years. Under normal market conditions, the Short-Term Income Fund's dollar-weighted average maturity is expected to be three years or less.


      By comparison, Limited Term Fund pursues its objective by investing in a portfolio with a dollar-weighted average duration of not more than three years, composed primarily of corporate debt securities, mortgage-backed securities and other asset-backed securities. Duration measures the price sensitivity of a portfolio of fixed-income securities to changes in interest rates. In addition, at least 65% of the Fund's assets will consist of investment grade fixed-income securities. The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations (NRSROs). For example, Standard & Poor's, an NRSRO, assigns ratings to investment grade securities (AAA, AA, A, and BBB). Noninvestment grade fixed income securities are rated BB or lower by Standard & Poor's. Up to 35% of the Fund's assets may be fixed income securities which are below investment grade. The Adviser adjusts the portfolio's duration by buying and selling securities of different maturities. The Adviser may purchase a security of any duration, as long as the portfolio's dollar-weighted average duration remains at three years or less.


      The fundamental and non-fundamental limitations of the Limited Term Fund and Short-Term Income Fund are listed below for comparative purposes. The fundamental and non-fundamental limitations for both Funds are completely identical in all respects.

The following chart contains the fundamental limitations and non-fundamental limitations of Limited Term Fund and Short-Term Income Fund:



---------------------------------------------------------------------------------
                             INVESTMENT LIMITATIONS
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
           LIMITED TERM FUND                     SHORT-TERM INCOME FUND
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Buying on Margin (non-fundamental)       Buying on Margin (non-fundamental)
----------------------------------------
                                         The Fund will not purchase securities
The Fund will not purchase securities    on margin, provided that the Fund may
on margin, provided that the Fund may    obtain short-term credits necessary
obtain short-term credits necessary for  for the clearance of purchases and the clearance of purchases and sales of  sales of securities, and further
securities, and further provided that    provided that the Fund may make margin
the Fund may make margin deposits in     deposits in connection with its use
connection with its use of financial     of financial options and futures,
options and futures, forward and spot    forward and spot currency contracts,
currency contracts, swap transactions    swap transactions and other financial
and other financial contracts or         contracts or derivative instruments.
derivative instruments.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Issuing Senior Securities and Borrowing  Issuing Senior Securities and
Money (fundamental)                      Borrowing Money (fundamental)

The Fund may borrow money, directly or   The Fund may borrow money, directly or
indirectly, and issue senior securities  indirectly, and issue senior
to the maximum extent permitted under    securities to the maximum extent
the Investment Company Act of 1940       permitted under the Investment Company
(1940 Act).                              Act of 1940 (1940 Act).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Pledging Assets (non-fundamental)        Pledging Assets (non-fundamental)

The Fund will not mortgage, pledge, or   The Fund will not mortgage, pledge, or
hypothecate any of its assets, provided  hypothecate any of its assets,
that this shall not apply to the         provided that this shall not apply to
transfer of securities in connection     the transfer of securities in
with any permissible borrowing or to     connection with any permissible
collateral arrangements in connection    borrowing or to collateral
with permissible activities.             arrangements in connection with
                                         permissible activities.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Diversification of Investments           Diversification of Investments
(fundamental)                            (fundamental)

With respect to securities comprising    With respect to securities comprising
75% of the value of its total assets,    75% of the value of its total assets,
the Fund will not purchase securities    the Fund will not purchase securities
of any one issuer (other than cash;      of any one issuer (other than cash;
cash items; securities issued or         cash items; securities issued or
guaranteed by the government of the      guaranteed by the government of the
United States or its agencies or         United States or its agencies or
instrumentalities and repurchase         instrumentalities and repurchase
agreements collateralized by such U.S.   agreements collateralized by such
government securities; and securities    U.S. government securities; and
of other investment companies) if, as a  securities of other investment
result, more than 5% of the value of     companies) if, as a result, more than
its total assets would be invested in    5% of the value of its total assets
the securities of that issuer, or the    would be invested in the securities of
Fund would own more than 10% of the      that issuer, or the Fund would own
outstanding voting securities of the     more than 10% of the outstanding
issuer.                                  voting securities of that issuer.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Investing in Real Estate (fundamental)   Investing in Real Estate (fundamental)

The Fund may not purchase or sell real   The Fund may not purchase or sell real
estate, provided that this restriction   estate, provided that this restriction
does not prevent the Fund from           does not prevent the Fund from
investing in issuers which invest,       investing in issuers which invest,
deal, or otherwise engage in             deal, or otherwise engage in
transactions in real estate or           transactions in real estate or
interests therein, or investing in       interests therein, or investing in
securities that are secured by real      securities that are secured by real
estate or interests therein. The Fund    estate or interests therein. The Fund
may exercise its rights under            may exercise its rights under
agreements relating to such securities,  agreements relating to such including the right to enforce security  securities, including the right to
interests and to hold real estate        enforce security interests and to hold
acquired by reason of such enforcement   real estate acquired by reason of such
until that real estate can be            enforcement until that real estate can
liquidated in an orderly manner.         be liquidated in an orderly manner.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Investing in Commodities (fundamental)   Investing in Commodities (fundamental)

The Fund may not purchase or sell        The Fund may not purchase or sell
physical commodities, provided that the  physical commodities, provided that
Fund may purchase securities of          the Fund may purchase securities of
companies that deal in commodities.      companies that deal in commodities.

Investing in Commodities                 Investing in Commodities
(non-fundamental)                        (non-fundamental)

In applying the Fund's commodities       In applying the Fund's commodities
restriction, as a matter of              restriction, as a matter of
non-fundamental operating policy, for    non-fundamental operating policy, for
purposes of the commodities policy,      purposes of the commodities policy,
investments in transactions involving    investments in transactions involving
futures contracts and options, forward   futures contracts and options, forward
currency contracts, swap transactions    currency contracts, swap transactions
and other financial contracts that       and other financial contracts that
settle by payment of cash are not        settle by payment of cash are not
deemed to be investments in commodities. deemed to be investments in commodities.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Underwriting (fundamental)               Underwriting (fundamental)

The Fund may not underwrite the          The Fund may not underwrite the
securities of other issuers, except      securities of other issuers, except
that the Fund may engage in              that the Fund may engage in
transactions involving the acquisition,  transactions involving the
disposition or resale of its portfolio   acquisition, disposition or resale of
securities, under circumstances where    its portfolio securities, under
it may be considered to be an            circumstances where it may be
underwriter under the Securities Act of  considered to be an underwriter under
1933.                                    the Securities Act of 1933.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lending Cash or Securities (fundamental) Lending Cash or Securities
                                         (fundamental)
The Fund may not make loans, provided
that this restriction does not prevent   The Fund may not make loans, provided
the Fund from purchasing debt            that this restriction does not prevent
obligations, entering into repurchase    the Fund from purchasing debt
agreements, lending its assets to        obligations, entering into repurchase
broker/dealers or institutional          agreements, lending its assets to
investors and investing in loans,        broker/dealers or institutional
including assignments and participation  investors and investing in loans,
interests.                               including assignments and
                                         participation interests.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Concentration of Investments             Concentration of Investments
(fundamental)                            (fundamental)

The Fund will not make investments that  The Fund will not make investments will result in the concentration of its  that will result in the concentration
investments in the securities of         of its investments in the securities
issuers primarily engaged in the same    of issuers primarily engaged in the
industry. Government securities,         same industry. Government securities,
municipal securities and bank            municipal securities and bank
instruments will not be deemed to        instruments will not be deemed to
constitute an industry.                  constitute an industry.

Concentration of Investments             Concentration of Investments
(non-fundamental)                        (non-fundamental)

For purposes of the concentration        For purposes of the concentration
limitation: (a) utility companies will   limitation: (a) utility companies will
be divided according to their services   be divided according to their services
(for example, gas, gas transmission,     (for example, gas, gas transmission,
electric and telephone will be           electric and telephone will be
considered a separate industry); (b)     considered a separate industry); (b)
financial service companies will be      financial service companies will be
classified according to the end users    classified according to the end users
of their services (for example,          of their services (for example,
automobile finance, bank finance and     automobile finance, bank finance and
diversified finance will each be         diversified finance will each be
considered a separate industry); and     considered a separate industry); and
(c) asset backed securities will be      (c) asset backed securities will be
classified according to the underlying   classified according to the underlying
assets securing such securities. To      assets securing such securities. To
conform to the current view of the SEC   conform to the current view of the SEC
that only domestic bank instruments may  that only domestic bank instruments be excluded from industry concentration  may be excluded from industry
limitations, as a matter of              concentration limitations, as a matter
non-fundamental policy, the Fund will    of non-fundamental policy, the Fund
not exclude foreign bank instruments     will not exclude foreign bank
from industry concentration limits as    instruments from industry
long as the policy of the SEC remains    concentration limits as long as the
in effect. In addition, investments in   policy of the SEC remains in effect.
bank instruments, and investments in     In addition, investments in bank
certain industrial development bonds     instruments, and investments in
funded by activities in a single         certain industrial development bonds
industry, will be deemed to constitute   funded by activities in a single
investment in an industry, except when   industry, will be deemed to constitute
held for temporary defensive purposes.   investment in an industry, except when
The investment of more than 25% of the   held for temporary defensive purposes.
value of the Fund's total assets in any  The investment of more than 25% of the
one industry will constitute             value of the Fund's total assets in
"concentration.                          any one industry will constitute
                                         "concentration.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Investing in Illiquid Securities         Investing in Illiquid Securities
(non-fundamental)                        (non-fundamental)

The Fund will not purchase securities    The Fund will not purchase securities
for which there is no readily available  for which there is no readily
market, or enter into repurchase         available market, or enter into
agreements or purchase time deposits     repurchase agreements or purchase time
maturing in more than seven days, if     deposits maturing in more than seven
immediately after and as a result, the   days, if immediately after and as a
value of such securities would exceed,   result, the value of such securities
in the aggregate, 15% of the Fund's net  would exceed, in the aggregate, 15% of
assets.                                  the Fund's net assets.
---------------------------------------------------------------------------------


      In addition, Short-Term Income Fund has a non-fundamental investment policy which requires it to invest primarily in a diversified portfolio of short and medium-term high grade debt securities.

      Limited Term Fund and Short-Term Income Fund are both managed by the Adviser. As previously discussed, the particular investment strategies of the two Funds differ. However, the management of each Fund shares the same analytical, trading and other resources and is subject to same investment process disciplines within the Federated Investors, Inc. organization.

Comparison of Risks

      All mutual funds take investment risks. Therefore, it is possible to lose money by investing in either Fund. Limited Term Fund and Short-Term Income Fund share many of the same principal investment risks due to overlap of the fixed income sectors in which each Fund may invest. Both Funds have: credit risk, which is the possibility that an issuer will default on a security by failing to pay interest or principal when due; and interest rate risk, which is posed by the fact that prices of fixed income securities rise and fall inversely in response to interest rate changes. In addition, this risk increases with the length of the maturity of the debt. Generally, prices of fixed income securities fall when interest rates rise and vice versa. In addition, both Funds have prepayment risk, which is posed by the relative volatility of mortgage backed securities. The likelihood of prepayments increases in a declining interest rate environment and decreases in a rising interest rate environment. This adversely affects the value of these securities.

      Both Limited Term Fund and Short-Term Income Fund also have: risk associated with non-investment grade securities, which occurs because the Fund may invest a portion of its assets in securities rated below investment grade, which may be subject to greater interest rate, credit and liquidity risks than investment grade securities; and call risk, which may cause the Fund's performance to be adversely affected by the possibility that an issuer of a security held by the Limited Term Fund may redeem the security prior to maturity at a price below its current market value. Short-Term Income Fund has leverage risk, which means that certain investments may expose the Fund to a level of risk that exceeds the amount invested. Changes in the value of such investments magnify the Fund's risk of loss and potential for gain.

      Finally, Short-Term Income Fund will have risks associated with investments in derivative contracts and hybrid instruments, which may have changes in value which are not correlated with changes in the underlying asset and which may move in the opposite direction to that originally anticipated. Also, derivative contracts and hybrid instruments may involve other risks described in this prospectus, such as interest rate, credit, liquidity and leverage risks.

Comparative Fee Tables

      Set forth in the tables below is information regarding the fees and expenses incurred by Class A Shares and Class F Shares of the Limited Term Fund and Class A Shares and Institutional Service Shares of the Short-Term Income Fund as of March 31, 2004, and pro forma fees for the Short-Term Income Fund after giving effect to the Reorganization.

FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Federated Limited Term Fund Class A Shares and Federated Short-Term Income Fund Class A Shares Pro Forma Combined.




                                                                 Federated Limited             Federated Short-Term
                                                                        Term                   Income Fund Class A
                                                                    Fund Class A                 Shares Pro Forma
Shareholder Fees                                                       Shares                       Combined1
Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as                   1.00%                          1.00%
a percentage of offering price)
Maximum Deferred Sales Charge (Load) (as a
percentage of original purchase price or redemption                    0.00%                          0.00%
proceeds, as applicable)
Maximum Sales Charge (Load) Imposed on Reinvested
Dividends (and other Distributions)                                     None                           None
(as a percentage of offering price)
Redemption Fee (as a percentage of amount redeemed,                     None                           None
if applicable)
Exchange Fee                                                            None                           None

Annual Fund Operating Expenses (Before Waivers) 2
Expenses That are Deducted From Fund Assets (as
percentage of average net assets)
Management Fee                                                         0.40%3                         0.40%4
Distribution (12b-1) Fee                                               0.50%5                         0.50%
Shareholder Services Fee                                               0.25%                          0.25%6
Other Expenses                                                         0.27%                          0.18%
Total Annual Fund Operating Expenses                                   1.42%                          1.33%
---------------------------------------------------------------------------------------------------------------------


1 Class A Shares of Short-Term Income Fund are a newly created share class.

2 With respect to Federated Limited Term Fund Class A Shares, although not contractually obligated to do so, the adviser and the distributor waived certain amounts.  These waivers may be terminated at any time.  These are shown below along with the net expenses the Fund actually paid for the fiscal year ended November 30, 2003.  With respect to the Federated Short-Term
Income Fund Class A Shares Pro Forma Combined, although not contractually obligated to do so, the adviser and the distributor expect to voluntarily waive certain amounts.  These are shown below along with the net expenses the
Fund expects to pay for the fiscal year ending April 30, 2005.
Total Waivers of Fund Expenses                                         0.33%                          0.24%
Total Actual Annual Fund Operating Expenses (after                     1.09%                          1.09%
waivers)


3 For Federated Limited Term Fund Class A Shares, the adviser has voluntarily waived a portion of the management fee. The adviser can terminate this waiver at any time. The management fee paid by the Fund (after the voluntary waiver) was 0.35% for the fiscal year ended November 30, 2003.

4 For Federated Short-Term Income Fund Class A Shares Pro Forma Combined, the adviser expects to voluntarily waive a portion of the management fee. The adviser can terminate this anticipated voluntary waiver at any time. The management fee paid by the Fund (after the anticipated voluntary waiver) is expected to be 0.17% for the fiscal year ending April 30, 2005.

5 For Federated Limited Term Fund Class A Shares, a portion of the distribution (12b-1) fee has been voluntarily waived. This voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Class A Shares (after voluntary waiver) was 0.22% for the fiscal year ended November 30, 2003.

6 For Federated Short-Term Income Fund Class A Shares Pro Forma Combined, a portion of the distribution (12b-1) fee is expected to be voluntarily waived. This anticipated voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Class A Shares Pro Forma Combined (after the anticipated voluntary waiver) is expected to be 0.49% for the fiscal year ending April 30, 2005.


EXAMPLE
This Example is intended to help you compare the cost of investing in the Federated Limited Term Fund Class A Shares and Federated Short-Term Income Fund Class A Shares Pro Forma Combined with the cost of investing in other mutual funds.
The Example assumes that you invest $10,000 in each respective Fund's Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that each of the Fund's respective Shares operating expenses are before waiver as shown or estimated in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:



                                                  1 Year            3 Years         5 Years       10 Years
Federated Limited Term Fund Class A Shares
Expenses assuming redemption                       $243              $545            $869          $1,785
Expenses assuming no redemption                    $243              $545            $869          $1,785
Federated Short-Term Income Fund Class A
Shares Pro Forma Combined
Expenses assuming redemption                       $234              $517            $821          $1,685
Expenses assuming no redemption                    $234              $517            $821          $1,685


------------------------------------------------------------------------------

FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Federated Limited Term Fund Class F Shares, Federated Short-Term Income Fund Institutional Service Shares and Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined.



                                            Federated         Federated         Federated
                                             Limited          Short-Term        Short-Term
                                            Term Fund        Income Fund       Income Fund
Shareholder Fees                             Class F         Institutional     Institutional
                                             Shares            Service           Service
                                                                Shares          Shares Pro
                                                                                  Forma
                                                                                 Combined
Fees Paid Directly From Your
Investment
Maximum Sales Charge (Load) Imposed           1.00%              None              None
on Purchases (as a percentage of
offering price)
Maximum Deferred Sales Charge (Load)
(as a percentage of original                  1.00%              None              None
purchase price or redemption
proceeds, as applicable)
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends (and other             None              None              None
Distributions)
(as a percentage of offering price)
Redemption Fee (as a percentage of             None
amount redeemed, if applicable)                                  None              None
Exchange Fee                                   None              None              None

Annual Fund Operating Expenses
(Before Waivers) 1
Expenses That are Deducted From Fund
Assets (as percentage of average net
assets)
Management Fee                                0.40%2            0.40%3            0.40%4
Distribution (12b-1) Fee                      0.15%5            0.25%6            0.15%7
Shareholder Services Fee                      0.25%             0.25%             0.25%
Other Expenses                                0.27%             0.21%             0.18%
Total Annual Fund Operating Expenses          1.07%             1.11%             0.98%
--------------------------------------------------------------------------------------------

1 With respect to Federated Limited Term Fund Class F Shares, although not contractually obligated to do so, the adviser and the distributor waived certain amounts.  These waivers may be terminated at any time.  These are shown below along with the net expenses the Fund actually paid for the fiscal year ended November 30, 2003.  With respect to Federated Short-Term Income
Fund Institutional Service Shares, although not contractually obligated to do so, the adviser and distributor voluntarily waived certain amounts.  These are shown below along with the net expenses the Fund actually paid for the fiscal year ended April 30, 2004.  With respect to the Federated Short-Term
Income Fund Institutional Service Shares Pro Forma Combined, although not contractually obligated to do so, the adviser and the shareholder services provider expect to voluntarily waive certain amounts.  These are shown below along with the net expenses the Fund expects to pay for the fiscal year ending April 30, 2005.
Total Waivers of Fund Expenses                 0.08%            0.30%              0.28%
Total Actual Annual Fund Operating             0.99%            0.81%              0.70%


Expenses (after waivers)
2 For Federated Limited Term Fund Class F Shares, the adviser has voluntarily waived a portion of the management fee. The adviser can terminate this waiver at any time. The management fee paid by the Fund (after the voluntary waiver) was 0.35% for the fiscal year ended November 30, 2003.

3 For Federated Short-Term Income Fund Institutional Service Shares, the adviser has voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee paid by the Fund (after voluntary waiver) was 0.35% for the fiscal year ended April 30, 2004.

4 For Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined, the adviser expects to voluntarily waive a portion of the management fee. The adviser can terminate this anticipated voluntary waiver at any time. The management fee paid by the Fund (after the anticipated voluntary waiver) is expected to be 0.17% for the fiscal year ending April 30, 2005.

5 For Federated Limited Term Fund Class F Shares, a portion of the distribution (12b-1) fee has been voluntarily waived. This voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Class F Shares (after voluntary waiver) was 0.12%, for the fiscal year ended November 30, 2003.

6 For Federated Short-Term Income Fund Institutional Service Shares, the distribution (12b-1) fee has been voluntarily waived. This voluntary waiver can be terminated at any time. The distribution (12b-1) fee paid by the Fund's Institutional Service Shares (after voluntary waiver) was 0.00% for the fiscal year ended April 30, 2004.

7 For Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined, a portion of the distribution (Rule 12b-1) fee is expected to be voluntarily waived. This anticipated voluntary waiver can be terminated at any time. The distribution (Rule 12b-1) fee paid by the Fund's Institutional Service Shares (after the anticipated voluntary waiver) is expected to be 0.10%, for the fiscal year ending April 30, 2005.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Federated Limited Term Fund Class F Shares, Federated Short-Term Income Fund Institutional Service Shares and Federated Short-Term Income Fund Institutional Service Shares Pro Forma Combined with the cost of investing in other mutual funds.
The Example assumes that you invest $10,000 in each respective Fund's Shares for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that each of the Fund's respective Shares operating expenses are before waivers as shown or estimated in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:




                                      Federated        Federated          Federated
                                  Limited Term Fund    Short-Term     Short-Term Income
                                   Class F Shares     Income Fund    Fund Institutional
                                                     Institutional   Service Shares Pro
                                                     Service Shares    Forma Combined
1 Year
Expenses assuming redemption            $308              $113              $100
Expenses assuming no redemption         $208              $113              $100
3 years
Expenses assuming redemption            $537              $353              $312
Expenses assuming no redemption         $437              $353              $312
5 Years
Expenses assuming redemption            $684              $612              $542
Expenses assuming no redemption         $684              $612              $542
10 Years
Expenses assuming redemption           $1,393            $1,352            $1,201
Expenses assuming no redemption        $1,393            $1,352            $1,201

------------------------------------------------------------------------------


Comparison of Potential Risks and Rewards: Performance Information

      The bar charts and tables below compare the potential risks and rewards of investing in the Limited Term Fund and the Short-Term Income Fund. The bar charts provide an indication of the risks of investing in each Fund by showing changes in performance from year to year. The tables show how each Fund's average annual total returns for the one year, five year, ten year, or since inception periods, if applicable, compare to the returns of a broad-based market index. The figures assume reinvestment of dividends and distributions.

Keep in mind that past performance does not indicate future results.

RISK/RETURN BAR CHART

SHORT-TERM INCOME FUND-INSTITUTIONAL SERVICE SHARES

      The total returns shown here are for Institutional Service Shares which is another class of shares offered by Short-Term Income Fund. The total returns for Institutional Service Shares are disclosed here because Class A Shares have only been offered since March 31, 2004. These total returns would be substantially similar to the annual returns for Class A Shares over the same period and would differ only to the extent that the two classes do not have the same expenses. It is anticipated that expenses of Class A Shares will exceed those of the Institutional Service Shares.


      The performance information shown below will help you analyze the Short-Term Income Fund's Institutional Service Shares investment risks in light of its historical returns. The bar chart shows the variability of the Short-Term Income Fund's Institutional Service Shares total returns on a calendar year-by year basis. The Average Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Short-Term Income Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

The graphic presentation displayed here consists of a bar chart representing the annual total returns of the Fund's Institutional Service Shares as of the calendar year-ended December 31, 2003.

The `y' axis reflects the "% Total Return" beginning with "-2%" and increasing in increments of 2% up to 12%.

The `x' axis represents calculation periods for the last ten calendar years of the Fund's Institutional Service Shares, beginning with the earliest year. The light gray shaded chart features ten distinct vertical bars, shaded in charcoal, and each visually representing by height the total return percentage for the calendar year stated directly at its base. The calculated total return percentage for the Fund's Institutional Shares for the calendar year is stated directly at the top of each respective bar, for the calendar years 1994 through 2003, The percentages noted are: -0.78%, 10.61%, 5.15%,6.14%, 5.47%, 3.41%, 8.48%, 6.61%, 3.07% and 1.10% respectively.

      The Short-Term Fund's Institutional Service Shares are sold without a sales charge (load). The total returns in the bar chart above are based upon NAV.

      Within the period shown in the bar chart, the Short-Term Fund's Institutional Service Shares highest quarterly return was 3.77% (quarter ended June 30, 1995). Its lowest quarterly return was (0.70%) (quarter ended June 30, 1994).

AVERAGE ANNUAL TOTAL RETURN TABLE

      Return After Taxes is shown for the Short-Term Income Fund's Institutional Service Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend upon each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the Merrill Lynch 1-3 Year Short-Term Corporate Index (ML1-3STC), a broad-based market index and the Lipper Short Investment Grade Debt Funds Average (LSIGDFA), an average of funds with similar investment objectives. The ML1-3STC is an unmanaged index trading short-term domestic investment-grade corporate bonds with maturities between 1 and 2.99 years. The index is produced by Merrill Lynch, Pierce, Fenner & Smith, Inc. Index and average returns do not reflect sales charges, expenses or other fees that the SEC requires to be reflected in a fund's performance. Indexes and averages are unmanaged, and it is not possible to invest directly in an index or an average.
(For the periods ended December 31, 2003)

                                     1 Year          5 Years          10 Years
------------------------------------------------------------------------------
--------------------------                                       -------------
Institutional Service
Shares
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Return Before Taxes                   1.10%           4.50%            4.88%
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Return After Taxes on                 0.14%           2.54%            2.68%
Distributions1
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Return After Taxes on
Distributions and Sale of Fund        0.71%           2.61%            2.76%
Shares1
------------------------------------------------------------------------------
------------------------------------------------------------------------------
ML1-3STC                              5.33%           6.57%            6.56%
------------------------------------------------------------------------------
------------------------------------------------------------------------------
LSIGDFA                               2.36%       4.42%         4.53%
------------------------------------------------------------------------------

1 After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for Institutional Service Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

LIMITED TERM FUND-CLASS A SHARES

      The performance information shown below will help you analyze the Limited Term Fund's Class A Shares investment risks in light of its historical returns. The bar chart shows the variability of the Limited Term Fund's Class A Shares total returns on a calendar year-by year basis. The Average Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Limited Term Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.


The graphic presentation displayed here consists of a bar chart representing the annual total returns of the Fund's Class A Shares as of the calendar year-ended December 31, 2003.

The `y' axis reflects the "% Total Return" beginning with "-2%" and increasing in increments of 2% up to 12%.

The `x' axis represents calculation periods for the last ten calendar years of the Fund's Class A Shares, beginning with the earliest year. The light gray shaded chart features ten distinct vertical bars, shaded in charcoal, and each visually representing by height the total return percentage for the calendar year stated directly at its base. The calculated total return percentage for the Fund's Class A Shares for the calendar year is stated directly at the top of each respective bar, for the calendar years 1994 through 2003, The percentages noted are: -1.26%, 11.68, 5.00%, 7.05%, 4.74%,
1.89%, 6.39%, 7.12%, 1.15% and 1.41% respectively.

      The total returns shown in the bar chart do not reflect the payment of any sales charges or recurring shareholder account fees. If these charges or fees had been included, the returns shown would have been lower.

      Within the period shown in the bar chart, the Limited Term Fund's Class A Shares highest quarterly return was 4.03% (quarter ended June 30, 1995). Its lowest quarterly return was (0.72%) (quarters ended March 31, 1994 and June 30, 1994).

AVERAGE ANNUAL TOTAL RETURN TABLE

The Average Annual Total Returns for the Limited Term Fund's Class A Shares and Class F Shares are reduced to reflect applicable sales charges. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for the Fund's Class A Shares to illustrate the effect of federal taxes on Fund returns. Actual after- tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for Merrill Lynch 0-3 Composite Index (ML0-3), a composite of four separate unmanaged indexes which track various security types, the Merrill Lynch 1-3 Year Short-Term Corporate Bond Index (ML1-3STC), a broad-based market index, and the Lipper Short-Term Investment Grade Debt Funds Average (LSIGDFA), an average of funds with similar investment objectives. The ML1-3STC is an index tracking short-term domestic investment grade corporate bonds with maturities between 1 and 2.99 years. The LSIGDFA represents the average of the total returns reported all of the mutual funds designated by Lipper, Inc. as investing at least 65% of their assets in investment grade debt issues (rated in the top four grades) with dollar-weighted average maturities of less than three years. Index and average returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Fund's performance. Indexes and averages are unmanaged, and it is not possible to invest directly in an index or average.


 (For the periods ended December 31, 2003)



---------------------------------------------------------------------------------------------
                                                    1 Year          5 Years       10 Years
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Class A Shares:
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Return Before Taxes                                 0.43%            3.35%         4.35%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Return After Taxes on Distributions1               (0.72%)           1.28%         2.11%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Return After Taxes on Distributions and Sale        0.27%            1.56%         2.29%
of Fund Shares1
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Class F Shares:
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Return Before Taxes                                (0.44%)           3.46%         4.46%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
ML0-3 Composite2                                    3.08%            6.07%         6.22%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
ML1-3STC                                            5.33%            6.57%         6.56%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
LSIGDFA                                             3.28%            5.68%         5.69%
---------------------------------------------------------------------------------------------


1     After-tax returns are calculated using a standard set of assumptions.
   The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Fund and shows the effect of taxes on Fund distributions. Returns After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on fund distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns are not relevant to investors holding shares through tax-deferred program, such as IRA or 401(k) plans.
2     The Fund's Adviser changed its reference benchmark to the ML0-3
   Composite from the ML1-3STC because it is more reflective of the Fund's current investment strategy.

Purchases, Redemptions and Exchange Procedures; Dividends and Distributions

      Federated Shareholder Services Company is the transfer agent and dividend disbursing agent for the Funds.
Shares of the Short-Term Income Fund and Limited Term Fund may be purchased or redeemed any day the New York Stock Exchange (NYSE) is open. When a Fund receives your transaction request in proper form it is processed at the next calculated NAV. From time to time either Fund may purchase foreign securities that trade in foreign markets on days the NYSE is closed. The value of either Fund's assets may change on days you cannot purchase or redeem Shares. NAV is determined at the end of regular trading (normally
4:00 p.m. Eastern time) each day the NYSE is open.
      Procedures for the purchase, exchange, and redemption of the Short-Term Income Fund's Shares are substantially similar to the procedures applicable to the purchase, exchange, and redemption of the Limited Term Fund's Shares, subject to the differences addressed below. Reference is made to the Prospectus of the Short-Term Income Fund and the Prospectus of the Limited Term Fund for a complete description of the purchase, exchange, and redemption procedures applicable to purchases, exchanges, and redemptions of the Short-Term Income Fund's and Limited Term Fund's Shares, respectively, each of which is incorporated by reference thereto. Set forth below is a brief description of the significant purchase, exchange, and redemption procedures applicable to the Short-Term Income Fund and Limited Term Fund's Shares.

Purchases

      You may purchase Class A Shares, Class F Shares or Institutional Service Shares of either Fund through an investment professional, directly from either Fund, or through an exchange from another Federated fund. Purchasers of Class A Shares for either Fund will incur a 1.00% front-end sales charge. Purchasers of Limited Term Fund (Class F Shares) incur a 1.00% front-end sales charge and a 1.00% contingency deferred sales charge. Purchasers of Short-Term Income Fund (Institutional Service Shares) do not incur any sales load.

      Both Funds are subject to the following investment minimums: Short-Term Income Fund (Class A Shares), initial investment $1,500, subsequent investment, $100; Short-Term Income Fund (Institutional Service Shares) initial investment of $25,000 with no required subsequent investment amount; and Limited Term Fund (Class A Shares and Class F Shares), initial investment $1,500, subsequent investment, $100. Investment minimums of Short-Term Income Fund will be waived for purposes of the Reorganization.

Dividends and Other Distributions

        Both Short-Term Income Fund and Limited Term Fund declare dividends daily and pay them monthly to shareholders. Unless a shareholder otherwise instructs, dividends and/or capital gain distributions will be reinvested automatically in additional shares at NAV. For a complete description, refer to the accompanying Prospectus of the Short-Term Income Fund. Any questions may be directed to the Short-Term Income Fund at 1-800-341-7400.


Financial Highlights

      The financial highlights shown here are for Short-Term Income Fund Institutional Service Shares only. The total returns for Short-Term Income Fund Institutional Service Shares are disclosed here because Class A Shares have only been offered since March 31, 2004. These financial highlights would be substantially similar to the financial highlights for Class A Shares over the same period and would differ only to the extent that the two classes do not have the same expenses. It is anticipated that expenses of Class A Shares will not exceed those of the Institutional Service Shares.

This information has been audited by Ernst & Young LLP, whose report, along with the Fund's audited financial statements, is included in the Annual Report.



 (For a Share Outstanding Throughout Each Period)

Year Ended April 30                            2004         2003         2002            2001           2000
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period             $8.56        $8.70         $8.74           $8.52         $8.67
Income From Investment Operations:
Net investment income                             0.23         0.33         0.45    1       0.53           0.51
Net realized and unrealized gain (loss) on
investments                                      (0.10)       (0.14)       (0.05)   1       0.22          (0.15)
TOTAL FROM INVESTMENT OPERATIONS                  0.13         0.19         0.40            0.75           0.36
Less Distributions:
Distributions from net investment income         (0.22)       (0.33)       (0.44)          (0.53)         (0.51)
Net Asset Value, End of Period                   $8.47        $8.56         $8.70           $8.74         $8.52
Total Return2                                    1.56%        2.21%         4.64%           9.12%         4.26%
Ratios to Average Net Assets:
Expenses                                         0.81%        0.81%         0.82%           0.81%         0.81%
Net investment income                            2.75%        3.71%         5.05%      1    6.16%         5.94%
Expense waiver/reimbursement3                    0.30%        0.26%         0.28%           0.29%         0.28%
Supplemental Data:
Net assets, end of period (000 omitted)         $19,130      $34,864       $24,121         $18,145       $13,999
Portfolio turnover                                38%          69%           29%             43%           44%


1 Effective May 1, 2001, the Fund adopted the provisions of the AICPA
Audit and Accounting Guide for Investment Companies and began accreting discount/amortizing premium on long-term debt securities. For the year ended April 30, 2002, this change had no effect on the net investment income per share or the net realized and unrealized gain (loss) on investments per share, but decreased the ratio of net investment income to average net assets from 5.07% to 5.05%. Per share, ratios and supplemental data for periods prior to May 1, 2001 have not been restated to reflect this change in presentation.
2 Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge if applicable.
3 This voluntary expense decrease is reflected in both the expense and the net investment income ratios shown above.

Service Fees, Advisory Fees and Expense Ratios

      The service providers and applicable service fees, for both Funds are identical. The maximum annual investment advisory fee for the Short-Term Income Fund and Limited Term Fund is 0.40% of average daily net assets. The maximum Shareholder Service Fee for Class A Shares and Class F Shares of both Funds is 0.25% of average daily net assets.

      The Short-Term Income Fund's Class A Shares and Institutional Service Shares and Limited Term Fund's Class A Shares and Class F Shares each have the ability to pay a Rule 12b-1 fee. The Rule 12b-1 fee as a percentage of average daily net assets is 0.50% for Class A Shares of both Funds; 0.25% (0.15% after reduction) for Institutional Service Shares of Short-Term Income Fund; and 0.50% (0.15% after waiver) for Class F Shares of Limited Term
Fund.

      For its fiscal year ended April 30, 2004 the Short-Term Income
Fund's ratio of expenses to
average daily net assets was 1.09% for Class A Shares pro forma and 0.81% for Institutional Service Shares. During this period the Adviser and the Shareholder Service Provider voluntarily waived a portion of their fees. Absent such waiver, the ratio of expenses to average daily net assets would have been 1.33% for Class A Shares and 1.11% for Institutional Service Shares.

      For its fiscal year ended November 30, 2003, the Limited Term Fund's ratio of expenses to average daily net assets was 1.09% for Class A Shares and .99% for Class F Shares. During this period, the Adviser and Distributor voluntarily waived a portion of their fees. Absent such reimbursement, the ratio of expenses to average daily net assets would have been 1.42% for Class A Shares and 1.07% for Class F Shares.

                     INFORMATION ABOUT THE REORGANIZATION

Description of the Plan of Reorganization

      The Plan provides that on or about the Closing Date (presently expected to be on or about August 27, 2004), the Short-Term Income Fund will acquire all of the assets of the Limited Term Fund in exchange for Class A Shares and Institutional Service Shares of the Short-Term Income Fund to be distributed pro rata by Limited Term Fund to holders of its Class A Shares and Class F Shares, respectively, in complete liquidation and termination of the Limited Term Fund. Shareholders of the Limited Term Fund will become shareholders of the Short-Term Income Fund as of 4:00 p.m. (Eastern time) on the Closing Date and will begin accruing dividends on the next day.

      Consummation of the Reorganization is subject to the conditions set forth in the Plan, including receipt of an opinion in form and substance satisfactory to the Trust and the Corporation, as described under the caption "Federal Income Tax Consequences" below. The Plan may be terminated and the Reorganization may be abandoned at any time before or after approval by shareholders of the Limited Term Fund prior to the Closing Date by the Trust or the Corporation if the Board of either entity believes that consummation of the Reorganization would not be in the best interests of the shareholders of Limited Term Fund or Short-Term Income Fund.

      The Adviser will bear the expenses related to the Reorganization. Such expenses include, but are not limited to: legal fees; transfer taxes (if any); the fees of banks and transfer agents; and the costs of preparing, printing, copying, and mailing proxy solicitation materials to the Limited Term Fund's shareholders and the costs of holding the Special Meeting of Shareholders. Limited Term Fund will bear any brokerage expenses related to any sales of its portfolio securities prior to the Reorganization.

      The foregoing brief summary of the Plan entered into between the Short-Term Income Fund and the Limited Term Fund is qualified in its entirety by the terms and provisions of the Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Description of Short-Term Income Fund Shares and Capitalization

      Class A Shares and Institutional Service Shares of Short-Term Income Fund to be issued to shareholders of the Limited Term Fund under the Plan will be fully paid and non-assessable when issued, transferable without restriction and will have no preemptive or conversion rights. Reference is hereby made to the Prospectus of Short-Term Income Fund provided herewith for additional information about Class A Shares and Institutional Service Shares of the Short-Term Income Fund.

      The following table shows the capitalization of the Short-Term Income Fund and the Limited Term Fund as of May 28, 2004, and on a pro forma basis as of that date:

---------------------------------------------------------------------
                              Federated Limited    Federated Short-
                              Term Fund Class A    Term Income Fund
                                   Shares           Class A Shares
                                                  Pro Forma Combined
---------------------------------------------------------------------
---------------------------------------------------------------------
Net Assets                      $150,730,992         $150,730,992
---------------------------------------------------------------------
---------------------------------------------------------------------
Net Asset Value Per Share           $8.91               $8.45
---------------------------------------------------------------------
---------------------------------------------------------------------
Shares Outstanding               16,919,712           17,837,987
---------------------------------------------------------------------
---------------------------------------------------------------------
Total Assets (at Fund           $158,230,451         $158,230,451
level)
---------------------------------------------------------------------


--------------------------------------------------------------------------------------
               Federated Limited      Federated         Federated        Federated
               Term Fund Class F  Limited Duration     Short-Term       Short- Term
                     Shares             Fund           Income Fund      Income Fund
                                    Institutional     Institutional    Institutional
                                   Service Shares    Service Shares   Service Shares
                                                                         Pro Forma
                                                                         Combined
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Net Assets         $7,499,458        $15,465,375       $19,037,793      $42,002,626
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Net Asset            $8.91              $9.32             $8.45            $8.45
Value Per
Share
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shares              841,810           1,659,607         2,252,672        4,970,404
Outstanding
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Total Assets      $158,230,451       $89,516,565      $201,276,445     $449,023,461
--------------------------------------------------------------------------------------


---------------------------------------------------------

                    Federated Limited Federated Short-
                    Duration Fund     Term Income Fund
                    Institutional     Class Y Shares
                    Shares            Pro Forma Combined
---------------------------------------------------------
---------------------------------------------------------
Net Assets          $89,110,351       $89,110,351
---------------------------------------------------------
---------------------------------------------------------
Net Asset Value     $9.32             $8.45
Per Share
---------------------------------------------------------
---------------------------------------------------------
Shares              9,561,948         10,545,604
Outstanding
---------------------------------------------------------
---------------------------------------------------------
Total Assets        $89,516,565       $89,516,565
---------------------------------------------------------




Federal Income Tax Consequences


      The Fund does not anticipate that the Reorganization will necessitate the realization of material taxable gain or losses in the investment portfolios of Short-Term Income Fund or Limited Term Fund.

      As a condition to the Reorganization, the Short-Term Income Fund and the Limited Term Fund will receive an opinion of counsel, to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current administrative rules and court decisions, for federal income tax purposes:

o the Reorganization as set forth in the Plan will constitute a tax-free reorganization under section 368(a) of the Code, and the Limited Term Fund and the Short-Term Income Fund each will be a "party to a reorganization" within the meaning of section 368(b) of the Code;

o no gain or loss will be recognized by the Short-Term Income Fund upon its receipt of the Limited Term Fund's assets solely in exchange for Short-Term Income Fund shares;

o no gain or loss will be recognized by the Limited Term Fund upon transfer of its assets to the Short-Term Income Fund solely in exchange for Short-Term Income Fund shares or upon the distribution of the Short-Term Income Fund shares to the Limited Term Fund's shareholders in exchange for their Limited Term Fund shares;

o no gain or loss will be recognized by shareholders of the Limited Term Fund upon exchange of their Limited Term Fund shares for Short-Term Income Fund shares;

o the aggregate tax basis of the assets of the Limited Term Fund acquired by the Short-Term Income Fund will be the same as the aggregate tax basis of such assets to the Limited Term Fund immediately prior to the Reorganization;

o the tax basis of shares of the Short-Term Income Fund received by each shareholder of Limited Term Fund pursuant to the Reorganization will be the same as the tax basis of the shares of the Limited Term Fund held by such shareholder immediately prior to the Reorganization;

o the holding period of the Limited Term Fund's assets in the hands of the Short-Term Income Fund will include the period during which those assets were held by the Limited Term Fund; and

o the holding period of Short-Term Income Fund shares received by each shareholder of the Limited Term Fund pursuant to the Plan will include the period during which the Limited Term Fund shares exchanged therefor were held by such shareholder, provided the Limited Term Fund shares were held as capital assets on the date of the Reorganization.

      As of November 30, 2003, the Fund had a unutilized capital loss carryover of ($11,047,615). The final amount of the unutilized capital loss carryover for the Fund is subject to change and will not be determined until the time of the Reorganization.

      As of November 30, 2003, the Fund had a tax basis appreciation or (depreciation) of ($12,194,901).

      After and as a result of the Reorganization, it its anticipated that the ability of the accounting survivors to use the Fund's capital loss carryover and to deduct losses recognized on the sale of assets of the Fund to the extent that the losses were "built-in losses" as of the time of the reorganization, will be significantly limited under Section 382 of the code.

      The Reorganization will not require the Fund to dispose of a material portion of its portfolio securities prior to the Reorganization due to non-conformance of those securities with the investment objectives, policies or limitations of the Short-Term Income Fund, nor will the Reorganization require the Fund to sell acquired portfolio securities, other than in the ordinary course of business, in order to rebalance its portfolio to comply with the prospectus limitations of Short-Term Income Fund.

      The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Short-Term Income Fund, the Limited Term Fund or the Limited Term Fund's shareholders with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. The Adviser does not expect that the Reorganization will generate material taxable gains or losses to shareholders of Short-Term Income Fund or Limited Term Fund as a result of mark-to-market system of accounting.

      Shareholders of the Limited Term Fund should consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances. Shareholders also should consult their tax advisors about state and local tax consequences, if any, of the Reorganization.

Comparative Information on Shareholder Rights and Obligations

Short-Term Income Fund is a portfolio of the Trust, a business trust organized under the laws of the Commonwealth of Massachusetts, while Limited Term Fund is a series of the Corporation, a Maryland corporation. The rights of shareholders of Short-Term Income Fund, as defined by the Trust's By-Laws and Declaration of Trust and under the laws of the Commonwealth of Massachusetts, and the rights of shareholders of Limited Term Fund, as defined by the Corporation's By-Laws and Articles of Incorporation and under the laws of the State of Maryland, relating to voting, distributions and redemptions, are substantively similar. The chart below describes some of the differences between your rights as a shareholder of the Limited Term Fund and your rights as a shareholder of the Short-Term Income Fund.



        -----------------------------------------------------------------------
          Category         SHORT-TERM INCOME FUND           LIMITED TERM FUND

        -----------------------------------------------------------------------
         Preemptive Rights             None                          None
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        Preferences                    None                          None
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        Appraisal Rights               None                          None
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        Conversion Rights              None                          None
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        Exchange Rights                None                          None
        (other than the
        right to exchange
        for shares of
        other mutual
        funds as provided
        in the prospectus
        of the Total
        Return Bond Fund
        Class C Shares)
        -------------------------------------------------------------------------------
        Minimum Account    The Board of Trustees has     The Board of Directors has
        Size               discretion to have            discretion to have Limited
                           Short-Term Income Fund        Term Fund redeem the shares
                           redeem the shares of any      of any shareholder whose
                           shareholder whose shares      shares have an aggregate net
                           have an aggregate net asset   asset value of less than
                           value of less than $1,500.    $1,500.

        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Annual Meetings            Not required                  Not required
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Right to Call      Shall be called upon the      Shall be called upon the
        Shareholder        written request of the        written request of the
        Meetings           holders of at least 10% of    holders of at least 10% of
                           the shares of the Short-Term  the shares of the Limited
                           Income Fund entitled to vote  Term Fund entitled to vote
                           at the meeting.               at the meeting.

        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Notice of Meetings Mailed to each shareholder    Mailed to each shareholder
                           entitled to vote at least 15  entitled to vote at least 10
                           days before the meeting.      and not more than 90 days
                                                         before the meeting.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Record Date For    Trustees may close the stock  Directors may close the
        Meetings           transfer books for a period   stock transfer books for a
                           not exceeding 90 days prior   period not exceeding 10 days
                           to the date of any            prior to the date of any
                           shareholder meeting or may    shareholder meeting or may
                           fix in advance a date, not    fix in advance a date, not
                           exceeding 90 days, as a       exceeding 90 days, as a
                           record date.                  record date.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Quorum for Meeting When any one or more Series   The presence in person or by
                           or Classes is entitled to      proxy of holders of
                           vote as a single Series or     one-third of the shares
                           Class, more than fifty         entitled to vote
                           percent of the shares of       constitutes a quorum;
                           each such Series or Class      provided, however, the
                           entitled to vote shall         presence in person or by
                           constitute a quorum at a       proxy of holders of
                           Shareholder's meeting of       one-half of the shares
                           that Series or Class.          entitled to vote
                                                          constitutes a quorum with
                                                          respect to matters for
                                                          which the Investment
                                                          Company Act of 1940
                                                          requires majority
                                                          shareholder approval.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Election of        A plurality of votes cast at  A plurality of votes cast at
        Directors or       the meeting.                  the meeting.
        Trustees
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Adjournment of     In the absence of a quorum,   In the absence of a quorum,
        Meetings           a plurality of shareholders   a majority of shareholders
                           present in person or by       present in person or by
                           proxy may adjourn the         proxy may adjourn the
                           meeting from time to time     meeting from time to time to
                           without further notice.       a date not later than 120
                                                         days after the original
                                                         record date.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Removal of         May be removed by a vote of   May be removed by a majority
        Directors or       at least two-thirds of the    vote of the outstanding
        Trustees by        outstanding shares of the     shares of the Corporation.
        Shareholders       Trust.
        -------------------------------------------------------------------------------
        -------------------------------------------------------------------------------
        Personal           The trustees are liable only  The Maryland General
        Liability of       for their willful             Corporation Law makes
        Directors and      misfeasance, bad faith,       directors immune from
        Trustees           gross negligence or reckless  liability to the extent that
                           disregard of the duties       they perform their duties as
                           involved in the conduct of    directors:
                           the office of trustee.        (1) In good faith;
                                                         (2) In a manner the director
                                                         reasonable believes to be in
                                                         the best interests of the
                                                         Fund; and
                                                         (3) With the care that an
                                                         ordinarily prudent person in
                                                         a like position would use
                                                         under similar circumstances.
        -------------------------------------------------------------------------------
        Personal           Under Massachusetts law,      None
        Liability of       there is, in theory, a
        Shareholders       possibility that a
                           shareholder may be
                           personally liable; however,
                           the Declaration of Trust
                           requires the Trust to use
                           the assets of the Short-Term
                           Income Fund to protect or
                           compensate the shareholder
                           if the shareholder is held
                           personally liable for its
                           obligations. Massachusetts
                           business trusts are widely
                           used in the mutual fund
                           industry to organize series
                           investment companies.
        -------------------------------------------------------------------------------
        Number of          Unlimited; no par value.      The Corporation is
        Authorized                                       authorized to issue
        Shares; Par Value                                1,000,000,000 shares of
                                                         common stock with a par
                                                         value $.001 per share, of
                                                         which 1,000,000,000 has been
                                                         designated Class A Shares of
                                                         Limited Term Fund and
                                                         1,000,000,000 has been
                                                         designated Class F Shares of
                                                         Limited Term Fund.
        -------------------------------------------------------------------------------


                            INFORMATION ABOUT THE
               SHORT-TERM INCOME FUND AND THE LIMITED TERM FUND

Short-Term Income Fund

      Information about the Trust and the Short-Term Income Fund is contained in the Short-Term Income Fund's current Prospectus. A copy of the Prospectus is included herewith and incorporated by reference herein. Additional information about the Trust and the Fund is included in the Short-Term Income Fund's Statement of Additional Information (Class A Shares and Institutional Service Shares) dated March 31, 2004, as well as the Statement of Additional Information relating to this Prospectus/Proxy Statement dated July 16, 2004, both of which have been filed with the SEC and may be obtained without charge by contacting the Corporation at 1-800-341-7400 or by writing to the Trust at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Trust, on behalf of the Short-Term Income Fund, is subject to the informational requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and in accordance therewith files reports and other information with the SEC. Reports, the proxy and information statements, and other information filed by the Trust, on behalf of the Short-Term Income Fund, can be obtained by calling or writing the Trust and can also be inspected and copied by the public at the public reference facilities maintained by the SEC in Washington, DC located at Room 1024, 450 Fifth Street, NW, Washington DC 20549 and at certain of its regional offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL 60604 and 233 Broadway New York, NY 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington DC 20549, or obtained electronically from the SEC's Internet Web site (http://www.sec.gov).

      This Prospectus/Proxy Statement, which constitutes part of a Registration Statement filed by the Trust, on behalf of the Short-Term Income Fund, with the SEC under the Securities Act of 1933, as amended, omits certain of the information contained in the Registration Statement.
Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Trust, the Short-Term Income Fund and the shares offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

Limited Term Fund

      Information about the Limited Term Fund may be found in the Fund's current Prospectus dated January 31, 2004 and Statement of Additional Information, dated January 31, 2004 and are incorporated herein by reference. Copies of the Limited Term Fund's Prospectus and Statement of Additional Information may be obtained without charge from the Fund by calling 1-800-341-7400 or by writing to the Fund at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. A copy of the Statement of Additional Information relating to this Prospectus/Proxy Statement may be obtained without charge from the Corporation by calling 1-800-341-7400 or by writing to the Corporation at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Limited Term Fund is subject to the information requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements, and other information filed by the Limited Term Fund can be obtained by calling or writing the Fund and can also be inspected at the public reference facilities maintained by the SEC at the addresses listed in the previous section.

------------------------------------------------------------------------------
              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
------------------------------------------------------------------------------
                             SHAREHOLDERS APPROVE
                   THE AGREEMENT AND PLAN OF REORGANIZATION



About the Proxy Solicitation and the Meeting

      Proxies are being solicited by the Board of Directors, on behalf of its portfolio, the Limited Term Fund. The proxies will be voted at the special meeting of shareholders of the Limited Term Fund to be held on August 27, 2004 at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (such special meeting and any adjournment or postponement thereof are referred to as the "Special Meeting").

      The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by the Adviser. In addition to solicitations through the mails, proxies may be solicited by officers, employees, and agents of the Corporation or, if necessary, a communications firm retained for this purpose. Such solicitations may be by telephone, telegraph, through the Internet or otherwise. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information, recording the shareholder's instructions, and confirming to the shareholder after the fact. Shareholders who communicate proxies by telephone or by other electronic means have the same power and authority to issue, revoke, or otherwise change their voting instructions as shareholders submitting proxies in written form. The Corporation may reimburse custodians, nominees, and fiduciaries for the reasonable costs incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

      The purpose of the Special Meeting is set forth in the accompanying Notice. The Board of Directors knows of no business other than that mentioned in the Notice that will be presented for consideration at the Special Meeting. Should other business properly be brought before the Special Meeting, proxies will be voted in accordance with the best judgment of the persons named as proxies. This Prospectus/Proxy Statement and the enclosed proxy card are expected to be mailed on or about July 20, 2004, to shareholders of record at the close of business on July 6, 2004 (the "Record Date").

      The annual reports for the Short-Term Income Fund and the Limited Term, which includes audited financial statements for their fiscal year ended April 30, 2004 and November 30, 2003, respectively, were previously mailed to shareholders. The semi-annual reports for the Short-Term Income Fund and the Limited Term Fund, which contain unaudited financial statements for the periods ended October 31, 2003 and May 30, 2003, respectively, were also previously mailed to shareholders. Limited Term Fund will promptly provide, without charge and upon request, to each person to whom this Prospectus/Proxy Statement is delivered, a copy of the annual reports and/or the semi-annual reports for the Short-Term Income Fund and the Limited Term Fund. Requests for annual reports or semi-annual reports for the Short-Term Income Fund and the Limited Term Fund may be made by writing to the Short-Term Income Fund or the Limited Term Fund's principal executive offices or by calling the toll-free telephone number, 1-800-341-7400. The principal executive offices for the Short-Term Income Fund or the Limited Term Fund are located at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000.

Proxies, Quorum and Voting at the Special Meeting

      Only shareholders of record on the Record Date will be entitled to vote at the Special Meeting. Each share of the Corporation is entitled to one vote. Fractional shares are entitled to proportionate shares of one vote.

      Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Corporation. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the shares represented thereby in favor of the matter set forth in the attached Notice.

      In order to hold the Special Meeting, a "quorum" of shareholders must be present. Holders of one-third of the total number of outstanding shares of the Fund, present in person or by proxy, shall be required to constitute a quorum for the purpose of voting on the proposals.

      For purposes of determining a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

      If a quorum is not present, the persons named as proxies may vote those proxies that have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies with respect to the proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned.
The persons named as proxies will vote AGAINST an adjournment those proxies that they are required to vote against the proposal, and will vote in FAVOR of such an adjournment all other proxies that they are authorized to vote. A shareholder vote may be taken on the proposal in this Prospectus/Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

      Shareholder approval requires the affirmative vote of more than 50% of the shares of the Limited Term Fund (i.e., both Class A Shares and Class F Shares) entitled to vote. If the reorganization contemplated herein is not approved by a majority of Limited Term Fund's shareholders, then the investment adviser for Limited Term Fund will re-evaluate the viability of the continued operation of the fund under the current investment strategy.

Share Ownership of the Funds

Officers and Directors of the Corporation own less than 1% of the Limited Term Fund's outstanding shares.

At the close of business on the Record Date, the following persons owned, to the knowledge of management, more than 5% of the outstanding shares of each class of the Limited Term Fund:

Class A Shares: Edward Jones & Company, Maryland Heights, MO, owned approximately 5,103,484 Shares (31.23%); MLPF&S, Jacksonville, FL, owned approximately 1,215,109 Shares (7.44%); and Citigroup Global Markets, Inc., New York, NY, owned approximately 976,442 Shares (5.97%).

Class F Shares: MLPF&S, Jacksonville, FL, owned approximately 113,824 Shares (13.87%); Edward Jones & Company, Maryland Heights, MO, owned approximately 52,880 Shares (6.44%); and HSBC Bank USA, Buffalo, NY, owned approximately 51,977 Shares (6.33%).

At the close of business on the Record Date, the following persons owned, to the knowledge of management, more than 5% of the outstanding shares of each class of the Short-Term Income Fund:

Class A Shares: At the close of business on the Record Date, no persons owned more than 5% of the outstanding Class A Shares of the Short-Term Income Fund since it is a newly formed share class:

Institutional Service Shares: Gold Trust Company, St. Joseph, MO, owned approximately 548,580 Shares (24.72%); Colonial Trust Co., Phoenix, AZ, owned approximately 293,380 Shares (13.22%); Wachovia Securities, LLC, Jeannette, PA, owned approximately, 258,543 Shares (11.65%); Planmember Services Corp., Kansas City, MO, owned approximately 182,854 Shares (8.24%); and First County Bank, Stamford, CT, owned approximately 157,033 Shares (7.08%).

Interests of Certain Persons

      The Funds are managed by the Adviser. The Adviser is a subsidiary of Federated Investors, Inc. All of the voting securities of Federated Investors, Inc. are owned by a trust, the trustees of which are John F. Donahue, his wife and his son, J. Christopher Donahue. John F. Donahue and J. Christopher Donahue currently serve as trustees of the Trust.

         OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

      The Limited Term Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a Prospectus/Proxy Statement for the next meeting of shareholders should send their written proposals to Federated Fixed Income Securities, Inc., Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, so that they are received within a reasonable time before any such meeting.

      No business other than the matters described above is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Limited Term Fund.

------------------------------------------------------------------------------
SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
 AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN
                              THE UNITED STATES.
------------------------------------------------------------------------------

                                           By Order of the Board of Directors,



                                                             John W. McGonigle
                                                                     Secretary


July 16, 2004


                                      34

35

                                                                     EXHIBIT A
                     AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 16th day of July, 2004, by and between Federated Income Securities Trust, a Massachusetts business trust, with its principal place of business at 5800 Corporate Drive, Pittsburgh, PA, 15237 (the "Trust"), with respect to Federated Short-Term Income Fund (the "Acquiring Fund"), a series of the Trust, and Federated Fixed Income Securities, Inc., a Maryland Corporation, with its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 (the "Corporation"), with respect to Federated Limited Term Fund, a series of the Corporation ("Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").

      This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The reorganization will consist of:
(i) the transfer of all of the assets of the Acquired Fund in exchange for Class A Shares and Institutional Service Shares, respectively, no par value per share, of the Acquiring Fund ("Acquiring Fund Shares"); and (ii) the distribution of Class A Shares and Institutional Service Shares of the Acquiring Fund to the holders of Class A Shares and Class F Shares, respectively, of the Acquired Fund, respectively, and the liquidation of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

      WHEREAS, the Acquiring Fund and the Acquired Fund is a separate series of the Corporation and the Trust, respectively, and the Corporation and the Trust are open-end, registered management investment companies and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
      WHEREAS, the Acquiring Fund and the Acquired Fund are authorized to issue their shares of capital stock and shares of beneficial interests, respectively;
      WHEREAS, the Directors of the Corporation have determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;
      WHEREAS, the Trustees of the Trust have determined that the Reorganization, with respect to the Acquired Fund, is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of the Reorganization;
      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

Article I

TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES
                     AND LIQUIDATION OF THE ACQUIRED FUND



1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the
Acquired  Fund  agrees  to  transfer  all  of its  assets,  as  set  forth  in paragraph 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares, determined by (a) multiplying the shares outstanding of the Acquired Fund by (b) the ratio computed by dividing
(x) the net asset value per share of the Acquired Fund by (y) the net asset value per share of the corresponding class of Acquiring Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of Class A Shares and Class F Shares of the Acquired Fund will receive Class A Shares and Institutional Service Shares, respectively, of the Acquiring Fund. Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.

1.2 ASSETS TO BE ACQUIRED. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date.

The Acquired Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such statements. The Acquired Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Acquired Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.

1.3 LIABILITIES TO BE DISCHARGED. The Acquired Fund will discharge all of its liabilities and obligations prior to the Closing Date.

1.4 STATE FILINGS. Prior to the Closing Date, the Corporation shall make any filings with the State of Maryland that may be required under the laws of the State of Maryland, effective as of the Closing Date.

1.5 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable: (a) the Acquired Fund will distribute in complete liquidation of the Acquired Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), all of the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1; and (b) the Acquired Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.9 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund (the "Acquired Fund Shares") will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its termination.

1.6 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued simultaneously to the Acquired Fund, in an amount equal in value to the aggregate net asset value of the Acquired Fund Shares, to be distributed to Acquired Fund Shareholders.

1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8 REPORTING RESPONSIBILITY. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund.

1.9   TERMINATION.  The Acquired Fund shall be terminated  promptly  following
the   Closing   Date  and  the  making  of  all   distributions   pursuant  to
paragraph 1.5.

1.10 BOOKS AND RECORDS. All books and records of the Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

Article II

                                  VALUATION

2.1 VALUATION OF ASSETS. The value of the Acquired Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets at the closing on the Closing Date, using the valuation procedures set forth in the Trust Instrument and the Acquiring Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties.

2.2 VALUATION OF SHARES. The net asset value per share of Acquiring Fund Shares shall be the net asset value per share computed at the closing on the Closing Date, using the valuation procedures set forth in the Corporation's Trust Instrument and the Acquiring Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3 SHARES TO BE ISSUED. The number of the Acquiring Fund's shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined by (a) multiplying the shares outstanding of the Acquired Fund by (b) the ratio computed by (x) dividing the net asset value per share of the Acquired Fund by (y) the net asset value per share of the Acquiring Fund determined in accordance with paragraph 2.2.

2.4 DETERMINATION OF VALUE. All computations of value shall be made by Federated Services Company, on behalf of the Acquiring Fund and the Acquired Fund.


Article III

                           CLOSING AND CLOSING DATE


3.1 CLOSING DATE. The closing shall occur on or about August 27, 2004, or such other date(s) as the parties may agree to in writing (the "Closing Date"). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern Time on the Closing Date unless otherwise provided herein. The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, or at such other time and/or place as the parties may agree.

3.2 CUSTODIAN'S CERTIFICATE. State Street Bank and Trust Company, as custodian for the Acquired Fund (the "Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date; and
(b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.

3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

3.4 TRANSFER AGENT'S CERTIFICATE. Federated Services Company, as transfer agent for the Acquired Fund as of the Closing Date, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause Federated Services Company, its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust or provide evidence satisfactory to the Acquired Fund that the Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.
Article IV

                        REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE ACQUIRED FUND. The Trust, on behalf of the Acquired Fund, represents and warrants to the Corporation, on behalf of the Acquiring Fund, as follows:
a) The Acquired Fund is a legally designated, separate series of a voluntary association duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.
b) The Trust is registered as an open-end management investment company under the 1940 Act, and the Trust's registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect.
c) The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
d) The Acquired Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not, result in the violation of any provision of the Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.
e) The Acquired Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.
f)    Except  as  otherwise  disclosed  in  writing  to  and  accepted  by the
      Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
g) The financial statements of the Acquired Fund as of November 30, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.
h) The unaudited financial statements of the Acquired Fund as of May 31, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of May 31, 2003, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.
i) Since the date of the financial statements referred to in paragraph (h) above, there have been no material adverse changes in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this paragraph (i), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.
j) All federal and other tax returns and reports of the Acquired Fund required by law to be filed, have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Acquired Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
k) All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the
      Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in paragraph 3.4. The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Acquired Fund shares, and has no outstanding securities convertible into any of the Acquired Fund shares.
l) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Acquiring Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the Commonwealth of Massachusetts, the Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Acquiring Fund.
m) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund. Subject to approval by the Acquired Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
n) The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
o) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund Shareholders and on the Closing Date, any written information furnished by the Trust with respect to the Acquired Fund for use in the Proxy
      Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
p) The Acquired Fund has elected to qualify and has qualified as a "regulated investment company" under the Code (a "RIC"), as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.
q) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act or Massachusetts law for the execution of this Agreement by the Trust, for itself and on behalf of the Acquired Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Acquired Fund as described in paragraph 5.2.

4.2 REPRESENTATIONS OF THE ACQUIRING FUND. The Corporation, on behalf of the Acquiring Fund, represents and warrants to the Trust, on behalf of the Acquired Fund, as follows:
a) The Acquiring Fund is a legally designated, separate series of a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.
b) The Corporation is registered as an open-end management investment company under the 1940 Act, and the Trust's registration with the Commission as an investment company under the 1940 Act is in full force and effect.
c) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.
d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not, result in a violation of the Corporation's Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.
e) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
f) The financial statements of the Acquiring Fund as of April 30, 2004 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquired Funds) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.
g) The unaudited financial statements of the Acquiring Fund as of October 31, 2003, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.
h) Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this paragraph (h), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.
i) All federal and other tax returns and reports of the Acquiring Fund required by law to be filed, have been filed. All federal and other taxes shown due on such returns and reports have been paid or provision shall have been made for their payment. To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.
j) All issued and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, and there are no outstanding securities convertible into any Acquiring Fund Shares.
k) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.
l) Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.
m) The information to be furnished by the Acquiring Fund for use in no-action letters, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
n) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund Shareholders and on the Closing Date, any written information furnished by the Corporation with respect to the Acquiring Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
o) The Acquiring Fund has elected to qualify and has qualified as a RIC under the Code as of and since its first taxable year; has been a RIC under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.
p) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Maryland law for the execution of this Agreement by the Corporation, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by the Corporation, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.
q) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

Article V

            COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

5.1 OPERATION IN ORDINARY COURSE. Subject to paragraph 8.5, the Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

5.2 APPROVAL OF SHAREHOLDERS. The Trust will call a special meeting of the Selling Fund Shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3 INVESTMENT REPRESENTATION. The Acquired Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Trust's Treasurer.

5.7 PREPARATION OF REGISTRATION STATEMENT AND SCHEDULE 14A PROXY STATEMENT. The Corporation will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Acquired Fund (the "Registration Statement"). The Registration Statement on Form N-14 shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Acquired Fund's Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8 The Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Acquired Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.

Article VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by the Acquiring Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:

6.1 All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the Acquiring Fund's name by the Corporation's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquired Fund shall reasonably request.

Article VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by the Acquired Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:

7.1 All representations, covenants, and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund on such Closing Date a certificate executed in the Acquired Fund's name by the Trust's President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

7.2 The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Trust.

Article VIII

              FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                       ACQUIRING FUND AND ACQUIRED FUND

      If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with applicable law and the provisions of the Trust's Declaration of Trust and By-Laws. Certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1.

8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.

8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 The parties shall have received an opinion of Dickstein Shapiro Morin & Oshinsky LLP substantially to the effect that for federal income tax purposes:
a) The transfer of all of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares (followed by the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.
b)    No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares.
c) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their Selling Fund Shares.
d) No gain or loss will be recognized by any Acquired Fund Shareholder upon the exchange of its Acquired Fund Shares for Acquiring Fund Shares.
e) The aggregate tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by it immediately prior to the Reorganization. The holding period of Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder, provided the Acquired Fund Shares are held as capital assets at the time of the Reorganization.
f) The tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.
      Such opinion shall be based on customary assumptions and such representations as Dickstein Shapiro Morin & Oshinsky LLP may
      reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be reorganized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.

Article IX

                                   EXPENSES

9.1 Federated Investment Management Company or its affiliates will pay all expenses associated with Acquiring Fund's and Acquired Fund's participation in the Reorganization. Reorganization expenses include, without limitation:
(a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; and
(g) other related administrative or operational costs.

Article X

                   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 The Corporation, on behalf of the Acquiring Fund, and the Trust, on behalf of the Acquired Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date, shall continue in effect beyond the consummation of the transactions contemplated hereunder.
Article XI

                                 TERMINATION
11.1 This Agreement may be terminated by the mutual agreement of the Corporation and the Trust. In addition, either the Corporation or the Trust may at its option terminate this Agreement at or before the Closing Date due to:
a) a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;
b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or
c) a determination by a party's Board of Trustees, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the Trust or the Corporation, respectively, and notice given to the other party hereto.

11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund, the Acquired Fund, the Corporation, the Trust, or their respective Trustees or officers, to the other party or its Trustees or officers.

Article XII

                                  AMENDMENTS

12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Trust and the Corporation as specifically authorized by their respective Board of Trustees or Board of Directors, as the case may be; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

Article XIII

              HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                           LIMITATION OF LIABILITY

13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5 It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only the trust property of the Acquired Fund, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust on behalf of the Acquired Fund and signed by authorized officers of the Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquired Fund as provided in the Trust's Declaration of Trust.

13.6 IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                    FEDERATED INCOME SECURITIES TRUST
                                    on behalf of its portfolio,
                                    Federated Short-Term Income Fund

                                    /s/ John W. McGonigle
                                         John W. McGonigle, Secretary


                                    FEDERATED FIXED INCOME SECURITIES FUND,
                                    INC.
                                    on behalf of its portfolio,
                                    Federated Limited Term Fund


                                    /s/ J. Christopher Donahue

                                         J. Christopher Donahue, President



Federated

WORLD-CLASS INVESTMENT MANAGER

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
www.federatedinvestors.com
Contact us at 1-800-341-7400 or
www.federatedinvestors.com/contact
Federated Securities Corp., Distributor
Cusip 31417P106
Cusip 31417P205


30558 (7/04)



















                      STATEMENT OF ADDITIONAL INFORMATION

                                July 16, 2004

                         Acquisition of the assets of

                         FEDERATED LIMITED TERM FUND
            a portfolio of Federated Fixed Income Securities, Inc.
                           (A Maryland Corporation)

                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                     Telephone No: 1-800-341-7400

                       By and in exchange for Shares of

                       FEDERATED SHORT-TERM INCOME FUND
               a portfolio of Federated Income Securities Trust
                       (A Massachusetts Business Trust)

                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                         Telephone No: 1-800-341-7400

    This Statement of Additional Information dated July 16, 2004, is not a prospectus. A Prospectus/Proxy Statement dated July 16, 2004, related to the above-referenced matter may be obtained from Federated Income Securities Trust, on behalf of Federated Short-Term Income Fund, Federated Investors
    Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. This Statement of Additional Information should be read in conjunction with such
                         Prospectus/Proxy Statement.


                              TABLE OF CONTENTS

1. Statement of Additional Information of Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust, dated June 30, 2003 (revised March 31, 2004).
2. Statement of Additional Information of Federated Limited Term Fund, a portfolio of Federated Fixed Income Securities, Inc., dated January 31, 2004.
3. Pro Forma Financial Statements of Federated Short-Term Income Fund and Federated Limited Term Fund, dated April 30, 2004 (unaudited).
4. Financial Statements of Federated Short-Term Income Fund, dated April 30, 2004 (audited).
5. Financial Statements of Federated Limited Term Fund, dated November 30, 2003 (audited).
6. Financial Statements of Federated Short-Term Income Fund, dated October 31, 2003 (unaudited).
7. Financial Statements of Federated Limited Term Fund, dated May 31, 2003 (unaudited).

                    INFORMATION INCORPORATED BY REFERENCE

            The Statement of Additional Information of Federated Short-Term Income Fund, a portfolio of Federated Income Securities Trust (the "Trust"), is incorporated by reference to the Trust's Post-Effective Amendment No. 40 to its Registration Statement on Form N-1A (File No. 33-3164), which was filed with the Securities and Exchange Commission on or about June 30, 2003. A copy may be obtained from the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Telephone Number: 1-800-341-7400.

            The Statement of Additional Information of Federated Limited Term Fund, a portfolio of Federated Fixed Income Securities, Inc. (the
"Corporation"), is incorporated by reference to the Corporation's
Post-Effective Amendment No. 35 to its Registration Statement on Form N-1A (File No. 33-43472), which was filed with the Securities and Exchange Commission on or about February 2, 2004. A copy may be obtained from the Corporation at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Telephone Number: 1-800-341-7400.

            The audited financial statements of the Federated Short-Term Income Fund dated April 30, 2004, are incorporated by reference to the Annual Report to Shareholders of the Fund, which was filed with the Securities and Exchange Commission pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about June 30, 2003.

            The audited financial statements of the Federated Limited Term Fund dated November 30, 2003, are incorporated by reference to the Annual Report to Shareholders of the Fund, which was filed with the Securities and Exchange Commission pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about January 30, 2004.

            The unaudited financial statements of the Federated Short-Term Income Fund dated October 31, 2003 are incorporated by reference to the Semi-Annual Report to Shareholders of the Fund which was filed with the SEC pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about December 29, 2003.

            The unaudited financial statements of Federated Limited Term Fund dated May 31, 2003 are incorporated by reference to the Semi-Annual Report to Shareholders of the Fund which was filed with the SEC pursuant to Section 30(b) of the Investment Company Act of 1940, as amended, on or about July 29, 2003.


                       FEDERATED SHORT-TERM INCOME FUND

                      Federated Income Securities Trust

Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY
Federated Investors Tower
1100 Liberty Avenue
Pittsburgh, PA  15222-3779

Distributor
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Transfer Agent and Dividend Dispersing Agent
FEDERATED SHAREHOLDER SERVICES COMPANY
P.O. Box 8600
Boston, MA  02266-8600

                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
                   Notes to Pro Forma Financial Statements
                   Year Ended April 30, 2004 (Unaudited)


Basis of Combination

The accompanying unaudited Pro Forma Combining Portfolios of Investments, Statements of Assets and Liabilities and Statements of Operations ("Pro Forma Financial Statements") reflect the accounts of Federated Limited Term Fund, Federated Limited Duration Fund and Federated Short-Term Income Fund, collectively ("the Funds"), for the year ended April 30, 2004. These statements have been derived from the books and records utilized in calculating daily net asset values at April 30, 2004.

The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Funds which have been incorporated by reference in the Statement of Additional Information. The Funds follow generally accepted accounting principles applicable to management investment companies which are disclosed in the historical financial statements of each fund.

The Pro Forma Financial Statements give effect to the proposed exchange of assets of Federated Short-Term Income Fund for Federated Limited Term Fund and Federated Limited Duration Fund. Under generally accepted accounting principles, Federated Short-Term Income Fund will be the surviving entity for accounting purposes with its historical cost of investment securities and results of operations being carried forward.

The Pro Forma Financial Statements have been adjusted to reflect the anticipated advisory fee arrangement for the surviving entity. Certain other operating costs have also been adjusted to reflect anticipated expenses of the combined entity. Other costs which may change as a result of the reorganization are currently undeterminable.

For the year ended April 30, 2004, Federated Short-Term Income Fund, Federated Limited Term Fund and Federated Limited Duration Fund paid investment advisory fees computed at the annual rate of 0.40% as a percentage of average daily net assets.

Shares of Beneficial Interest

The Pro Forma net asset value per share assumes the issuance of 18,857,556 Class A Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 17,867,986 Class A Shares of Federated Limited Term Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.

The Pro Forma net asset value per share assumes the issuance of 2,688,580 Institutional Service Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 838,448 Class F Shares of Federated Limited Term Fund and 1,633,279 Institutional Service Shares of Federated Limited Duration Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.

The Pro Forma net asset value per share assumes the issuance of 10,905,243 Class Y Shares of Federated Short-Term Income Fund (accounting survivor) in exchange for 9,874,434 Institutional Shares of Federated Limited Duration Fund which would have been issued at April 30, 2004 in connection with the proposed reorganization.
Pro Forma Combining Portfolios of Investments
April 30, 2004 (Unaudited)



 Federated    Federated    Federated                                                Federated   Federated  Federated
  Limited      Limited     Short-Term Pro Forma                                     Limited     Limited    Short-Term   Pro Forma
 Term Fund  Duration Fund  Income      Combined                                     Term Fund   Duration   Income Fund   Combined
                           Fund                                                                 Fund
-----------------------------------------------------------------------------------------------------------------------------------
Adjustable Rate Mortgages - 3.6%
$175,699    $-             $-         $175,699      (1)FHLMC ARM 606116, 30         $180,915    $-           $-           $180,915
                                                    Year, 9/1/2019
                                                 -----------------------------------
                                                 -----------------------------------
192,853     -              -          192,853       (1)FHLMC ARM 785167, 30         198,436     -            -            198,436
                                                    Year, 12/1/2018
                                                 -----------------------------------
                                                 -----------------------------------
53,583      -              -          53,583        (1)FNMA ARM 112514, 30          64,707      -            -            64,707
                                                    Year, 12/1/2020
                                                 -----------------------------------
                                                 -----------------------------------
953,073     1,323,389      953,073    3,229,535     (1)FNMA ARM 544843 10/1/2027    972,669     1,350,598    972,669      3,295,936
                                                 -----------------------------------
                                                 -----------------------------------
-           -              2,523,368  2,523,368     (1)FNMA ARM 544852 4/1/2028     -           -            2,575,123    2,575,123
                                                 -----------------------------------
1,889,979   -              -          1,889,979     (1)FNMA ARM 544884,             1,928,610   -            -            1,928,610
                                                    5/01/2034
                                                 -----------------------------------
2,729,426   1,834,532      2,729,426  7,293,384     (1)FNMA ARM 556379 5/1/2040     2,769,587   1,861,526    2,769,587    7,400,700
                                                 -----------------------------------
                                                 -----------------------------------
873,156     -              873,156    1,746,312     (1)FNMA ARM 556388 5/01/2040    886,004     -            886,004      1,772,008
                                                 -----------------------------------
-           84,712         -          84,712        (1)GNMA ARM 8902, 30 Year,      -           86,453       -            86,453
                                                    1/20/2022
                                                                                                             -------------
                                             -------------------------------------------------------------------------------------
                                               Total Adjustable Rate           7,000,928   3,298,577    7,203,383    17,502,888
                                               Mortgages (identified cost
                                               $17,455,264)
                                             -------------------------------------------------------------------------------------
Asset-Backed Securities - 24.7%
Automotive -- 7.7%
-           -              2,481,472  2,481,472     Americredit Automobile                                   2,548,811    2,548,811
                                                    Receivables Trust 2001-B,
                                                    Class A4, 5.37%, 6/12/2008
                                                 -----------------------------------
-           -              1,830,603  1,830,603     (1)Americredit Automobile       -           -            1,832,149    1,832,149
                                                    Receivables Trust 2002-A,
                                                    Class A3, 1.29%, 10/12/2006
                                                 -----------------------------------
                                                 -----------------------------------
2,000,000   1,000,000      -          3,000,000     Capital Auto Receivables        2,008,313   1,004,156    -            3,012,469
                                                    Asset Trust 2003-3, Class
                                                    A2A, 2.35%, 10/15/2006
                                                 -----------------------------------
1,000,000   5,000,000      1,000,000  7,000,000     (1)Capital Auto Receivables     990,954     495,477      990,954      2,477,385
                                                    Asset Trust 2004-1, Class
                                                    A3, 2.00%, 11/15/2007
                                                 -----------------------------------
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Chase Manhattan Auto Owner      -           997,200      -            997,200
                                                    Trust 2003-B, Class A3,
                                                    7/16/2007
                                                 -----------------------------------
2,000,000   1,000,000      2,000,000  5,000,000     (1)DaimlerChrysler Master       2,000,680   1,000,340    2,000,680    5,001,700
                                                    Owner Trust 2002-A, Class
                                                    A, 1.16%, 5/15/2007
                                                 -----------------------------------
992,608     496,304        926,434    2,415,346     (2)First Tennessee              1,005,323   502,662      938,302      2,446,287
                                                    Financial Auto
                                                    Securitization Trust
                                                    2002-A, Class A, 3.55%,
                                                    7/15/2008
                                                 -----------------------------------

$ -         $ -            $646,156   $646,156      Ford Credit Auto Owner          $ -         $ -          $647,907     $647,907
                                                    Trust 2001-D, Class A3,
                                                    4.31%, 6/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
-           720,921        -          720,921       Harley-Davidson Motorcycle      -           710,770      -            710,770
                                                    Trust 2004-1, Class B,
                                                    11/15/2011
                                                 -----------------------------------
-           277,754        416,632    694,386       Honda Auto Receivables          -           278,896      418,344      697,240
                                                    Owner Trust 2002-1, Class
                                                    A3, 3.50%, 10/17/2005
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Honda Auto Receivables          -           1,000,030    -            1,000,030
                                                    Owner Trust 2003-4, Class
                                                    A3, 2.19%, 5/15/2007
                                                 -----------------------------------
518,893     -              -          518,893       (2,3)Long Beach Acceptance      520,595     -            -            520,595
                                                    Auto Receivables Trust
                                                    2001-1, Class A3, 5.198%,
                                                    3/13/2006
                                                 -----------------------------------
1,500,000   -              1,500,000  3,000,000     M&I Auto Loan Trust 2001-1,     1,530,855   -            1,530,855    3,061,710
                                                    Class B, 5.88%, 6/20/2008
                                                 -----------------------------------
                                                 -----------------------------------
672,163     -              -          672,163       Mellon Auto Grantor Trust       689,014     -            -            689,014
                                                    2000-2, Class B, 6.67%,
                                                    7/15/2007
                                                 -----------------------------------
                                                 -----------------------------------
1,169,500   500,000        1,000,000  2,669,500     MMCA Automobile Trust           1,181,997   510,285      1,010,686    2,702,968
                                                    2000-2, Class B, 7.42%,
                                                    8/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
521,732     -              -          521,732       (4)MMCA Automobile Trust        528,136     -            -            528,136
                                                    2001-2, Class B, 5.75%,
                                                    6/15/2007
                                                 -----------------------------------
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Navistar Financial Corp.        -           990,890      -            990,890
                                                    Owner Trust 2004-A, Class
                                                    A3, 2.01%, 8/15/2008
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Nissan Auto Receivables         -           993,670      -            993,670
                                                    Owner Trust 2004-A, Class
                                                    A3, 2.19%, 11/15/2007
                                                 -----------------------------------
5,894       1,228          -          7,122         (2)Paragon Auto Receivables     5,894       1,228        -            7,122
                                                    Owner Trust 1998-A, Class
                                                    B, 7.47%, 11/15/2004
                                                 -----------------------------------
                                                 -----------------------------------
14,671      8,606          -          23,277        (2)Paragon Auto Receivables     14,817      8,693        -            23,510
                                                    Owner Trust 1998-B, Class
                                                    B, 7.03%, 3/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
14,849      18,561         -          33,410        Paragon Auto Receivables        14,888      18,610       -            33,498
                                                    Owner Trust 1999-A, Class
                                                    A, 5.95%, 11/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
-           -              506,641    506,641       Navistar Financial Corp.        -           -            518,315      518,315
                                                    Owner Trust 2002-A, Class
                                                    B, 4.95%, 4/15/2009
                                                 -----------------------------------
-           -              319,165    319,165       The CIT Group                   -           -            329,014      329,014
                                                    Securitization Corp. II,
                                                    Class B, 6.45%, 6/15/2018
                                                 -----------------------------------
                                                 -----------------------------------
-           560,929        -          560,929       Toyota Auto Receivables         -           565,983      -            565,983
                                                    Owner Trust 2002-B, Class
                                                    A3, 3.76%, 6/15/2006
                                                 -----------------------------------
2,000,000   750,000        2,000,000  4,750,000     Whole Auto Loan Trust           1,996,380   748,643      1,996,380    4,741,403
                                                    2003-1, Class A3B, 1.99%,
                                                    5/15/2007
                                                 -----------------------------------
                                             -------------------------------------------------------------------------------------
                                                Total                           12,487,846  9,827,533    14,762,397   37,077,776
                                             -------------------------------------------------------------------------------------
Credit Card -- 4.4%
$1,750,000  $750,000       $2,000,000 $4,500,000    Bank One Issuance Trust         $1,771,420  $759,180     $ 2,024,480  $4,555,080
                                                    2002-A4, Class A4, 2.94%,
                                                    6/16/2008
                                                 -----------------------------------
-           755,000        1,000,000  1,755,000     Bank One Issuance Trust         -           759,832      1,006,400    1,766,232
                                                    2002-B1, Class B1, 1.48%,
                                                    12/15/2009
                                                 -----------------------------------
1,000,000   750,000        1,250,000  3,000,000     Capital One Multi Asset         1,000,930   750,697      1,251,162    3,002,789
                                                    Execution 2003-A6, Class
                                                    A6, 2.95%, 8/17/2009
                                                 -----------------------------------
-           -              3,000,000  3,000,000     (1)Citibank Credit Card         -           -            3,011,280    3,011,280
                                                    Issuance Trust 2000-C2,
                                                    Class C2, 1.79%, 10/15/2007
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Citibank Credit Card Master     -           1,010,300    -            1,010,300
                                                    Trust 2002-C1, Class C1,
                                                    2.12%, 2/9/2009
                                                 -----------------------------------
2,000,000   -              -          2,000,000     (2,3)MBNA Master Credit         2,049,680   -            -            2,049,680
                                                    Card Trust 1999-M, Class C,
                                                    7.45%, 4/16/2007
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   1,000,000      -          2,000,000     MBNA Master Credit Card         1,043,590   1,043,590    -            2,087,180
                                                    Trust 2000-A, Class A,
                                                    7.35%, 7/16/2007
                                                 -----------------------------------
                                                 -----------------------------------
-           500,000        2,000,000  2,500,000     (1)MBNA Master Credit Card      -           503,060      2,012,240    2,515,300
                                                    Trust 2000-D, Class B,
                                                    1.53%, 9/15/2009
                                                 -----------------------------------
-           1,000,000      -          1,000,000     (2)Providian Master Trust       -           1,020,184    -            1,020,184
                                                    1999-1, Class C, 7.35%,
                                                    1/15/2009
                                             -------------------------------------------------------------------------------------
                                              Total                           5,865,620   5,846,843    9,305,562    21,018,025
                                             -------------------------------------------------------------------------------------
Home Equity Loan -- 7.9%
-           -              562,804    562,804       (2)125 Home Loan Owner          -           -            572,304      572,304
                                                    Trust 1998-1A, Class M2,
                                                    7.75%, 2/15/2029
                                                 -----------------------------------
                                                 -----------------------------------
15,999,779  4,999,931      9,999,862  30,999,572    ACE Securities Corp.            237,917     74,349       148,698      460,964
                                                    2001-HE1, Class AIO, 6.00%,
                                                    8/20/2004
                                                 -----------------------------------
                                                 -----------------------------------
-           -              398,173    398,173       (1,2)AQ Finance NIM Trust       -           -            400,414      400,414
                                                    2002-N6, Class Note, 1.75%,
                                                    12/25/2007
                                                 -----------------------------------
                                                 -----------------------------------
-           -              773,162    773,162       (1)Ameriquest Mortgage          -           -            779,525      779,525
                                                    Securities, Inc. 2002-5,
                                                    Class AV1, 1.62%, 2/25/2033
                                                 -----------------------------------
21,800,000  -              -          21,800,000    Asset Backed Funding            452,568     -            -            452,568
                                                    Certificate 2002-OPT1,
                                                    Class AIO, 6.00%, 3/25/2005
                                                 -----------------------------------
-           -              1,152,690  1,152,690     (2)Bayview Financial            -           -            1,218,480    1,218,480
                                                    Acquisition Trust 1998-1,
                                                    Class MI1, 7.52%, 5/25/2029
                                                 -----------------------------------
756,831     -              -          756,831       (2,3)Bayview Financial          718,521     -            -            718,521
                                                    Acquisition Trust 1998-1,
                                                    Class MI3, 8.21%, 5/25/2029
                                                 -----------------------------------
-           -              431,731    431,731       (1,2)Bayview Financial          -           -            412,437      412,437
                                                    Acquisition Trust 1998-1,
                                                    Class MII1, 1.85%, 5/25/2029
                                                 -----------------------------------
                                                 -----------------------------------
-           -              631,222    631,222       (2)Bayview Financial            -           -            590,590      590,590
                                                    Acquisition Trust 1998-1,
                                                    Class MII2, 1.94%, 5/25/2029
                                                 -----------------------------------
                                                 -----------------------------------
$ -         $344,455       $ -        $344,455      (2)Bayview Financial            $ -         $309,042     $ -          $309,042
                                                    Acquisition Trust 1998-1,
                                                    Class M23, 2.54%, 5/25/2029
                                                 -----------------------------------
                                                 -----------------------------------
-           401,307        -          401,307       (2)Bayview Financial            -           323,806      -            323,806
                                                    Acquisition Trust 1998-1,
                                                    Class MII, 2.84%, 5/25/2029
                                                 -----------------------------------
                                                 -----------------------------------
-           2,576,461      -          2,576,461     (2)Bayview Financial            -           61,369       -            61,369
                                                    Acquisition Trust 2002-CA,
                                                    Class AIO, 14.00%,
                                                    10/25/2004
                                                 -----------------------------------
                                                 -----------------------------------
-           25,334         -          25,334        C-BASS ABS LLC Series           -           25,331       -            25,331
                                                    1998-3, Class AF, 6.50%,
                                                    1/25/2033
                                                 -----------------------------------
                                                 -----------------------------------
12,450,000  4,150,000      7,700,000  24,300,000    Centex Home Equity 2002-C,      140,062     46,688       86,625       273,375
                                                    Class AIO, 6.00%, 8/25/2004
                                                 -----------------------------------
                                                 -----------------------------------
197,155     -              197,155    394,310       (1)Chase Funding Mortgage       197,528     -            197,528      395,056
                                                    Loan Asset-Backed
                                                    Certificates 1999-1, Class
                                                    IIB, 3.85%, 6/25/2028
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   1,000,000      1,000,000  3,000,000     Chase Funding Mortgage Loan     998,860     998,860      998,860      2,996,580
                                                    Asset-Backed Certificates
                                                    2003-6, Class 1A2, 2.737%,
                                                    3/25/2020
                                                 -----------------------------------
                                                 -----------------------------------
-           724,351        867,824    1,592,175     Chase Funding Net Interest      -           723,482      874,836      1,598,318
                                                    Margin, Class Note, 3.75%,
                                                    2/27/2034
                                                 -----------------------------------
                                                 -----------------------------------
-           -              205,486    205,486       Cityscape Home Equity Loan      -           -            206,717      206,717
                                                    Trust 1997-1, Class A4,
                                                    7.23%, 3/25/2018
                                                 -----------------------------------
                                                 -----------------------------------
-           -              118,497    118,497       (1)ContiMortgage Home           -           -            118,570      118,570
                                                    Equity Loan Trust 1996-4,
                                                    Class A10, 1.33%, 1/15/2028
                                                 -----------------------------------
-           500,000        -          500,000       Countrywide Asset Backed        -           497,865      -            497,865
                                                    Certificates 2002-1, Class
                                                    M2, 2.19%, 8/25/2032
                                                 -----------------------------------
1,788,954   670,858        1,788,954  4,248,766     (1)Fifth Third Home Equity      1,788,954   670,858      1,788,954    4,248,766
                                                    Loan Trust, Class A, 1.34%,
                                                    9/20/2023
                                                 -----------------------------------
                                                 -----------------------------------
970,901     485,450        970,901    2,427,252     (1)First Franklin Mortgage      972,334     486,167      972,334      2,430,835
                                                    Loan Asset Backed
                                                    Certificates 2003-FF5,
                                                    Class A3, 1.45%, 3/25/2034
                                                 -----------------------------------
                                                 -----------------------------------
-           478,385        -          478,385       First Franklin Mortgage         -           479,222      -            479,222
                                                    Loan Asset Backed
                                                    Certificates 2004-FF1,
                                                    Class A2, 1.34%, 11/25/2034
                                                 -----------------------------------
500,000     -              -          500,000       (2,3)First Franklin NIM         498,250     -            -            498,250
                                                    Trust 2004-FF1, Class N1,
                                                    4.50%, 9/25/2005
                                                 -----------------------------------
652,615     652,615        870,153    2,175,383     (2)First Franklin NIM Trust     651,799     651,799      869,065      2,172,663
                                                    2004-FFA, Class A, 5.00%,
                                                    3/27/2024
                                                 -----------------------------------
                                                 -----------------------------------
2,200,000   613,000        -          2,813,000     Green Tree Home Improvement     2,056,230   572,940      -            2,629,170
                                                    Loan Trust 1996-F, Class
                                                    HI2, 7.70%, 11/15/2027
                                                 -----------------------------------

                                                 -----------------------------------
$2,000,000  $481,015       $ -        $2,481,015    Green Tree Home Improvement     $1,608,900 $386,953      $ -         $1,995,853
                                                    Loan Trust 1997-C, Class
                                                    B2, 7.59%, 8/15/2028
                                                 -----------------------------------
560,293     -              -          560,293       Mellon Bank Home Equity         561,240    -             -           561,240
                                                    Installment Loan 1997-1,
                                                    Class A4, 6.84%, 7/25/2012
                                                 -----------------------------------
-           469,521        469,521    939,042       Mellon Bank Home Equity         -          482,912       482,912     965,824
                                                    Installment Loan 1998-1,
                                                    Class B, 6.95%, 3/25/2015
                                                 -----------------------------------
218,832     109,416        -          328,248       New Century Finance Trust       48,417     24,208        -           72,625
                                                    1999-1, Class B, 8.75%,
                                                    1/25/2029
                                                 -----------------------------------
-           -              613,680    613,680       New Century Home Equity         -          -             633,109     633,109
                                                    Loan Trust 1997-NC5, Class
                                                    M2, 7.24%, 10/25/2028
                                                 -----------------------------------
-           10,000,000     -          10,000,000    (2,3)Quest Trust 2002 - X1,     -          192,200       -           192,200
                                                    Class S, 5.25%, 11/25/2004
                                                 -----------------------------------
-           957,229        957,229    1,914,458     Quest Trust 2004 - X1,          -          959,919       959,919     1,919,838
                                                    Class A, 1.42%, 2/25/2034
                                                 -----------------------------------
                                                 -----------------------------------
-           -              16,137,898 16,137,898    Residential Asset Mortgage      -          -             93,923      93,923
                                                    Products, Inc. 2002-RS1,
                                                    Class AII, 5.50%, 7/25/2004
                                                 -----------------------------------
                                                 -----------------------------------
2,000,000   500,000        1,000,000  3,500,000     Residential Asset Mortgage      1,978,220  494,555       989,110     3,461,885
                                                    Products, Inc. 2003-RS10,
                                                    Class AI2, 3.12%, 5/25/2025
                                                 -----------------------------------
-           943,795        1,833,761  2,777,556     Residential Asset               -          987,964       1,919,581   2,907,545
                                                    Securities Corp. 1999-KS3,
                                                    Class AI7, 7.505%,
                                                    10/25/2030
                                             -------------------------------------------------------------------------------------
                                                 Total                           12,909,800 9,450,489     15,314,491  37,674,780
                                             -------------------------------------------------------------------------------------
Manufactured Housing -- 0.8%
-           -              270,306    270,306       Green Tree Financial Corp.      -          -             271,990     271,990
                                                    1993-2, Class A4, 6.90%,
                                                    7/15/2018
                                                 -----------------------------------
                                                 -----------------------------------
1,134,708   -              1,053,388  2,188,096     Green Tree Financial Corp.      1,204,595  -             1,118,267   2,322,862
                                                    1997-1, Class A5, 6.86%,
                                                    3/15/2028
                                                 -----------------------------------
                                                 -----------------------------------
1,211,353   302,838        -          1,514,191     Green Tree Financial Corp.      79,138     19,784        -           98,922
                                                    1999-5, Class B1, 9.20%,
                                                    4/1/2031
                                                 -----------------------------------
500,000     500,000        -          1,000,000     Vanderbilt Mortgage Finance     511,771    511,771       -           1,023,542
                                                    1999-A, Class 2B2, 3.70%,
                                                    6/7/2016
                                 -------------------------------------------------------------------------------------
                                 Total                           1,795,504  531,555       1,390,257   3,717,316
                                 -------------------------------------------------------------------------------------
Other -- 2.2%
-           1,000,000      -          1,000,000     CIT Equipment Collateral        -          998,750                   998,750
                                                    2004-VT1, Class A3, 2.20%,
                                                    3/20/2008
                                                 -----------------------------------
15,937      15,937         47,811     79,685        (1,2)CapitalSource              15,945     15,945        47,833      79,723
                                                    Commercial Loan Trust
                                                    2002-2A, Class A, 1.64125%,
                                                    9/20/2010
                                                 -----------------------------------
-           -              276,877    276,877       Caterpillar Financial Asset     -          -             277,761     277,761
                                                    Trust 2001-A, Class A3,
                                                    4.85%, 4/25/2007
                                                 -----------------------------------

                                                 -----------------------------------
$19,835,319 $ -            $ -        $19,835,319   Conseco Recreational            $401,863   $ -           $ -         $401,863
                                                    Enthusiast Consumer Trust
                                                    2001-A, Class AIO, 5.00%,
                                                    8/15/2025
                                                 -----------------------------------
1,216,083   -              2,702,813  3,918,896     (2,3)FMAC Loan Receivables      48,643     -             108,113     156,756
                                                    Trust 1997-A, Class A-X,
                                                    4.02%, 4/15/2019
                                                 -----------------------------------
1,030,861   343,620        635,782    2,010,263     (1,2)Great America Leasing      1,053,030  351,010       649,454     2,053,494
                                                    Receivables 2002-1, Class
                                                    C, 4.91%, 7/15/2007
                                                 -----------------------------------
1,858,421   929,210        1,858,421  4,646,052     John Deere Owner Trust          1,859,120  929,560       1,859,120   4,647,800
                                                    2003-A, Class A2, 1/17/2006
                                                 -----------------------------------
-           -              2,000,000  2,000,000     (1)Mellon Bank Premium          -          -             2,003,560   2,003,560
                                                    Finance Loan Master Trust
                                                    2002-1, Class A, 1.41%,
                                                    12/17/2007
                                 -------------------------------------------------------------------------------------
                                 Total                           3,378,601  2,295,265     4,945,841   10,619,707
                                 -------------------------------------------------------------------------------------
Rate Reduction Bond -- 1.7%
-           571,481        952,469    1,523,950     CPL Transition Funding LLC      -          576,990       961,650     1,538,640
                                                    2002-1, Class A1, 3.54%,
                                                    1/15/2007
                                                 -----------------------------------
2,284,370   -              1,643,432  3,927,802     California Infrastructure &     2,392,375  -             1,721,133   4,113,508
                                                    Economic Development Bank
                                                    Special Purpose Trust
                                                    SCE-1, Class A6, 6.38%,
                                                    9/25/2008
                                                 -----------------------------------
822,736     411,368        1,234,104  2,468,208     California Infrastructure       860,894    430,447       1,291,341   2,582,682
                                                    SDG&E-1 1997-1, Class A6,
                                                    6.31%, 9/25/2008
                                 -------------------------------------------------------------------------------------
                                 Total                           3,253,269  1,007,437     3,974,124   8,234,830
                                 -------------------------------------------------------------------------------------
                                 Total Asset-Backed              39,690,640 28,959,122    49,692,672  118,342,434
                                       Securities (identified cost
                                       $126,657,094)
                                 -------------------------------------------------------------------------------------
Collateralized Mortgage Obligations - 12.2%
Commercial Mortgage -- 0.1%
2,414,366   -              5,432,322  7,846,688     First Union Lehman Brothers     98,307                   221,191     319,498
                                                    Commercial Mortgage Trust
                                                    1997-C1, Class IO, 1.301%,
                                                    4/18/2029
                                                 --------------------------------------------------------------------------------
Federal Home Loan Mortgage Corporation-- 5.6%
1,446,670   1,030,158      1,446,670  3,923,498     Federal Home Loan Mortgage      1,425,682  1,015,213     1,425,682   3,866,577
                                                    Corp. Structured Pass
                                                    Through, Class A1, 1.582%,
                                                    9/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
1,086,179   724,119        1,810,298  3,620,596     Federal Home Loan Mortgage      1,054,513  703,009       1,757,522   3,515,044
                                                    Corp. Structured Pass
                                                    Through, Class A2, 1.876%,
                                                    3/15/2008
                                                 -----------------------------------
5,000,000   2,000,000      4,757,038  11,757,038    Federal Home Loan Mortgage      5,003,160  2,001,264     4,760,045   11,764,469
                                                    Corp. Structured Pass
                                                    Through, Class A3, 2.29%,
                                                    6/15/2007
                                                 -----------------------------------

                                                 -----------------------------------
$1,711,272  $651,028       $1,711,272 $4,073,572    (1)Federal Home Loan            $1,709,304 $650,279      $1,709,304  $4,068,887
                                                    Mortgage Corp., Series
                                                    2571, Class FB, 1.45%,
                                                    2/15/2018
                                                 -----------------------------------
                                                 -----------------------------------
98          -              147        245           Federal Home Loan Mortgage      98         -             147         245
                                                    Corp., Series 2603, Class
                                                    AC, 2.00%, 12/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
1,768,154   589,385        1,178,769  3,536,308     Federal Home Loan Mortgage      1,772,033  590,678       1,181,355   3,544,066
                                                    Corp., Series SF1, Class
                                                    A3, 2.00%, 12/15/2008
                                                 -----------------------------------
                                  -------------------------------------------------------------------------------------
                                  Total                           10,964,790 4,960,443     10,834,055  26,759,288
                                  -------------------------------------------------------------------------------------
Federal National Mortgage Association -- 0.8%
-           130,769        -          130,769       Federal National Mortgage       -          134,613       -           134,613
                                                    Association, Series
                                                    1993-32, Class H, 6.00%,
                                                    3/25/2023
                                                 -----------------------------------
807,482     605,612        1,413,094  2,826,188     Federal National Mortgage       826,474    619,856       1,446,330   2,892,660
                                                    Association, Series
                                                    2002-22, Class PE, 6.50%,
                                                    11/25/2030
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Federal National Mortgage       -          1,018,460     -           1,018,460
                                                    Association, Series
                                                    2003-99, Class TD, 5.00%,
                                                    1/25/2024
                                  -------------------------------------------------------------------------------------
                                  Total                           826,474    1,772,929     1,446,330   4,045,733
                                  -------------------------------------------------------------------------------------
Non-Agency Collateralized Mortgage Obligations
-- 5.7%
-           545,200        -          545,200       (2)C-BASS ABS LLC Series        -          534,296       -           534,296
                                                    1999-3, Class B1, 6.885%,
                                                    2/3/2029
                                                 -----------------------------------
-           65,506         1,628,831  1,694,337     (1,2)Credit-Based Asset         -          65,506        1,628,831   1,694,337
                                                    Servicing And
                                                    Securitization 1997-1,
                                                    Class A1, 3.70469%, 2/1/2017
                                                 -----------------------------------
                                                 -----------------------------------
-           -              872,437    872,437       (2)Greenwich Capital            -          -             872,166     872,166
                                                    Acceptance 1991-4, Class
                                                    B-1A, 6.16%, 7/1/2019
                                                 -----------------------------------
                                                 -----------------------------------
3,000,000   -              -          3,000,000     (2)Harwood Street Funding I     2,995,320  -             -           2,995,320
                                                    LLC 2001-1A, Class CTF,
                                                    2.90%, 9/20/2004
                                                 -----------------------------------
                                                 -----------------------------------
1,800,111   -              2,400,147  4,200,258     (1)Impac CMB Trust 2002-7,      1,812,765  -             2,417,020   4,229,785
                                                    Class A, 1.53%, 11/25/2032
                                                 -----------------------------------
                                                 -----------------------------------
806,806     412,368        806,806    2,025,980     Master Asset Securitization     810,921    414,471       810,921     2,036,313
                                                    Trust 2003-1, Class 2A1,
                                                    5.75%, 2/25/2033
                                                 -----------------------------------
-           1,258,000      -          1,258,000     (2)Mellon Residential           -          1,201,994     -           1,201,994
                                                    Funding Corp. 1999-TBC1,
                                                    Class B4, 6.41805%,
                                                    1/25/2029
                                                 -----------------------------------
-           -              172,159    172,159       Prudential Home Mortgage        -          -             173,012     173,012
                                                    Securities 1992-5, Class
                                                    A-6, 7.50%, 4/25/2007
                                                 -----------------------------------
                                                 -----------------------------------
90,762      45,381         -          136,143       (2)Resecuritization             69,575     34,787        -           104,362
                                                    Mortgage Trust 1998-A,
                                                    Class B3, 7.73147%,
                                                    10/26/2023
                                                 -----------------------------------

                                                 -----------------------------------
$982,856    $294,857       $982,856   $2,260,569    (1,2,3)RESI Finance LP          $1,001,665 $300,500      $1,001,665  $2,303,830
                                                    2002-A, Class B3, 2.70%,
                                                    10/10/2034
                                                 -----------------------------------
                                                 -----------------------------------
-           -              22,750,000 22,750,000    Residential Asset               -          -             196,560     196,560
                                                    Securitization Trust
                                                    2002-A4, Class AIO, 2.50%,
                                                    8/25/2004
                                                 -----------------------------------
                                                 -----------------------------------
-           -              22,500,000 22,500,000    Residential Asset               -          -             393,750     393,750
                                                    Securitization Trust
                                                    2002-A11, Class AIO, 2.50%,
                                                    10/25/2032
                                                 -----------------------------------
                                                 -----------------------------------
-           129,658        194,487    324,145       Residential Funding             -          130,101       195,152     325,253
                                                    Mortgage Securities I
                                                    1994-S13, Class M1, 7.00%,
                                                    5/25/2024
                                                 -----------------------------------
                                                 -----------------------------------
55,570      -              -          55,570        Residential Funding             55,604     -             -           55,604
                                                    Mortgage Securities I
                                                    1996-S1, Class A11, 7.10%,
                                                    1/25/2026
                                                 -----------------------------------
                                                 -----------------------------------
197,934     27,799         -          225,733       (2,3)SMFC Trust                 151,728    21,309        -           173,037
                                                    Asset-Backed Certificates ,
                                                    Series 1997-A, Class 4,
                                                    3.6061%, 1/28/2025
                                                 -----------------------------------
-           1,000,000      -          1,000,000     Structured Asset Securities     -          1,002,290     -           1,002,290
                                                    Corp. 2003-25XS, Class A2,
                                                    2.69%, 8/25/2033
                                                 -----------------------------------
3,000,000   1,000,000      3,000,000  7,000,000     Washington Mutual 2003-AR9,     2,991,240  997,080       2,991,240   6,979,560
                                                    Class A2A, 2.341%,
                                                    10/25/2033
                                                 -----------------------------------
-           -              2,000,000  2,000,000     Washington Mutual               -          -             2,010,240   2,010,240
                                                    2003-AR12, Class A2, 2.44%,
                                                    12/25/2033
                                  -------------------------------------------------------------------------------------
                                  Total                           9,888,818  4,702,334     12,690,557  27,281,709
                                  -------------------------------------------------------------------------------------
                                  -------------------------------------------------------------------------------------
                                                    Total Collateralized            21,778,389 11,435,706    25,192,133  58,406,228
                                                    Mortgage Obligations
                                                    (identified cost
                                                    $57,841,617)
                                  -------------------------------------------------------------------------------------
Corporate Bonds - 35.2%
Basic Industry - Chemicals -- 0.4%
600,000     400,000        1,200,000  2,200,000     Praxair, Inc., 2.75%,           576,042    384,028       1,152,084   2,112,154
                                                    6/15/2008
                                  -------------------------------------------------------------------------------------
Basic Industry - Paper -- 1.0%
1,500,000   500,000        -          2,000,000     Noranda, Inc., Deb.,            1,510,530  503,510       -           2,014,040
                                                    8.125%, 6/15/2004
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     Weyerhaeuser Co., Note,         1,029,170  514,585       1,029,170   2,572,925
                                                    5.50%, 3/15/2005
                                                 -----------------------------------
                                  -------------------------------------------------------------------------------------
                                  Total                           2,539,700  1,018,095     1,029,170   4,586,965
                                  -------------------------------------------------------------------------------------
Capital Goods - Aerospace & Defense -- 0.4%
-           250,000        800,000    1,050,000     Boeing Capital Corp.,           -          264,117       845,176     1,109,293
                                                    5.65%, 5/15/2006
                                                 -----------------------------------
550,000     -              250,000    800,000       General Dynamics Corp.,         544,011    -             247,277     791,288
                                                    2.125%, 5/15/2006
                                  -------------------------------------------------------------------------------------
                                  Total                           544,011    264,117       1,092,453   1,900,581
                                  -------------------------------------------------------------------------------------
Communications - Media & Cable --
0.8%
-           400,000        -          400,000       British Sky Broadcasting        -          440,960       -           440,960
                                                    Group PLC, Unsecd. Note,
                                                    7.30%, 10/15/2006
                                                 -----------------------------------
600,000     150,000        500,000    1,250,000     Comcast Corp., 6.375%,          635,796    158,949       529,830     1,324,575
                                                    1/30/2006
                                                 -----------------------------------
                                                 -----------------------------------
$250,000    $100,000       $250,000   $600,000      Continental Cablevision,        $271,085   $108,434      $271,085    $650,604
                                                    Sr. Deb., 8.875%, 9/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
-           -              1,100,000  1,100,000     Cox Communications, Inc.,       -          -             1,208,273   1,208,273
                                                    7.75%, 8/15/2006
                                  --------------------------------------------------
                                  Total                           906,881    708,343       2,009,188   3,624,412
                                  -------------------------------------------------------------------------------------
Communications - Media Noncable--
0.8%
-           -              1,100,000  1,100,000     Clear Channel                   -          -             1,169,509   1,169,509
                                                    Communications, Inc.,
                                                    6.00%, 11/1/2006
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   300,000        1,000,000  2,300,000     Reed Elsevier, Inc.,            1,070,270  321,081       1,070,270   2,461,621
                                                    Company Guarantee, 6.125%,
                                                    8/1/2006
                                                 -----------------------------------
                                                                                --------------------------------------------------
                                                    Total                           1,070,270  321,081       2,239,779   3,631,130
                                                 ---------------------------------------------------------------------------------
Communications - Telecom Wireless -- 1.0%
500,000     250,000        1,250,000  2,000,000     AT&T Wireless Services,         522,980    261,490       1,307,450   2,091,920
                                                    Inc., 6.875%, 4/18/2005
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     (2,3)Verizon Wireless,          999,457    499,729       999,457     2,498,643
                                                    Inc., 1.19%, 5/23/2005
                                            -----------------------------------                         -------------------------
                                                                               --------------------------------------------------
                                                    Total                           1,522,437  761,219       2,306,907   4,590,563
                                             -------------------------------------------------------------------------------------
Communications - Telecom Wirelines -- 1.2%
-           250,000        -          250,000       Citizens Communications         -          268,740       -           268,740
                                                    Co., Note, 8.50%, 5/15/2006
                                                 -----------------------------------
-           500,000        1,000,000  1,500,000     GTE North, Inc., Sr. Deb.,      -          516,580       1,033,160   1,549,740
                                                    6.40%, 2/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
1,150,000   500,000        1,100,000  2,750,000     SBC Communications, Inc.,       1,218,345  529,715       1,165,373   2,913,433
                                                    Note, 5.75%, 5/2/2006
                                                 -----------------------------------
                                                 -----------------------------------
-           400,000        -          400,000       Sprint Capital Corp.,           -          425,620       -           425,620
                                                    Company Guarantee, 6.00%,
                                                    1/15/2007
                                                 -----------------------------------
                                                 -----------------------------------
-           400,000        -          400,000       Telefonos de Mexico, 8.25%,     -          433,088       -           433,088
                                                    1/26/2006
                                                 ------------------------------------------------------------
                                                                                    -------------------------
                                                    Total                           1,218,345  2,173,743     2,198,533   5,590,621
                                                 --------------------------------------------------------------------------------
Consumer Cyclical - Automotive --
1.5%
-           400,000        -          400,000       American Honda Finance          -          398,376       -           398,376
                                                    Corp., 3.85%, 11/6/2008
                                                 -----------------------------------
-           -              500,000    500,000       DaimlerChrysler North           -          -             529,280     529,280
                                                    America Holding Corp.,
                                                    7.75%, 6/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
750,000     250,000        -          1,000,000     DaimlerChrysler North           778,522    259,507       -           1,038,029
                                                    America Holding Corp.,
                                                    Unsecd. Note, 7.40%,
                                                    1/20/2005
                                                 -----------------------------------
-           500,000        -          500,000       Ford Motor Credit Co.,          -          530,265       -           530,265
                                                    Global Bond, 6.875%,
                                                    2/1/2006
                                                 -----------------------------------
450,000     100,000        450,000    1,000,000     General Motors Acceptance       460,188    102,264       460,188     1,022,640
                                                    Corp., 4.50%, 7/15/2006
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     General Motors Acceptance       1,059,890  529,945       1,059,890   2,649,725
                                                    Corp., Note, 6.75%,
                                                    1/15/2006
                                                 -----------------------------------
-           400,000        850,000    1,250,000     (2,3)Harley Davidson, Inc.,     -          395,720       840,905     1,236,625
                                                    3.625%, 12/15/2008
                                                 ----------------------------------------------------------------------------------
                                                    Total                           2,298,600  2,216,077     2,890,263   7,404,940
                                                 ----------------------------------------------------------------------------------
Consumer Cyclical - Entertainment --
1.6%
850,000     300,000        850,000    2,000,000     AOL Time Warner, Inc.,          879,384    310,371       879,384     2,069,139
                                                    5.625%, 5/1/2005
                                                 -----------------------------------
                                                 -----------------------------------
1,250,000   400,000        1,250,000  2,900,000     International Speedway          1,284,550  411,056       1,284,550   2,980,156
                                                    Corp., 7.875%, 10/15/2004
                                                 -----------------------------------
750,000     500,000        1,250,000  2,500,000     Viacom, Inc., Sr. Note,         796,539    531,025       1,327,562   2,655,126
                                                    7.75%, 6/1/2005
                                                 ----------------------------------------------------------------------------------
                                                    Total                           2,960,473  1,252,452     3,491,496   7,704,421
                                                 ----------------------------------------------------------------------------------
Consumer Cyclical - Retailers -- 2.2%
1,000,000   400,000        1,000,000  2,400,000     CVS Corp., 5.625%, 3/15/2006    1,053,380  421,352       1,053,380   2,528,112
                                                 -----------------------------------
                                                 -----------------------------------
750,000     500,000        1,000,000  2,250,000     Nordstrom, Inc., Sr. Note,      795,697    530,465       1,060,930   2,387,092
                                                    5.625%, 1/15/2009
                                                 -----------------------------------
                                                 -----------------------------------
750,000     400,000        750,000    1,900,000     Target Corp., 3.375%,           741,097    395,252       741,097     1,877,446
                                                    3/1/2008
                                                 -----------------------------------
1,000,000   500,000        2,000,000  3,500,000     Wal-Mart Stores, Inc.,          1,024,650  512,325       2,049,300   3,586,275
                                                    4.15%, 6/15/2005
                                                 -----------------------------------------------------------------------------------
                                                    Total                           3,614,824  1,859,394     4,904,707   10,378,925
                                                 -----------------------------------------------------------------------------------
Consumer Non-Cyclical - Consumer Products --
1.3%
790,000     500,000        1,000,000  2,290,000     Alberto-Culver Co., Unsecd.     855,554    541,490       1,082,980   2,480,024
                                                    Note, 8.25%, 11/1/2005
                                                 -----------------------------------
600,000     400,000        500,000    1,500,000     Gillette Co., 2.875%,           585,168    390,112       487,640     1,462,920
                                                    3/15/2008
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     Procter & Gamble Co.,           989,480    494,740       989,480     2,473,700
                                                    3.50%, 12/15/2008
                                                 ----------------------------------------------------------------------------------
                                                    Total                           2,430,202  1,426,342     2,560,100   6,416,644
                                                 ----------------------------------------------------------------------------------
Consumer Non-Cyclical - Food/Beverage -- 1.7%
1,000,000   400,000        1,100,000  2,500,000     Diageo Capital PLC, 3.375%,     984,950    393,980       1,083,445   2,462,375
                                                    3/20/2008
                                                 -----------------------------------
1,100,000   400,000        1,000,000  2,500,000     General Mills, Inc.,            1,108,283  403,012       1,007,530   2,518,825
                                                    3.875%, 11/30/2007
                                                 -----------------------------------
1,300,000   450,000        1,250,000  3,000,000     Kellogg Co., Note, 6.00%,       1,380,197  477,760       1,327,113   3,185,070
                                                    4/1/2006
                                                 ----------------------------------------------------------------------------------
                                                    Total                           3,473,430  1,274,752     3,418,088   8,166,270
                                                 ----------------------------------------------------------------------------------
Consumer Non-Cyclical - Healthcare -- 0.1%
-           400,000        -          400,000       UnitedHealth Group, Inc.,       -          393,612       -           393,612
                                                    3.30%, 1/30/2008
                                                 ---------------------------------------------------------------------------------
Consumer Non-Cyclical - Pharmaceuticals -- 1.0%
1,000,000   500,000        1,500,000  3,000,000     Johnson & Johnson, Deb.,        1,078,830  539,415       1,618,245   3,236,490
                                                    8.72%, 11/1/2024
                                                 -----------------------------------
-           500,000        944,000    1,444,000     Lilly (Eli) & Co., Note,        -          487,030       919,513     1,406,543
                                                    2.90%, 3/15/2008
                                                 --------------------------------------------------------------------------------
                                                    Total                           1,078,830  1,026,445     2,537,758   4,643,033
                                                 ---------------------------------------------------------------------------------
Consumer Non-Cyclical - Supermarkets -- 1.3%
1,000,000   -              895,000    1,895,000     Albertsons, Inc., Sr. Note,     1,012,770  -             906,429     1,919,199
                                                    6.55%, 8/1/2004
                                                 -----------------------------------
                                                 -----------------------------------
$ -         $500,000       $1,250,000 $1,750,000    Kroger Co., Sr. Note,           $-         $541,135      $1,352,838  $1,893,973
                                                    6.375%, 3/1/2008
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   -              -          1,000,000     Kroger Co., Sr. Note,           1,047,950  -             -           1,047,950
                                                    7.375%, 3/1/2005
                                                 -----------------------------------
975,000     400,000        -          1,375,000     Safeway Inc., 6.15%,            1,033,130  423,848       -           1,456,978
                                                    3/1/2006
                                                 ---------------------------------------------------------------------------------
                                                    Total                           3,093,850  964,983       2,259,267   6,318,100
                                                 ---------------------------------------------------------------------------------
Energy - Independent -- 0.2%
-           400,000        800,000    1,200,000     (2,3)Ras Laffan Liquified       -          394,136       788,272     1,182,408
                                                    Natural Gas, 3.437%,
                                                    9/15/2009
                                                 ---------------------------------------------------------------------------------
Energy - Intergrated --
1.5%
1,000,000   500,000        -          1,500,000     BP Capital Markets PLC,         994,190    497,095       -           1,491,285
                                                    2.75%, 12/29/2006
                                                 -----------------------------------
                                                 -----------------------------------
1,150,000   400,000        1,100,000  2,650,000     ChevronTexaco Corp., 5.70%,     1,203,245  418,520       1,150,930   2,772,695
                                                    12/1/2008
                                                 -----------------------------------
1,000,000   500,000        1,250,000  2,750,000     Conoco, Inc., 5.45%,            1,058,080  529,040       1,322,600   2,909,720
                                                    10/15/2006
                                                 ---------------------------------------------------------------------------------
                                                    Total                           3,255,515  1,444,655     2,473,530   7,173,700
                                                 ---------------------------------------------------------------------------------
Energy - Refining -- 0.4%
800,000     300,000        900,000    2,000,000     Valero Energy Corp.,            863,288    323,733       971,199     2,158,220
                                                    7.375%, 3/15/2006
                                                 ---------------------------------------------------------------------------------
Financial Institution - Banking --
2.5%
-           -              1,250,000  1,250,000     Citigroup Global Markets        -          -             1,324,925   1,324,925
                                                    Holdings, Inc., Note,
                                                    5.875%, 3/15/2006
                                                 -----------------------------------
-           500,000        1,000,000  1,500,000     Household Finance Corp.,        -          532,980       1,065,960   1,598,940
                                                    Note, 6.50%, 1/24/2006
                                                 -----------------------------------
450,000     -              450,000    900,000       Mellon Funding Corp.,           476,690    -             476,690     953,380
                                                    7.50%, 6/15/2005
                                                 -----------------------------------
1,000,000   400,000        1,000,000  2,400,000     PNC Funding Corp., 5.75%,       1,059,970  423,988       1,059,970   2,543,928
                                                    8/1/2006
                                                 -----------------------------------
                                                 -----------------------------------
-           400,000        -          400,000       U.S. Bancorp, Sr. Note,         -          420,976       -           420,976
                                                    5.10%, 7/15/2007
                                                 -----------------------------------
1,100,000   400,000        1,000,000  2,500,000     (4)Wachovia Bank N.A., Sr.      1,151,402  418,692       1,046,730   2,616,824
                                                    Note, 4.85%, 7/30/2007
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     Wells Fargo & Co., Sr.          1,065,150  532,575       1,065,150   2,662,875
                                                    Note, 7.25%, 8/24/2005
                                                 ---------------------------------------------------------------------------------
                                                    Total                           3,753,212  2,329,211     6,039,425  12,121,848
                                                 ---------------------------------------------------------------------------------
Financial Institution - Brokerage --
2.1%
1,000,000   750,000        1,000,000  2,750,000     Amvescap PLC, Sr. Note,         1,044,070  783,052       1,044,070   2,871,192
                                                    6.60%, 5/15/2005
                                                 -----------------------------------
                                                 -----------------------------------
-           400,000        -          400,000       Franklin Resources, Inc.,       -          395,692       -           395,692
                                                    3.70%, 4/15/2008
                                                 -----------------------------------
1,250,000   450,000        1,250,000  2,950,000     (2,3)Goldman Sachs Group        1,334,688  480,488       1,334,688   3,149,864
                                                    LP, 6.75%, 2/15/2006
                                                 -----------------------------------
-           -              1,200,000  1,200,000     (4)Merrill Lynch & Co.,         -          -             1,229,076   1,229,076
                                                    Inc., Note, 6.00%,
                                                    11/15/2004
                                                 -----------------------------------
1,000,000   400,000        1,000,000  2,400,000     Morgan Stanley, Unsub.,         1,066,010  426,404       1,066,010   2,558,424
                                                    6.10%, 4/15/2006
                                                 ---------------------------------------------------------------------------------
                                                    Total                           3,444,768  2,085,636     4,673,844  10,204,248
                                                 ---------------------------------------------------------------------------------
Financial Institution - Finance Noncaptive --
2.5%
$500,000    $400,000       $1,250,000 $2,150,000    American Express Co.,           $504,354   $403,484      $1,260,888  $2,168,726
                                                    3.75%, 11/20/2007
                                                 -----------------------------------
1,000,000   350,000        1,000,000  2,350,000     (4)Capital One Bank, Sr.        1,062,410  371,844       1,062,410   2,496,664
                                                    Note, 8.25%, 6/15/2005
                                                 -----------------------------------
1,500,000   500,000        1,500,000  3,500,000     General Electric Capital        1,578,600  526,200       1,578,600   3,683,400
                                                    Corp., 5.35%, 3/30/2006
                                                 -----------------------------------
                                                 -----------------------------------
750,000     250,000        -          1,000,000     HSB Capital I, Company          745,800    248,600       -           994,400
                                                    Guarantee, 2.03%, 7/15/2027
                                                 -----------------------------------
1,100,000   500,000        1,100,000  2,700,000     SLM Corp., 5.625%, 4/10/2007    1,170,785  532,175       1,170,785   2,873,745
                                                 ---------------------------------------------------------------------------------
                                                    Total                           5,061,949  2,082,303     5,072,683   12,216,935
                                                 ---------------------------------------------------------------------------------
Financial Institution - Insurance - Life -- 0.8%
500,000     -              500,000    1,000,000     AXA Financial, Inc., Note,      543,665    -             543,665     1,087,330
                                                    6.50%, 4/1/2008
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     (2,3)Metropolitan Life          1,064,090  532,045       1,064,090   2,660,225
                                                    Insurance Co., 7.00%,
                                                    11/1/2005
                                                 ---------------------------------------------------------------------------------
                                                    Total                           1,607,755  532,045       1,607,755   3,747,555
                                                 ---------------------------------------------------------------------------------
Financial Institution - Insurance - P&C -- 1.1%
1,100,000   500,000        1,100,000  2,700,000     (2,3)Allstate Financial         1,175,801  534,455       1,175,801   2,886,057
                                                    Global, Note, Series 144A,
                                                    7.125%, 9/26/2005
                                                 -----------------------------------
700,000     400,000        1,200,000  2,300,000     (4)Marsh & McLennan Cos.,       740,075    422,900       1,268,700   2,431,675
                                                    Inc., 5.375%, 3/15/2007
                                                 ---------------------------------------------------------------------------------
                                                    Total                           1,915,876  957,355       2,444,501   5,317,732
                                                 ---------------------------------------------------------------------------------
Financial Institution - REITs -- 1.4%
-           400,000        1,000,000  1,400,000     Archstone-Smith Trust,          -          382,820       957,050     1,339,870
                                                    3.00%, 6/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
-           -              1,500,000  1,500,000     EOP Operating LP, 6.50%,        -          -             1,509,735   1,509,735
                                                    6/15/2004
                                                 -----------------------------------
                                                 -----------------------------------
-           400,000        -          400,000       EOP Operating LP, 6.50%,        -          439,512       -           439,512
                                                    6/15/2004
                                                 -----------------------------------
1,250,000   500,000        1,250,000  3,000,000     Simon Property Group, Inc.,     1,352,375  540,950       1,352,375   3,245,700
                                                    6.375%, 11/15/2007
                                                 ---------------------------------------------------------------------------------
                                                    Total                           1,352,375  1,363,282     3,819,160   6,534,817
                                                 ---------------------------------------------------------------------------------
Foreign-Local-Govt -- 0.9%
1,000,000   500,000        1,000,000  2,500,000     Ontario, Province of,           993,050    496,525       993,050     2,482,625
                                                    2.35%, 6/30/2006
                                                 -----------------------------------
-           500,000        1,200,000  1,700,000     Quebec, Province of, 5.50%,     -          524,890       1,259,736   1,784,626
                                                    4/11/2006
                                                 ---------------------------------------------------------------------------------
                                                    Total                           993,050    1,021,415     2,252,786   4,267,251
                                                 ----------------------------------------------------------------------------------
Technology -- 2.5%
1,000,000   400,000        1,000,000  2,400,000     Computer Sciences Corp.,        1,064,740  425,896       1,064,740   2,555,376
                                                    7.50%, 8/8/2005
                                                 -----------------------------------
                                                 -----------------------------------
775,000     400,000        800,000    1,975,000     Dell Computer Corp., Sr.        849,439    438,420       876,840     2,164,699
                                                    Note, 6.55%, 4/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
-           500,000        1,250,000  1,750,000     First Data Corp., 3.375%,       -          491,485       1,228,713   1,720,198
                                                    8/1/2008
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   400,000        1,250,000  2,650,000     Fiserv, Inc., Note, 4.00%,      992,070    396,828       1,240,088   2,628,986
                                                    4/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
$ -         $350,000       $1,000,000 $1,350,000    Hewlett-Packard Co.,            $ -        $369,670      $1,056,200  $1,425,870
                                                    Unsecd. Note, 7.15%,
                                                    6/15/2005
                                                 -----------------------------------
-           500,000        1,000,000  1,500,000     IBM Corp., 4.125%, 6/30/2005    -          512,570       1,025,140   1,537,710
                                                 ---------------------------------------------------------------------------------
                                                    Total                           2,906,249  2,634,869     6,491,721   12,032,839
                                                 ---------------------------------------------------------------------------------
Transportation - Airlines -- 0.2%
-           -              750,000    750,000       Southwest Airlines Co.,         -          -             797,873     797,873
                                                    Pass Thru Cert., 6.126%,
                                                    11/1/2006
                                                 ---------------------------------------------------------------------------------
Transportation - Services -- 0.5%
-           435,000        1,000,000  1,435,000     (2,3)FedEx Corp., Unsecd.       -          426,065       979,460     1,405,525
                                                    Note, 2.65%, 4/1/2007
                                                 -----------------------------------
1,000,000   -              -          1,000,000     Hertz Corp., 4.70%,             1,006,780  -             -           1,006,780
                                                    10/2/2006
                                                 ---------------------------------------------------------------------------------
                                                    Total                           1,006,780  426,065       979,460     2,412,305
                                                 ---------------------------------------------------------------------------------
Utility-Electric -- 2.3%
500,000     500,000        1,000,000  2,000,000     Alabama Power Co., 2.65%,       501,100    501,100       1,002,200   2,004,400
                                                    2/15/2006
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   400,000        1,100,000  2,500,000     FPL Group, Inc., 3.25%,         1,012,460  404,984       1,113,706   2,531,150
                                                    4/11/2006
                                                 -----------------------------------
                                                 -----------------------------------
-           -              2,000,000  2,000,000     Ohio Power Co., 7.00%,          -          -             2,017,700   2,017,700
                                                    7/1/2004
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   500,000        1,000,000  2,500,000     PSEG Power LLC, 6.875%,         1,075,900  537,950       1,075,900   2,689,750
                                                    4/15/2006
                                                 -----------------------------------
600,000     400,000        1,000,000  2,000,000     Pacific Gas & Electric Co.,     582,756    388,504       971,260     1,942,520
                                                    Unsecd. Note, 3.60%,
                                                    3/1/2009
                                             -------------------------------------------------------------------------------------
                                               Total                           3,172,216  1,832,538     6,180,766   11,185,520
                                             -------------------------------------------------------------------------------------
                                             -------------------------------------------------------------------------------------
                                                 Total Corporate Bonds           56,660,928 33,471,926    78,682,768  168,815,622
                                                    (identified cost
                                                    $168,605,740)
                                             -------------------------------------------------------------------------------------
Government Agencies - 4.2%
Federal Home Loan Bank -- 0.6%
-           500,000        2,000,000  2,500,000     Federal Home Loan Bank                     540,025       2,160,100   2,700,125
                                                    System, Sr. Note, 5.80%,
                                                    9/2/2008
                                                 ---------------------------------------------------------------------------------
Federal Home Loan Mortgage Corporation -- 2.3%
4,000,000   1,000,000      6,000,000  11,000,000    (4)Federal Home Loan            3,992,320  998,080       5,988,480   10,978,880
                                                    Mortgage Corp., 2.375%,
                                                    4/15/2006
                                                 ---------------------------------------------------------------------------------
Federal National Mortgage Association -- 1.3%
3,000,000   -              3,000,000  6,000,000     Federal National Mortgage       3,178,350  -             3,178,350   6,356,700
                                                    Association, Note, 6.00%,
                                                    12/15/2005
                                                 ---------------------------------------------------------------------------------
                                                    Total Government Agencies       7,170,670  1,538,105     11,326,930  20,035,705
                                                    (identified cost
                                                    $19,862,705)
                                                 ---------------------------------------------------------------------------------
Mortgage Backed Securities - 0.6%
Federal National Mortgage Association -- 0.2%
-           457,361        -          457,361       FNMA, Pool 704530, 6.50%,       -          476,085       -           476,085
                                                    5/1/2033
                                                 -----------------------------------
-           498,645        -          498,645       FNMA, Pool 728568, 6.50%,       -          519,060       -           519,060
                                                    10/1/2033
                                                 --------------------------------------------------------------------------------
                                                    Total                           $ -        $995,145      $ -         $995,145
                                                 ---------------------------------------------------------------------------------
Government National Mortgage Association -- 0.4%
-           -              295,939    295,939       GNMA, Pool 354754, 7.50%,       -          -             319,336     319,336
                                                    2/15/2024
                                                 -----------------------------------
                                                 -----------------------------------
96,904      19,583         -          116,487       GNMA, Pool 423843, 8.50%,       106,474    21,517        -           127,991
                                                    8/15/2026
                                                 -----------------------------------
-           74,964         1,098,565  1,173,529     GNMA, Pool 780360, 11.00%,      -          84,803        1,242,752   1,327,555
                                                    9/15/2015
                                                 --------------------------------------------------------------------------------
                                                    Total                           106,474    106,320       1,562,088   1,774,882
                                                 ---------------------------------------------------------------------------------
                                                 ---------------------------------------------------------------------------------
                                                    Total Mortgage Backed           106,474    1,101,465     1,562,088   2,770,027
                                                    Securities (identified cost
                                                    $2,742,420)
                                                 ---------------------------------------------------------------------------------
U.S. Treasury - 11.2%
-           1,000,000      -          1,000,000     United States Treasury          -          993,590       -           993,590
                                                    Note, 2.00%, 5/15/2006
                                                 -----------------------------------
4,500,000   -              4,500,000  9,000,000     (4)United States Treasury       4,520,745  -             4,520,745   9,041,490
                                                    Note, 2.125%, 10/31/2004
                                                 -----------------------------------
                                                 -----------------------------------
-           3,000,000      -          3,000,000     United States Treasury          -          2,999,070     -           2,999,070
                                                    Note, 2.625%, 11/15/2006
                                                 -----------------------------------
-           2,000,000      -          2,000,000     United States Treasury          -          1,986,240     -           1,986,240
                                                    Note, 3.00%, 2/15/2008
                                                 -----------------------------------
4,500,000   -              3,000,000  7,500,000     (4)United States Treasury       4,538,655  -             3,025,770   7,564,425
                                                    Note, 3.25%, 8/15/2007
                                                 -----------------------------------
                                                 -----------------------------------
1,000,000   1,000,000      4,000,000  6,000,000     (4)United States Treasury       994,220    994,220       3,976,880   5,965,320
                                                    Note, 3.25%, 8/15/2008
                                                 -----------------------------------
3,000,000   -              -          3,000,000     (4)United States Treasury       3,063,750  -             -           3,063,750
                                                    Note, 3.50%, 11/15/2006
                                                 -----------------------------------
-           -              500,000    500,000       United States Treasury          -          -             543,515     543,515
                                                    Note, 5.625%, 5/15/2008
                                                 -----------------------------------
                                                 -----------------------------------
7,000,000   5,500,000      7,000,000  19,500,000    (4)United States Treasury       7,393,750  5,809,374     7,393,750   20,596,874
                                                    Note, 5.75%, 11/15/2005
                                                 -----------------------------------
-           -              935,000    935,000       (4)United States Treasury       -          -             1,036,242   1,036,242
                                                    Note, 6.625%, 5/15/2007
                                   -------------------------------------------------------------------------------------
                                         Total U.S. Treasury             20,511,120 12,782,494    20,496,902  53,790,516
                                         (identified cost
                                         $53,239,066)
                                    -------------------------------------------------------------------------------------

Mutual Funds -- 16.7% (5)
296,344     271,114        444,023    1,011,481     Federated Mortgage Core         $       $ 2,724,699   $ 4,462,431 $ 10,165,386
                                                    Portfolio                       2,978,256
                                                 -----------------------------------
                                                 -----------------------------------
1,243,656   788,000        -          2,031,656     High Yield Bond Portfolio       8,568,789  5,429,317     -          13,998,106
                                                 -----------------------------------
                                                 -----------------------------------
1,784,979   6,321,920      4,133,138  12,240,037    Prime Value Obligations         1,784,979  6,321,920    4,133,138   12,240,037
                                                    Fund, IS Shares
                                                 -----------------------------------
                                                 -----------------------------------
19,748,656  -              23,776,580 43,525,236    Prime Value Obligations         19,748,656 -            23,776,580  43,525,236
                                                    Fund, IS Shares (held as
                                                    collateral for securities
                                                    lending)
                                                 -----------------------------------
                                          ---------------------------------------------------------------------------------
                                             Total Mutual Funds              33,080,680 14,475,936    32,372,149  79,928,765
                                             (identified cost
                                             $80,676,086)
                                          -------------------------------------------------------------------------------------
                                          -----------------------------------
                                             Total Investments - 108.4%      185,999,829107,063,331   226,529,025 519,592,186
                                             (identified cost
                                             $527,079,992)
                                          -------------------------------------------------------------------------------------
                                          -------------------------------------------------------------------------------------
                                             Other Assets and                (18,781,229581,333       (22,061,667)( 40,261,564)
                                             Liabilities - (8.4)%
                                          -------------------------------------------------------------------------------------
                                          -------------------------------------------------------------------------------------
                                             Total Net Assets - 100%         $167,218,600 $ 107,644,664 $204,467,358 $479,330,622
                                          =====================================================================================


(1) Denotes variable rate and floating rate obligations for which the current rate is shown.
(2) Denotes a restricted security which is subject to restrictions on resale under federal securities laws. At April 30, 2004, these securities amounted to $41,724,864 which represents 8.7% of total net assets of the Pro Forma Combined. Included in these amounts are restricted securities which have been deemed liquid amounting to $21,632,215 and representing 4.5% of total net assets of the Pro Forma Combined.
(3) Denotes a restricted security that has been deemed liquid by the criteria approved by the Funds' Board of Trustees.
(4) Certain principal amounts are temporarily on loan to unaffiliated broker/dealers.
(5)  Affiliated companies.

The categories of investments are shown as a percentage of total net assets at April 30, 2004.

     The following acronyms are used throughout this portfolio:

ARM  --  Adjustable  Rate  Mortgage
FNMA  --  Federal  National   Mortgage Association
GNMA -- Government National Mortgage Association
IO -- Interest Only
REITS -- Real Estate Investment Trusts

                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
           Pro Forma Combining Statements of Assets and Liabilities
                          April 30, 2004 (Unaudited)




                                     Federated            Federated        Federated
                                      Limited              Limited         Short-Term         Pro Forma         Proforma
                                     Term Fund             Duration       Income Fund        Adjustment         Combined
                                                             Fund
                                    -------------        -------------    -------------     --------------    -------------
Assets:
-------------------------------
Investments in securities, at       $185,999,829  *      $107,063,331  *  $226,529,025  *         -           519,592,185
value
-------------------------------
Cash                                     -                    22             55,648               -              55,670
-------------------------------
Income receivable                    2,249,329             853,725         2,068,637              -            5,171,691
-------------------------------
Receivable for investments             37,321               14,854           37,732               -              89,907
sold
-------------------------------
Receivable for shares sold             39,620                 -              71,183               -             110,803
-------------------------------
Prepaid expense                          -                  2,323              -                  -              2,323
-------------------------------     -------------        -------------    -------------     --------------    -------------
 Total assets                       188,326,099          107,934,255      228,762,225             -           525,022,579
-------------------------------     -------------        -------------    -------------     --------------    -------------
Liabilities:
-------------------------------
Payable for shares redeemed           349,002                 -             307,068               -             656,070
-------------------------------
Payable on collateral due to         19,748,656               -            23,776,580                          43,525,236
broker
-------------------------------
Payable to bank                       389,166                 -                -                  -             389,166
-------------------------------
Income distribution payable           505,720              263,276          187,016                             956,012
-------------------------------
Payable for transfer and               38,215               21,910           8,062                -              68,187
dividend disbursing agent
fees and expenses
-------------------------------
Payable for                             503                   -              2,117                -              2,620
Directors'/Trustees fees
-------------------------------
Payable for distribution               30,216                756               -                  -              30,972
services fee
-------------------------------
Payable for sharholder                 35,039               3,649            4,150                -              42,838
services fee
-------------------------------
Accrued expenses                       10,982                 -              9,874                -              20,856
-------------------------------     -------------        -------------    -------------     --------------
                                                                                                              -------------
 Total liabilities                   21,107,499            289,591         24,294,867             -            45,691,957
-------------------------------     -------------        -------------    -------------     --------------    -------------
Net Assets                          $167,218,600         $107,644,664     $204,467,358           $-                $
                                                                                                              479,330,622
-------------------------------     -------------        -------------    -------------     --------------    -------------
Net Assets Consists of:
-------------------------------
Paid in capital                     $195,279,993         $115,912,341     $216,016,664           $-           527,208,998
-------------------------------
Net unrealized depreciation         (5,909,880)           (842,039)        (735,888)              -           (7,487,807)
of investments
-------------------------------

---------------------------------------------------------------------------------------------------------------------------
Accumulated net realized loss       (22,037,763)         (7,376,809)       (10,850,233)           -           (40,264,805)
on investments
-------------------------------
Undistributed (distributions         (113,750)             (48,829)          36,815               -            (125,764)
in excess of) net investment
income
-------------------------------     -------------        -------------     ------------     --------------
                                                                                                              -------------
 Total Net Assets                   $167,218,600         $107,644,664      $204,467,358          $-           $479,330,622
-------------------------------     -------------        -------------     ------------     --------------    -------------
Net Assets:
 Class A Shares                     $159,723,499              $-               $-                $-                $
                                                                                                              159,723,499
                                                                                            --------------
                                    -------------        -------------     ------------     --------------    -------------
 Class F Shares                      $7,495,101               $-               $-           $(7,495,101)  (a)      $-
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Shares                    $-              $ 92,367,412           $           $(92,367,412) (a)      $
                                                                           185,336,935                        185,336,935
                                    -------------        -------------     ------------     --------------    -------------
                                                                                            --------------    -------------
 Institutional Service Shares            $-              $ 15,277,252           $            $ 7,495,101  (a)  41,902,776
                                                                           19,130,423
                                                                                            --------------
                                    -------------        -------------     ------------     --------------    -------------
 Class Y Shares                          $-                   $-               $-           $ 92,367,412  (a)  92,367,412
-------------------------------     -------------        -------------     ------------     --------------    -------------
Shares Outstanding:
 Class A Shares                      17,867,986               -                 -              989,570    (a)  18,857,556
                                    -------------        -------------     ------------     --------------    -------------
 Class F Shares                       838,448                 -                 -             (838,448)   (a)      -
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Shares                    -                9,874,434        21,870,690        (9,874,434)  (a)  21,870,690
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Service Shares            -                1,633,279         2,257,294         1,055,301   (a)  4,945,874
                                    -------------        -------------     ------------     --------------    -------------
 Class Y Shares                          -                    -                 -            10,905,243   (a)  10,905,243
-------------------------------     -------------        -------------     ------------     --------------    -------------
Net Asset Value Per Share
 Class A Shares                        $8.94                  $-               $-                $-              $ 8.47
                                    -------------        -------------     ------------     --------------    -------------
 Class F Shares                        $8.94                  $-               $-                $-                $-
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Shares                    $-                 $ 9.35           $ 8.47              $-              $ 8.47
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Service Shares            $-                 $ 9.35           $ 8.47              $-              $ 8.47
                                    -------------        -------------     ------------     --------------    -------------
 Class Y Shares                          $-                   $-               $-                $-              $ 8.47
-------------------------------     -------------        -------------     ------------     --------------    -------------
Offering Price Per Share
 Class A Shares **                     $ 9.03      ***        $-               $-                $-              $8.56
                                    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Class F Shares                        $ 9.03      ***        $-               $-                $-                $-
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Shares                    $-                 $ 9.35           $ 8.47              $-              $8.47
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Service Shares            $-                 $ 9.35           $ 8.47              $-              $8.47
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Class Y Shares                          $-                   $-               $-                $-              $8.47
-------------------------------     -------------        -------------     ------------     --------------    -------------
Redemption Proceeds Per Share
 Class A Shares                        $ 8.94                 $-               $-                $-              $8.47
                                    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Class F Shares                        $ 8.85     ****        $-               $-                $-                $-
                                    -------------        -------------     ------------     --------------    -------------
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Shares                    $-                 $ 9.35           $ 8.47              $-              $8.47
                                    -------------        -------------     ------------     --------------    -------------
 Institutional Service Shares            $-                 $ 9.35           $ 8.47              $-              $8.47
                                    -------------        -------------     ------------     --------------    -------------
 Class Y Shares                          $-                   $-               $-                $-              $8.47
-------------------------------     -------------        -------------     ------------     --------------    -------------

Investments, at identified          $191,909,709         $107,905,370      $227,264,913          $-           $527,079,992
cost
-------------------------------     -------------        -------------     ------------     --------------    -------------
Investments in affiliated           $33,080,680          $14,475,936            $                $-           $79,928,765
issuers                                                                    32,372,149
-------------------------------     -------------        -------------     ------------     --------------    -------------

*      Including value of securities loaned of $39,830,414, $0 and
$23,000,875, respectively at April 30. 2004.
**    See "What Do Shares Cost?" in the Prospectus.
***  Computation of offering price per share 100/99.0 of net asset value.
****Computation of redemption proceeds per share  99/100 of net asset value.

(a) Adjustment to reflect share balance as a result of the combination.

(See Notes to Pro Forma Financial Statements)

                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
                 Pro Forma Combining Statements of Operations
                    Year Ended April 30, 2004 (Unaudited)



                                                              Federated         Federated
                                            Federated          Limited          Short-Term
                                             Limited          Duration            Income           Pro Forma          Pro Forma
                                            Term Fund           Fund               Fund            Adjustment          Combined
Investment Income:
Interest                                    $8,190,706  (1)  $5,091,580   (1)  $ 8,063,111   (1)       -             $21,345,397
Dividends (received from affiliated         1,375,547          652,549           486,818               -              2,514,914
issuers)
                                                                                                  -------------
                                           -------------     ------------      -------------                         -------------
     Total investment income                9,566,253         5,744,129         8,549,929                             23,860,311
Expenses:
Investment adviser fee                       877,279           394,325           960,233               -              2,231,837
Administrative personnel and services        189,112           172,582           185,721           (115,750)    (a)    431,665
fee
Custodian fees                                17,404           12,219             17,707            (27,623)    (b)     19,707
Transfer and dividend disbursing agent
  fees and expenses                          254,711           78,930            119,832           (136,641)    (c)    316,832
Directors'/Trustees' fees                     5,877             3,468             7,492             (9,345)     (d)     7,492
Auditing fees                                 19,364           24,540             12,387            (40,291)    (e)     16,000
Legal fees                                    6,956             8,026             6,170             (14,982)    (f)     6,170
Portfolio accounting fees                     88,556           63,805             82,472           (105,935)    (g)    128,898
Distribution services fee - Class A         1,053,086             -                 -                  -              1,053,086
Shares
Distribution services fee - Class F           13,054              -                 -               (13,054)    (h)       -
Shares
Distribution services fee -                     -              61,530             73,616            (41,078)    (i)     94,068
Institutional Service Shares
Shareholder services fee - Class A           526,543              -                 -                  -               526,543
Shares
Shareholder services fee - Class F            21,755              -                 -               (21,755)    (j)       -
Shares
Shareholder services fee -                      -              184,923           526,530           (184,923)    (k)    526,530
Institutional Shares
Shareholder services fee -                      -              61,530             73,616             21,634     (l)    156,780
Institutional Service Shares
Share registration costs                      64,419           52,204             56,969            (76,345)    (m)     97,247
Printing and postage                          54,333           26,287             29,246            (68,922)    (n)     40,944
Insurance premiums                             856              1,767             1,743             (2,623)     (o)     1,743
Taxes                                         19,251            8,151               -               (27,402)    (p)       -
Miscellaneous                                 3,903             1,301             5,764             (5,204)     (q)     5,764
                                           -------------     ------------      -------------      -------------      -------------
                                                                                                  -------------      -------------
   Total expenses                           3,216,459         1,155,588         2,159,498          (870,239)          5,661,306
                                           -------------     ------------      -------------      -------------      -------------

                                                                                                                      ------------
Waivers and Reimbursements --
   Waiver of investment adviser fee         (204,540)        (394,325)          (111,723)          (587,369)    (r)   (1,297,957)
   Waiver of administrative personnel        (23,247)         (16,905)           (4,091)             34,734     (s)     (9,509)
   and services fee
   Waiver of transfer and dividend           (1,272)          (2,129)            (11,655)            3,401      (t)    (11,655)
   disbursing agent fees and expenses
   Waiver of distribution services fee      (589,728)            -                  -               589,728     (u)        -
   - Class A Shares
   Waiver of distribution services fee       (2,611)             -                  -                2,611      (v)        -
   - Class F Shares
   Waiver of distribution services fee          -             (49,224)           (73,616)            91,484     (w)    (31,356)
   - Institutional Service Shares
   Waiver of shareholder services fee -         -                -                  -               (21,062)    (x)    (21,062)
   Class A Shares
   Waiver of shareholder services fee -         -            (184,923)          (526,530)           627,208     (y)    (84,245)
   Institutional Shares
   Reimbursement of other operating             -             (83,964)              -                83,964     (z)        -
   expenses
   Reimbursement of investment adviser       (2,365)           (421)             (1,928)               -                (4,714)
   fee
                                           -------------     -----------       -------------      -------------       ------------
Total Waivers and Reimbursements            (823,763)        (731,891)          (729,543)           824,699           (1,460,498)
                                           -------------     -----------       -------------      -------------       ------------
                                                                                                                      ------------
Net Expenses                                2,392,696         423,697           1,429,955           (45,540)           4,200,808
                                           -------------     -----------       -------------      -------------       ------------
                                                                                                                      ------------
   Net investment income                    $7,173,557       $5,320,432        $ 7,119,974          $45,540           $19,659,503
                                           -------------     -----------       -------------      -------------       ------------
Realized and Unrealized Loss on
Investments:
Net realized loss on investments           (4,370,818)       (4,091,098)       (3,526,408)             -              (11,988,324)
Net change in unrealized depreciation       1,745,025         610,421            694,839               -               3,050,285
of investments
                                           -------------     -----------       -------------      -------------       ------------
   Net realized and unrealized loss on     (2,625,793)       (3,480,677)       (2,831,569)             -              (8,938,039)
   investments
                                           -------------     -----------       -------------      -------------       ------------
                                                                                                  -------------
   Change in net assets resulting from      $4,547,764       $1,839,755        $ 4,288,405          $45,540           $10,721,464
   operations                             -------------     -----------       -------------      -------------       ------------


(1) Including income on securities loaned of $16,954, $315 and $10,455, respectively.
(See Legend to Pro Forma Adjustments on the following page)
(See Notes to Pro Forma Financial Statements)


                         Federated Limited Term Fund
                       Federated Limited Duration Fund
                       Federated Short-Term Income Fund
            Notes to Pro Forma Combining Statements of Operations
                    Year Ended April 30, 2004 (Unaudited)

(a) Federated Administrative Services ("FAS"), provides the Fund with certain administrative personnel and services necessary to operate the Fund. The fee paid to FAS is based on the level of average aggregate daily net assets of the Funds. FAS may voluntarily choose to waive the fee and can modify or terminate its voluntary waiver at its sole discretion.
(b) Adjustment to reflect the custodian fees reduction due to the combining of three portfolios into one.
(c) FServ through its subsidiary, Federated Shareholder Services Company, serves as transfer and dividend disbursing agent for the Funds. The fee paid to FServ is based on the number of share classes and accounts per fund and the level of average aggregate net assets of the Fund for the period. The adjustment is due to the combining of three portfolios into one.
(d) Adjustment to reflect the directors' fee reduction due to the combining of three portfolios into one.
(e) Adjustment to reflect the auditing fee reduction due to the combining of three portfolios into one.
(f) Adjustment to reflect the legal fee reduction due to the combining of three portfolios into one.
(g) The portfolio accounting fee is based on the level of average daily net assets of each Fund for the period, plus out-of-pocket expenses. The adjustment is due to the combining of three portfolios into one.
(h) Adjustment to reflect reduction of Class F Shares distribution services fee which is no longer applicable.
(i) Adjustment to reflect Institutional Service Shares distribution services fee after combination.
(j) Adjustment to reflect reduction of Class F Shares shareholder services fee which is no longer applicable.
(k) Adjustment to reflect Institutional Shares shareholder services fee after combination.
(l) Adjustment to reflect Institutional Service Shares shareholder services fee after combination.
(m) Adjustment to reflect the reduction Share registration costs due to the combining of three portfolios into one.
(n) Printing and postage expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.
(o) Insurance expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.
(p) Tax expenses are reduced because the Pennsylvania Franchise Tax is not applicable for the Short-Term Income Fund.
(q) Miscellaneous expenses are adjusted to reflect estimated savings to be realized by combining three portfolios into one.
(r) Adjustment to reflect waiver of investment adviser fee based on combined average daily net assets of all three funds.
(s) Adjustment to reflect waiver of administrative personnel and services fee reduction due to the combining of three portfolios into one.
(t) Adjustment to reflect reduction of waiver of transfer and dividend disbursing agent fees and expenses due to the combing of three portfolios into one.
(u) Adjustment to reflect Class A distribution services fee waiver after the combination.
(v) Adjustment to reflect reduction of waiver of distribution services fee which is no longer applicable.
(w) Adjustment to reflect waiver of Institutional Service Shares distribution services fee after the combination.
(x) Adjustment to reflect waiver of Class A Shares shareholder services fee after the combination.
(y) Adjustment to reflect waiver of Institutional Shares shareholder services fee after the combination.
(z) Adjustment to reflect the reduction of other operating expenses reimbursed by the adviser, which is no longer applicable.